EXHIBIT 10.13
OFFICE LEASE
between
BOLINGBROOK INVESTORS, LLC,
an Illinois limited liability company
Landlord
and
ULTA SALON, COSMETICS & FRAGRANCE, INC.,
a Delaware corporation
Tenant
Dated as of April 17, 2007

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EXHIBITS

A	Floor Plan of Building
A-1	Site Plan of Project
B	Workletter
C	Other Definitions
D	Rules and Regulations
E	Furniture Inventory List
F	Form of Lease Estoppel Certificate
G	Form of Memorandum Confirming Term
H	HVAC Specifications
I	Cleaning Specifications
J	Form of Subordination, Non-Disturbance and Attornment Agreement
K	Form of Landlord’s Waiver and Consent
L	Tenant Exterior Building Signage
M	Tenant Lobby Signage
N	Landlord’s Work

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OFFICE LEASE

DATED AS OF:	April 17, 2007

BETWEEN:	BOLINGBROOK INVESTORS, LLC
an Illinois limited liability company (“Landlord”)
(Address)	c/o BPG Properties, Ltd.
200 South Michigan Avenue, Suite 210
Chicago, Illinois 60604
AND:	ULTA SALON, COSMETICS & FRAGRANCE, INC.
a Delaware corporation (“Tenant”)
(Address)	Windham Lakes Business Park
1275 Windham Drive
Romeoville, IL 60446
Attn: Sr. Vice President of Real Estate
Tele. No.: (630) 226-0020
Taxpayer ID No.: 36-3685240
     Landlord and Tenant hereby covenant and agree as follows:
     1. CERTAIN PROVISIONS AND DEFINITIONS. The following provisions and definitions are an integral part of this Office Lease (herein, this “Lease”):
     (a) “Abatement”: Subject to Section 4(b), Base Rent and Additional Rent shall be abated with respect to the Phase I Premises (as defined below) for the first Lease Year of the Initial Term; Base Rent and Additional Rent shall be abated with respect to the Phase II Premises (as defined below) for the second Lease Year of the Initial Term; and Base Rent and Additional Rent shall be abated with respect to the Phase III Premises (as defined below) for the third Lease Year of the Initial Term.
     (b) “Base Rent”: The amounts payable with respect to the Premises for the time periods indicated, including application of the Abatement, as follows:

						Annual Base
	Annual Base	Annual Base	Annual Base			Rent Per
	Rent for	Rent for	Rent for			Square Foot
	Phase I	Phase II	Phase III		Total	of Rentable
Lease Year	Premises	Premises	Premises	Total Annual	Monthly	Area of the
Initial Term	(39,355 s.f.)	(24,806 s.f.)	(18,307 s.f.)	Base Rent	Base Rent	Premises
1	$0.00	$0.00	$0.00	$0.00	$0.00	$17.50
2	$708,390.00	$0.00	$0.00	$708,390.00	$59,032.50	$18.00
3	$728,067.50	$458,911.00	$0.00	$1,186,978.50	$98,914.88	$18.50
4	$747,745.00	$471,314.00	$347,833.00	$1,566,892.00	$130,574.33	$19.00
5	$767,422.50	$483,717.00	$356,986.50	$1,608,126.00	$134,010.50	$19.50
6	$787,100.00	$496,120.00	$366,140.00	$1,649,360.00	$137,446.67	$20.00

						Annual Base
	Annual Base	Annual Base	Annual Base			Rent Per
	Rent for	Rent for	Rent for			Square Foot
	Phase I	Phase II	Phase III		Total	of Rentable
Lease Year	Premises	Premises	Premises	Total Annual	Monthly	Area of the
Initial Term	(39,355 s.f.)	(24,806 s.f.)	(18,307 s.f.)	Base Rent	Base Rent	Premises
7	$806,777.50	$508,523.00	$375,293.50	$1,690,594.00	$140,882.83	$20.50
8	$826,455.00	$520,926.00	$384,447.00	$1,731,828.00	$144,319.00	$21.00
9	$846,132.50	$533,329.00	$393,600.50	$1,773,062.00	$147,755.17	$21.50
10	$865,810.00	$545,732.00	$402,754.00	$1,814,296.00	$151,191.33	$22.00
11	$885,487.50	$558,135.00	$411,907.50	$1,855,530.00	$154,627.50	$22.50
Renewal Terms. As determined pursuant to Section 30
     (c) “Base Year”: 2008
     (d) “Broker”: Colliers Bennett & Kahnweiler, Inc.
     (e) “Building”: The building located at 1000 Remington Boulevard, Bolingbrook, Illinois.
     (f) “Commencement Date”: The earlier to occur of (i) the date on which Tenant occupies the Premises for the operation of its business, and (ii) September 1, 2007, which Commencement Date and other matters shall then be confirmed by the parties by entering into a “Memorandum Confirming Term” in the form of Exhibit G attached to this Lease.
     (g) “Common Areas”: Those areas of the Building and Land intended for the common, non-exclusive use of Building tenants, including, without limitation, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas, and the following areas which are shown on the Floor Plan of Building attached as Exhibit A to this Lease: the Building cafeteria (the “Cafeteria”), the Building auditorium (the “Auditorium”) and the Building conference room (the “Conference Room”). The Common Areas also include a receiving dock area with a minimum of two truck berths (the “Receiving Dock”), to which Tenant shall at all times have access through a code compliant corridor.
     (h) “Expiration Date”: The date of the day immediately preceding the eleventh (11th) anniversary of the Commencement Date, unless this Lease and the Term is earlier terminated or renewed as provided in this Lease.
     (i) “Initial Term”: The period of eleven (11) Lease Years (the “Initial Term”), beginning on the Commencement Date, and ending on the Expiration Date, (the “Initial Term”) as provided in this lease.
     (j) “Land”: The parcel(s) of real estate on which the Building and the Project are located.
     (k) “Lease Year”: The first Lease Year shall commence on the Commencement Date and shall continue for a period of twelve (12) consecutive calendar months from and after the Commencement Date, except that if the Commencement Date shall be other than the first day of a calendar month, the first Lease Year shall expire at the close of business on the last day of the month in which occurs the first anniversary of

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the Commencement Date. Each Lease Year after the first Lease Year shall be a successive period of twelve (12) calendar months.
     (l) “Premises”: The area indicated on Exhibit A on the first and second floors of Section A of the Building, deemed, for purposes of this Lease, to consist of 82,468 square feet of Rentable Area, comprised of 39,355 square feet of Rentable Area on the first floor of the Building (the “Phase I Premises”; 24,806 square feet of Rentable Area (the “Phase II Premises”), comprised of 4,806 square feet of Rentable Area on the first floor of the Building (the “First Floor Conference Areas”) and 20,000 square feet of Rentable Area on the second floor of the Building; provided, however that the Phase II Premises shall not constitute a part of the Premises until the date of the first (1st) day of the second Lease Year (the “ Phase II Commencement Date”), and 18,307 square feet of Rentable Area on the second floor of the Building (the “Phase III Premises”); provided, however that the Phase III Premises shall not constitute a part of the Premises until the date of the first (1st) day of the third Lease Year (the “Phase III Commencement Date”).
     (m) “Project”: The Land and the Building, together with any other improvements located on the Land, all equipment, fixtures, machinery, systems, apparatus and personal property of Landlord located at or used in connection with the Land or the Building from time to time.
     (n) “Tenant Alterations”: Any alteration, improvements or additions (including decorations) to the Premises performed or to be performed by or on behalf of Tenant, including, without limitation, the Tenant’s Work.
     (o) “Tenant’s Proportionate Share”: The percentage determined as described in Exhibit C. Without limitation of the foregoing, as the date hereof, Tenant’s Proportionate Share is acknowledged, initially, to be 7.18%, to be increased to 11.71% as of the Phase II Commencement Date, and to be further increased to 15.05% as of the Phase III Commencement Date.
     (p) “Tenant’s Work”: Any work to be performed by or on behalf of Tenant to ready the Premises for initial occupancy by Tenant, as more particularly described in Section 7(b) hereof and in the Workletter.
     (q) “Term”: The initial Term and any renewal of the Initial Term specifically provided herein unless earlier terminated as provided in this Lease.
     (r) “Use”: Tenant shall have the right to use the Premises for any of the following purposes: (i) general office use; (ii) conference and meeting room use; (iii) the giving or receiving of any type of classes which are related to the operation of an Ulta retail store or Ulta’s general business operation or otherwise related to training for Ulta personnel, and which use for classes is in compliance with all Laws; (iv) the creation and/or display of a mock ULTA retail store, provided that such mock store is not visible from the Common Areas or the exterior of the Building; (v) the storage of any inventory or other product of Tenant not for sale to the public; and (vi) such other uses as may be

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     necessary or incidental to any of the foregoing (including, without limitation, a kitchenette, lunchroom and vending machines).
     (s) ”Workletter”: The Workletter attached hereto as Exhibit B.
     See Exhibit C and the Workletter for other definitions of terms used herein.
     2. GRANT AND ACCEPTANCE OF LEASE. Landlord hereby leases the Premises to Tenant, and Tenant hereby accepts and leases the Premises from Landlord to have and to hold during the Term, subject to the terms and conditions of this Lease, together with the non-exclusive right to use the Common Areas in accordance with the terms of this Lease. The Premises shall initially be comprised of the Phase I Premises. As of the Phase II Commencement Date, the Premises shall include the Phase I Premises and the Phase II Premises. As of the Phase III Commencement Date, the Premises shall include the Phase I Premises, the Phase II Premises and the Phase III Premises. Landlord represents that it is the fee owner of the Project.
     3. RENT. Base Rent, Additional Rent, Additional Rent Estimate and all other amounts becoming due from Tenant to Landlord hereunder (collectively “Rent”) shall be paid in lawful money of the United States to Landlord at the following address: Colliers Turley Martin Tucker, Attn: 1000 Remington, 4678 World Parkway Circle, St. Louis, MO 63134, or such other address as Landlord shall designate in writing to Tenant from time to time, without any demand and without any reduction, abatement, counterclaim, deduction or set-off whatsoever, except as expressly provided herein, at the times and in the manner hereinafter provided. Unpaid Rent shall bear interest at the Default Rate from the date due until paid; provided, however, that the first time in any 12 month period that Tenant fails to pay Rent when due, no interest shall be charged unless such failure continues for ten (10) days after written notice thereof from Landlord. The payment of Rent hereunder is independent of each and every other covenant and agreement contained in this lease. Rent shall be prorated for any partial months during the Term.
     4. BASE RENT.
          (a) Monthly Base Rent. Subject to the Abatement, Tenant shall pay Base Rent to Landlord in equal monthly installments (herein called “Monthly Base Rent”) as set forth in Section 1(b), in advance on the Commencement Date, and on or before the first day of each and every calendar month during the Term.
          (b) Rent Abatement. Notwithstanding anything herein to the contrary, Monthly Base Rent and Tenant’s obligation to pay the Tax Adjustment (as hereinafter defined) and the Expense Adjustment (as hereinafter defined) shall abate with respect to the Phase I Premises for the first Lease Year of the Initial Term, shall abate with respect to the Phase II Premises for the first twelve (12) months of the demise of the Phase II Premises beginning on the Phase II Commencement Date, and shall abate with respect to the Phase III for the first twelve (12) months of the demise of the Phase III Premises beginning on the Phase III Commencement Date (the “Abatement Period”) (each full or partial month within the Abatement Period, as applicable, an “Abatement Month”, and all of such full or partial months, the “Abatement Months”); provided, however, (i) Tenant shall remain responsible for all other obligations of

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Tenant hereunder during each of the aforedescribed Abatement Months; (ii) such abatement shall not apply for any Abatement Month during which Tenant, at any time, is in default under this Lease beyond any applicable cure period; and (iii) Tenant shall be responsible for the cost of all electricity consumed in the Premises during the Abatement Period in accordance with Section 8(b).
     5. ADDITIONAL RENT. In addition to paying the Base Rent (but subject to the Abatement), Tenant shall also pay as additional rent the amounts (collectively “Additional Rent”) determined to be Tax Adjustment and Expense Adjustment in accordance with this Section 5:
     (a) Computation of Additional Rent. Subject to the Abatement, Tenant shall pay as Additional Rent for each Calculation Year (as defined in Exhibit C) the following amounts:
     (i) Tenant’s Proportionate Share of the amount by which the Taxes (as defined in Exhibit C) for such Calculation Year exceed the Taxes for the Base Year (the “Tax Adjustment”); plus
     (ii) Tenant’s Proportionate Share of the amount by which Expenses (as defined in Exhibit C) for such Calculation Year exceed the Expenses for the Base Year (the “Expense Adjustment”).
Notwithstanding anything to the contrary contained in this Lease, in calculating the Expense Adjustment for any Calculation Year, the “Controllable Expenses” component of Expenses for said Calculation Year shall not exceed the “Controllable Expenses” component of Expenses for the Base Year by more than five percent (5%), on a cumulative, compounded basis. As used herein, “Controllable Expenses” means Expenses other than the costs of insurance, costs of utilities, union wages and benefits, management fees and any other Expenses which are outside the reasonable control of Landlord.
     (b) Payments of Additional Rent; Additional Rent Estimate; Projections. Beginning on January 1, 2009, and throughout the Term thereafter, and subject to the Abatement, Tenant shall pay Additional Rent to Landlord in the manner hereinafter provided. The aggregate of payments required to be made by Tenant on account of Additional Rent for any Calculation Year until actual Additional Rent is determined is herein called “Additional Rent Estimate”.
     (i) Landlord may, at any time and from time to time prior to the first Calculation Date and during the Term, deliver to Tenant a written notice or notices (“Projection Notice”) setting forth:
     (A) Landlord’s reasonable estimates, forecasts or projections (collectively, the “Projections”) of any or all of Taxes and Expenses for such Calculation Year, and
     (B) Tenant’s Additional Rent Estimate (setting forth the Expense Adjustment component and Tax Adjustment component

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separately) based upon the Projections, being the Tenant’s Proportionate Share of the Projections.
     (ii) On or before the first (1st) day of the next calendar month which is at least thirty (30) days after Landlord’s service of a Projection Notice, and on or before the first day of each month thereafter, Tenant shall pay to Landlord one-twelfth (1/12) of the Additional Rent Estimate shown in the Projection Notice. On or before the first (1st) day of the next calendar month which is at least thirty (30) days after Landlord’s service of a Projection Notice, to bring Tenant’s payments of Additional Rent Estimate current, Tenant shall also pay Landlord the amount set forth in the Projection Notice, which shall equal the Additional Rent Estimate shown in the Projection Notice less (A) any previous payments on account of Additional Rent Estimate made for such Calculation Year, and (B) total monthly installments on account of Additional Rent Estimate not yet due and payable for the remainder of such Calculation Year. Until such time as Landlord furnishes a Projection Notice for a Calculation Year, Tenant shall pay to Landlord a monthly installment of Additional Rent Estimate on the first day of each month equal to the latest monthly installment of Additional Rent Estimate.
     (c) Readjustments.
     (i) Following the end of each Calculation Year and after Landlord shall have determined the amount of Expenses to be used in calculating the Expense Adjustment for such Calculation Year, Landlord shall deliver to Tenant a statement in reasonable detail setting forth the Expenses for the applicable Calculation Year and the calculation of Tenant’s Expense Adjustment for such Calculation Year (“Landlord’s Expense Statement”). Landlord shall endeavor to deliver Landlord’s Expense Statement by May 1 of each year. Landlord’s Expense Statement shall also set forth the Expenses for the Base Year. If the actual Expense Adjustment owed for such Calculation Year exceeds the Expense Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year, then Tenant shall, within thirty (30) days after receipt of Landlord’s Expense Statement, pay to Landlord an amount equal to the excess of the actual Expense Adjustment over the Expense Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year. If the Expense Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year exceeds the Expense Adjustment owed for such Calculation Year, then, provided that Tenant is not then in Default under this Lease, Landlord shall credit such excess to Additional Rent next coming due and payable after the date of Landlord’s Expense Statement, until such excess has been exhausted (provided further, that if Tenant is then in Default, then Landlord may first offset such excess against any rental or other damages due and owing from Tenant resulting from any such existing Default of Tenant under this Lease). If this Lease shall expire or be terminated prior to full application of such excess, Landlord shall pay to Tenant, within thirty (30) days after expiration or termination of this Lease (or, with respect to any such excess attributable to the Calculation Year in which this Lease terminates or expires, then within thirty (30)

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days after delivery of the Landlord’s Expense Statement applicable thereto), the balance thereof not theretofore applied against Additional Rent and not reasonably required for payment of Rent for the Calculation Year in which the Lease expires, subject to Tenant’s obligations under Section 5(e) hereof, provided Tenant is not then in Default under this Lease (and if Tenant is then in Default, then Landlord may first offset such excess against any rental or other damages due and owing from Tenant resulting from any such existing default of Tenant under this Lease).
     (ii) Following the end of each Calculation Year and after Landlord shall have determined the actual amount of Taxes to be used in calculating the Tax Adjustment for such Calculation Year, Landlord shall deliver to Tenant a statement in reasonable detail (including copies of relevant tax bills) setting forth the Taxes for the applicable Calculation Year and the calculation of Tenant’s Tax Adjustment for such Calculation Year (“Landlord’s Tax Statement”). Landlord’s Tax Statement shall also set forth the Taxes for the Base Year. If the actual Tax Adjustment owed for such Calculation Year exceeds the Tax Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year, then Tenant shall, within thirty (30) days after the date of Landlord’s Tax Statement, pay to Landlord an amount equal to the excess of the actual Tax Adjustment over the Tax Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year. If the Tax Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year exceeds the Tax Adjustment owed for such Calculation Year, then, provided that Tenant is not then in Default under this Lease, Landlord shall immediately credit such excess to Additional Rent next coming due and payable after the date of Landlord’s Tax Statement, until such excess has been exhausted (provided further, that if Tenant is then in Default, then Landlord may first offset such excess against any rental or other damages due and owing from Tenant resulting from any such existing Default of Tenant under this Lease). If this Lease shall expire or be terminated prior to full application of such excess, Landlord shall pay to Tenant, within thirty (30) days after expiration or termination of this Lease (or, with respect to any such excess attributable to the Calculation Year in which this Lease terminates or expires, then within thirty (30) days after delivery of the Landlord’s Tax Statement applicable thereto), the balance thereof not theretofore applied against Rent and not reasonably required for payment of Rent for the Calculation Year in which the Lease expires, subject to Tenant’s obligations under Section 5(e) hereof, provided Tenant is not then in Default under this Lease (and if Tenant is then in Default, then Landlord may first offset such excess against any rental or other damages due and owing from Tenant resulting from any such existing Default of Tenant under this Lease).
     (d) Books and Records. Landlord shall maintain books and records showing Taxes and Expenses actually incurred by Landlord in accordance with sound accounting and management practices (subject to adjustments thereto expressly contemplated by this lease, such as in the case of a so-called gross-up in variable Expenses under Section 11(b) of Exhibit C hereto, and subject to other modifications thereto adopted by Landlord at

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the Building). Landlord shall maintain such books and records as to a given Calculation Year for at least two calendar years after said Calculation Year. Tenant and its representative (which representative shall be an independent third party public accountant licensed to do business in the State of Illinois and reasonably acceptable to Landlord) shall have the right, at Tenant’s expense, to audit and/or otherwise examine such books and records relative to Taxes and Expenses upon reasonable prior notice and during normal business hours, at an office located within the continental United States, at any time within one hundred eighty (180) days following Tenant’s receipt of Landlord’s Expense Statement (as it relates to an examination of Expenses) or Landlord’s Tax Statement (as it relates to an examination of Taxes) provided for in Section 5(c). Unless Tenant shall take written exception to any item of Taxes or Expenses, specifying in detail the reasons for such exception as to a particular item within one hundred eighty (180) days after Tenant’s receipt of Landlord’s Expense Statement or Landlord’s Tax Statement (as the case may be), Landlord’s Expense Statement and Landlord’s Tax Statement, as applicable, shall be considered as final and accepted by Tenant. If and to the extent that Tenant engages a representative (as described above in this Section 5(d)) to audit and/or inspect Landlord’s records pursuant to this Section 5(d), then prior to such audit and/or inspection Tenant shall cause such representative to execute and deliver to Landlord a commercially reasonable form of confidentiality agreement relative to maintaining the confidentiality of all information obtained in the course of any such audit and/or inspection. Tenant shall not retain its representatives on a contingent fee basis. All information received and/or reviewed by Tenant or any representative retained by Tenant to conduct such review is confidential information of Landlord and will not be disclosed by Tenant (or its agents or auditors) to any third parties, including other tenants in the Building, and Tenant shall require its agents, attorneys and accountants to enter into a confidentiality agreement with Landlord agreeing to the aforesaid confidentiality requirements. Notwithstanding anything to the contrary contained herein, Tenant may disclose confidential information as required by deposition, interrogatory, request for documents, subpoena or similar legal process or as otherwise required to pursue or defend against any claims or legal proceedings. Any breach by Tenant of such confidentiality requirements shall constitute a Default by Tenant under this lease and shall immediately afford Landlord all rights and remedies described in Section 19 hereof; provided, however, that if no material damage or loss has been, or is likely to be, suffered by Landlord as a result of such breach by Tenant, and if the breach in question could be remedied by Tenant so as to avoid any such material damage or loss, then such breach shall not constitute a Default and Landlord shall give Tenant written notice of such breach and a reasonable period of time under the circumstances to cure such default before such breach is deemed a Default.
               In the event any such audit conducted by Tenant’s representatives (herein, a “Tenant Audit”) determines that either (1) Landlord’s Expense Statement overstated Tenant’s Additional Rent attributable to such items from the actual amount so required hereunder for any Calculation Year by an amount in excess of four percent (4%), or (2) Landlord’s Tax Statement overstated Tenant’s Additional Rent attributable to such items from the actual amount so required hereunder for any Calculation Year by an amount in excess of four percent (4%), then Landlord shall be responsible for the payment of all reasonable out-of-pocket audit fees incurred by Tenant under this Section 5(d) relative to the audit of such Landlord’s Expense Statement or

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Landlord’s Tax Statement (as the case may be), which payment shall be due within thirty (30) days after Tenant’s demand therefor. In the event any such Tenant Audit does not result in such a determination or final resolution that Landlord’s Expense Statement or Landlord’s Tax Statement, as the case may be, overstated Tenant’s Additional Rent attributable to such items for such Calculation Year by more than four percent (4%), then Tenant shall be responsible for all fees incurred by Tenant in connection with the Tenant Audit. Notwithstanding any exception made by Tenant and/or its representatives, Tenant shall pay Landlord the full amount of its Additional Rent Estimate and its Additional Rent as determined by Landlord, subject to readjustment at such time as any such exception may be resolved in favor of Tenant (i.e., either through mutual agreement of the parties, or based on a final court order in Tenant’s favor).
     (e) Proration and Survival. With respect to any Calculation Year which does not fall entirely within the Term, Tenant shall be obligated to pay as Additional Rent for such Calculation Year only a pro rata share of Additional Rent as hereinabove determined, based upon the number of days of the Term falling within the Calculation Year. Following expiration or termination of this lease, Tenant shall pay any Additional Rent due to Landlord pursuant to and in accordance with Section 5(c) within thirty (30) days after Tenant’s receipt of Landlord’s Expense Statement or Landlord’s Tax Statement (as the case may be). Without limiting other obligations of Landlord or Tenant which survive the expiration or termination of this Lease, the obligations of Landlord or Tenant (as the case may be) to pay or rebate Additional Rent as provided for in this Section 5 shall survive the expiration or earlier termination of this Lease. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or pay to Tenant by reason of this Section 5, unless Landlord does not pay amounts which are required to be paid to Tenant under this Section 5 (i.e., as opposed to being credited against Rent) as and when due hereunder, which failure continues for thirty (30) days after Tenant’s demand therefor, in which case such amounts so due Tenant shall, from and after such 30-day period and through the date of payment thereof to Tenant, accrue interest at the annual Default Rate hereunder.
     (f) No Decrease in Base Rent. In no event shall any adjustment of Additional Rent result in a decrease of the Base Rent payable hereunder.
     (g) No Representation or Warranty. Tenant acknowledges that neither Landlord, nor any of its respective agents or employees, has made or does hereby make any representation or warranty whatsoever to Tenant as to the amount of Taxes, Expenses, Tax Adjustment or Expense Adjustment or any component thereof which may become payable during the Term.
     6. USE OF PREMISES.
          (a) Use. Tenant shall use and occupy the Premises as set forth in Section 1(q) hereof only and for no other use or purpose. Tenant shall comply with all rules and regulations described in Exhibit D attached hereto, and with all reasonable modifications and additions thereto made and adopted by Landlord from time to time for the Building as described in Section 12. The following shall apply to Landlord’s rules and regulations described in Exhibit D and any other rules, regulations, directives, controls, procedures, measures, orders or other

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requirements promulgated by Landlord and governing the Project and which are described in any other provision of this Lease and the Exhibits attached to this Lease, including the Workletter (all of the foregoing, including any modifications and additions thereto, “Rules and Regulations”): (i) Landlord shall not discriminate against Tenant in the enforcement of Rules and Regulations, (ii) the Rules and Regulations shall not be enforceable against Tenant until Tenant has been given reasonable prior written notice of such Rules and Regulations; and (iii) the Rules and Regulations shall not materially and adversely affect Tenant’s rights under this Lease.
               (b) Compliance with Requirements. Tenant shall comply with all applicable Laws (hereinafter defined) now or hereafter in force, and with all applicable insurance underwriters regulations and other requirements, respecting all matters of occupancy, condition or maintenance of the Premises, whether any of the foregoing shall be directed to Tenant or Landlord and whether imposed on the owner or occupant of the Premises. Notwithstanding the foregoing, Tenant shall have no obligation to perform any alterations to the Premises required by applicable Laws unless such requirement is triggered by Tenant’s particular use of the Premises or the particular nature of Tenant’s business operation as distinguished from general office use. Tenant shall not make or permit any use of the Premises or the Building, or do or permit to be done anything in or upon the Premises or the Building, or bring or keep anything in the Premises or the Building, which directly or indirectly is forbidden by any of the foregoing or which may be dangerous to persons or property, or which may invalidate or increase the rate of insurance on the Building (and Landlord shall give Tenant notice if Landlord becomes aware of any use within the Premises which may invalidate or increase the rate of insurance), its appurtenances, contents or operations, or which would tend to create or continue a nuisance or which is contrary to or prohibited by the terms and conditions of this lease. Landlord shall comply with all applicable Laws and insurance regulations and requirements pertaining to its ownership and operation of the Project.
     7. DELIVERY OF POSSESSION; TENANT IMPROVEMENTS.
          (a) Delivery of Possession. Landlord shall use good faith efforts to deliver possession of the Premises to Tenant promptly following the full execution of this Lease and Tenant’s delivery of any security deposit required under this Lease for Tenant to commence and proceed with the Tenant’s Work (as defined in Section 7(b) below) therein. If Landlord shall be unable, due to a fire or other casualty, or for any other reason beyond Landlord’s reasonable control, to deliver possession of the Premises to Tenant at such time, Landlord shall not be liable or responsible for any claims, damages, or liabilities in connection therewith or by reason thereof, and such failure shall not affect the validity of this lease or otherwise affect the obligations of Tenant hereunder or the expiration date of the Initial Term hereof; provided, however, in such event, Landlord shall continue to use commercially reasonable efforts to deliver possession of the Premises as soon thereafter as reasonably practicable. Tenant’s use and occupancy of the Premises, and any work performed by or on behalf of Tenant prior to the Commencement Date, shall be subject to, and in compliance with, all the terms and conditions of this lease, except the obligation to pay Base Rent, Tax Adjustment and the Expense Adjustment.
          (b) Tenant’s Work. Tenant shall, at its sole cost and expense (subject to application of the “Allowance”, as described in the Workletter), perform such work as may be necessary or desired by Tenant to improve the Premises for initial occupancy, all subject to and

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in accordance with the provisions of this lease, including, without limitation, the provisions of the Workletter attached hereto as Exhibit B. All work referred to in this subparagraph, which work is constructed on or before the one (1) year anniversary of the Commencement Date as to the Phase I Premises, the one (1) year anniversary of the Phase II Commencement Date as to the Phase II Premises, and the one (1) year anniversary of the Phase III Commencement Date as to the Phase III Premises (or which work is identified by Tenant, in the Plans submitted from time to time under the Workletter, as being part of such Tenant’s Work, but which items are not completed as of such one (1) year anniversaries, respectively, for reasons outside of Tenant’s reasonable control, and are instead completed as soon thereafter as reasonably practicable), is hereinafter collectively referred to herein (and in the Workletter) as “Tenant’s Work”. Tenant’s Work shall be performed only in accordance with the terms and conditions hereof, including the terms and conditions set forth in the Workletter.
          (c) Memorandum Confirming Term. Within ten (10) business days following Landlord’s request therefor, which request shall be made by notice to Tenant given at any time following Landlord’s determination of the actual “Commencement Date” hereunder, Landlord and Tenant shall enter into a “Memorandum Confirming Term” in the form of Exhibit G attached hereto.
     8. SERVICES.
          (a) General Description of Services. So long as this lease is in full force and effect and Tenant is not in Default, Landlord shall furnish the following services (the cost of which may be included in Expenses):
          (i) Air conditioning and heat consistent with the specifications and levels set forth in Exhibit H attached hereto, Monday through Friday from 8:00 A.M. to 6:00 P.M. and Saturdays from 8:00 A.M. to 1:00 P.M., Sundays and Holidays excepted. The aforementioned specifications and levels of heating and air conditioning are based upon an occupancy density of not more than one person per one hundred square feet of floor area, and subject to adjustments pursuant to mandatory and voluntary compliance by Landlord with Laws and guidelines relating to energy use.
          (ii) Domestic water in common with other tenants for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord within the core of the Building, and cold water to the core on the floor where the Premises is located for use by Tenant in any internal kitchen areas at the Premises, and warm water in common with other tenants for lavatory purposes from the same regular Building supply and fixtures.
          (iii) Janitor and cleaning service in and about the Premises and the Lobby and interior Common Areas within the Building as set forth in Exhibit I attached hereto, five (5) days a week, except weekends and Holidays. Tenant shall not provide or use any other janitor or cleaning service; provided, however, that Tenant shall have the right, at Tenant’s sole cost and expense, to contract directly with Landlord’s janitor or cleaning service for additional cleaning services within the Premises.

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          (iv) Landlord shall initially cause to be provided an automobile patrol security service for the Building during evening hours. Landlord shall at all times provide manned security for the Project.
          (v) Landlord agrees that, within approximately ninety (90) days following the Commencement Date, the exterior doors of the Building and, at Landlord’s option, the entrance ways to other Common Areas, shall be equipped with a card key access system for Tenant’s use, subject to the Rules and Regulations set forth on Exhibit D attached hereto. The system is a GE secure perfect/Interlogix program and uses GE multi-card readers. Landlord makes no representations or warranties (and hereby expressly disclaims any representations and warranties, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTY OF MERCHANTABILITY) regarding the suitability of any key card access system for Tenant’s particular purposes. In no event shall Landlord be responsible or liable to Tenant or its employees for any unauthorized entry upon the Premises or for any failure of the access system to prevent such entry. Until such card key access system has been installed and available to Tenant, Tenant shall be provided with keys for access to and from the Building and the Premises. Tenant may, at its option, install a card key access system to the Premises which is compatible with the Building system. If such system is not compatible with the Building system, Tenant shall provide Landlord with a hard key override to Tenant’s system, at Tenant’s cost.
          (vi) Landlord shall cause the Building parking areas to be illuminated from dusk to dawn on a daily basis. Landlord shall cause the interior Common Areas to be illuminated in accordance with all applicable Laws.
          (vii) Landlord shall have no obligation to maintain the plants in the atrium within the Premises. Tenant may, at its election, maintain said plants at its own cost or remove said plants.
          (b) Electricity. Except as hereinafter provided, electricity shall not be furnished by Landlord, but shall be furnished by the electric utility company serving the area. Tenant shall receive such service direct from such utility company at Tenant’s cost, and shall permit Landlord’s wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes. Unless the cost of electricity consumed in the Premises is at any time separately metered as hereinbelow provided, Tenant shall pay to Landlord an annual amount for the cost of Tenant’s consumption of electricity for overhead lighting and outlets. Such amount shall initially equal $1.00 per square foot of the Rentable Area of the Premises, and shall be paid in equal monthly installments on the first day of each month during the Term (so long as the Premises are not separately metered for electricity). Landlord shall have the right from time to time to increase such annual amount (and the monthly installments) to reflect increases in Landlord’s cost of electricity from and after the date of this lease. Notwithstanding anything contained in this Section 8(b) to the contrary, at Landlord’s sole discretion, Landlord, at Landlord’s cost, may install an electrical submeter in the Premises, and, in such event, Tenant shall make all necessary arrangements with the utility company for paying for electric current furnished by it to Tenant, and Tenant shall pay for all charges for electric current consumed on

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the Premises during Tenant’s occupancy thereof. Tenant shall make no alterations or additions to the electric equipment or systems in the Premises or the Building without the prior written consent of Landlord in each instance. Tenant shall not install in the Premises any equipment which requires electrical current of more than 6 watts per square foot of Rentable Area in the Premises, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can be accommodated or permitted in the Premises, taking into account the capacity of the electric feeders, risers, conduits, wiring and other facilities and equipment, the Building and Premises and the needs of other tenants (both present and future) of the Building, and Tenant shall not in any event connect a greater load than such safe capacity. Tenant also agrees to purchase from Landlord or its agents, as Landlord shall direct, at competitive, market rate prices, all lamps, bulbs, ballasts and starters used in the Premises during the Term. Landlord shall replace, as necessary, all lamps, ballasts, bulbs and starters in the Lobby, Receiving Docks and other Common Areas. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installed thereon. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant have agreed that Landlord shall separately meter the Premises for electrical use and Landlord and Tenant shall share the cost of installing such separate metering, 50%-50%, provided, however, that Tenant’s maximum obligation for its share of such cost shall be $37,500.00. Landlord shall complete such separate metering by September 1, 2007. Tenant shall then pay to Landlord, as and when Landlord receives the monthly electrical bills for the Building, the billed, separately metered charge for Tenant’s electrical use. Notwithstanding anything to the contrary contained herein, Tenant shall have the right (but in no event shall Tenant be obligated) to install, operate and maintain, at Tenant’s sole cost and expense, one or two generators in a location within the Project mutually agreeable to Landlord and Tenant. The method of installation, and plans for such installation, shall be subject to the prior written approval of Landlord, not to be unreasonably withheld.
               (c) Telecommunications. Telephone and telecommunications services shall not be furnished by Landlord. Landlord shall have exclusive access to the Building telephone riser cable and all other telephone or communications cables or wiring, junction boxes, wire conduits and associated facilities and equipment serving the Premises and other premises in the Building, to the point of connection to Tenant’s communications equipment and all telephone and communications closets in the Building; provided, however, that upon reasonable prior notice thereof to Landlord, Landlord shall provide such reasonable access to such cables or other equipment or facilities as may be necessary for Tenant to complete its Tenant’s Work or to repair or maintain Tenant’s telephone or telecommunications services. All telephone and other telecommunications connections which Tenant may desire shall be first approved by Landlord in writing (which approval shall not be unreasonably withheld), before the same are installed, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord (which approval shall not be unreasonably withheld) and shall be subject to the direction of Landlord; provided, however, that Landlord hereby consents to Tenant’s performance of such telephone and telecommunications work that shall form a part of Tenant’s Work, subject to Tenant’s compliance with Exhibit B, and provided, further, that Tenant may perform ordinary repair and maintenance of its telephone and telecommunications systems within the interior of the Premises without Landlord’s prior consent. Tenant reserves the right to designate the entity or entities providing telephone or other communication cable installation, operation, repair and maintenance for the Premises subject to obtaining Landlord’s prior consent

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thereto (which consent shall not be unreasonably withheld, conditioned or delayed so long as the Tenant’s use of such service provider would not, in Landlord’s reasonable judgment, adversely affect operations at the Building or otherwise result in any increase in Landlord’s costs or expenses); provided that Landlord shall have the right to impose reasonable controls and to reasonably restrict and control access to telephone cabinets and risers at the Building and to require all such access to be coordinated with the Building’s riser manager. Tenant agrees to abide by any and all rules and regulations established by Landlord from time to time relative to telephone riser management at the Building (provided that Landlord shall not discriminate in its enforcement of such rules and regulations as and to the extent provided in Section 12 below). Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone or other telecommunications cables and related wiring in the Premises or Building, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises or Building and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Expenses for the Building all installation, hook-up or maintenance costs incurred by Landlord in connection with telephone or other telecommunications cables and related wiring in the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone or other telecommunications cables and related wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone or other telecommunications cables or related wiring in the Building, Landlord or any vendor hired by Landlord may, upon reasonable prior notice, enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord’s costs in connection therewith and Landlord shall have no liability to Tenant by reason thereof). Upon the Expiration Date or earlier termination of this lease or Tenant’s right to possession of the Premises, Tenant agrees, to the extent required by Laws, to remove all telephone and other telecommunications, cables and related wiring installed by Tenant. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant’s employees, agents customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone or other telecommunications service to the Premises and the Building (except due to the intentional, bad faith conduct of Landlord or its agents or employees), provided that the foregoing is subject, in any event, to the terms of Section 16(f) below). Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right (but in no event shall Tenant be obligated) to install, operate and maintain, at Tenant’s sole cost and expense, a telco room (the “Telco Room”) within the Premises, for Tenant’s exclusive use, which Telco Room shall contain Tenant’s telephone and network communications equipment. Tenant shall install such Telco Room in a location mutually agreed upon by Landlord and Tenant. The installation of the Telco Room shall be included in the Plans for the Tenant’s Work pursuant to the Workletter and subject to Landlord’s prior written approval, not to be unreasonably withheld. Landlord shall have reasonable access to the Telco Room upon reasonable prior written or oral notice thereof to Tenant.
               (d) Extra or Additional Services. Tenant may request Landlord to provide services which are extra or additional services to those described in Section 8(a), by delivery to Landlord of an advance written request therefor. If Landlord shall agree to so provide any such

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services which are extra or in addition to those services described in Section 8(a), Landlord shall notify Tenant thereof and provide Tenant with a rate quote for such additional service. If Tenant notifies Landlord in writing of its agreement with such rate quote, then Landlord shall provide such service to Tenant and Tenant shall pay for such service in the amount of the rate quote. If Tenant does not promptly notify Landlord of Tenant’s agreement with such rate quote, Landlord shall have no obligation to provide the requested additional service. All charges for any such extra or additional services so provided by Landlord shall be deemed to be additional Rent hereunder and shall be due and payable within thirty (30) days after Tenant receives Landlord’s bill therefor, or in installments as may be designated by Landlord to Tenant in writing. If Tenant fails to pay when due Landlord’s proper charges for any such extra or additional services, Landlord shall have the right, in addition to all other rights and remedies available to Landlord, to discontinue furnishing any such extra or additional services for which Tenant has failed to pay. Notwithstanding anything to the contrary herein or in this Section 8, but subject to the terms of this Lease regarding any work performed by or on behalf of Tenant, Tenant, at Tenant’s sole cost and expense, shall have the right at any time to contract directly with a third party contractor for any additional services not described in Section 8(a) which Tenant desires to utilize during the Term (including, without limitation, with a third party vendor (including, without limitation, Iron Mountain) for paper shredding services (which services shall include, without imitation, the placement, maintenance and removal of shredding receptacle bins to be located throughout the Lobby and Premises)). If Landlord discontinues any such extra or additional services as provided in this Section 8(d), no such discontinuance shall be deemed an eviction or disturbance of Tenant’s use of the Premises or render Landlord liable for damages or relieve Tenant from performance of Tenant’s obligations under this lease. Without limiting the foregoing, if Tenant desires air conditioning or heat during times or on days on which Landlord is not required to provide such service pursuant to Section 8(a)(i) above, Landlord shall provide such service to Tenant provided that (i) Tenant notifies Landlord on or before 5:00 p.m. on any business day on which Tenant desires air conditioning or heat after hours on such business day, or before 5:00 p.m. on the business day immediately preceding any Holiday or weekend day for which Tenant desires such service, and (ii) Tenant shall pay Landlord, Landlord’s then after-hours HVAC charges in connection with such after-hours service. Landlord agrees that, as of the Commencement Date, Landlord’s established rate for after-hours HVAC is $85.00 per hour, per 40,000 square feet, which hourly rate may increase consistent with increases in HVAC costs incurred by Landlord subsequent to the Commencement Date.
               (e) Holidays. For purposes of this Section 8, “Holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other day designated by Landlord customarily designated as a holiday by landlords operating Comparable Buildings (as defined in Exhibit C).
               (f) Interruption of Services. Tenant agrees that neither Landlord, nor any of Landlord’s constituent members, nor any of their respective beneficiaries, agents, partners or employees, shall be liable for damage or injury to person, property or business or for loss or interruption of business, or for any other matter, in the event there is any failure, delay, interruption or diminution in furnishing any service. No such failure, delay, interruption or diminution shall be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises, in whole or in part, actual or constructive, nor entitle Tenant to any claim for set-off, abatement (except as hereinafter provided in this Section 8(f)) or reduction of Rent, nor

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render Landlord liable for damages, nor relieve Tenant from the performance of or affect any of Tenant’s obligations under this lease. Notwithstanding anything to the contrary contained in this Section 5.E., if: (i) Landlord ceases to furnish any service in the Building for a period in excess of five (5) consecutive business days after Tenant notifies Landlord of such cessation; (ii) such cessation does not arise as a result of an act or omission of Tenant or its agents, employees or invitees; (iii) such cessation is not caused by a fire or other casualty (in which case Section 17 shall control); (iv) the restoration of such service is reasonably within the control of Landlord; and (v) as a result of such cessation, the Premises, or a material portion thereof, is rendered untenantable and Tenant in fact ceases to use the Premises, or a material portion thereof, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rent and Additional Rent payable hereunder during the period beginning on the sixth (6th) consecutive business day of such cessation and ending on the day when the service in question has been restored. In the event the entire Premises has not been rendered untenantable by the cessation in service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises so rendered untenantable and not used by Tenant.
               (g) Tenant’s Cooperation. Tenant agrees to use commercially reasonable efforts to cooperate fully with Landlord, at all times, in abiding by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Premises or the Project. Landlord and its contractors shall have reasonable free access to any and all mechanical installations in the Premises at all reasonable times and upon reasonable prior written or oral notice to Tenant (provided that no such notice or reasonable time requirement shall be required in the case of an emergency so long as Landlord notifies Tenant of the entry and the work performed by Landlord as soon as possible thereafter); provided, however, that Landlord shall use commercially reasonable efforts not to unreasonably interfere with Tenant’s use of the Premises, and Landlord, at its sole cost and expense (but subject to the terms of Section 16), shall repair any damage to the Premises or any of Tenant’s personal property, furniture or trade fixtures due to such entry by Landlord or Landlord’s contractors. Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with the moving of the servicing equipment of Landlord to or from the enclosures containing said installations. Tenant further agrees that neither Tenant nor its employees, agents, licensees, invitees or contractors shall at any time tamper with, adjust or otherwise in any manner adversely affect Landlord’s mechanical installations in the Premises or the Project, except as may be required in order for Tenant to complete the Tenant’s Work or any other Tenant Alteration or for Tenant to perform any of its repair obligations set forth in Section 9(b) hereof.
               (h) Supplemental Heating or Cooling. Whenever, in Landlord’s reasonable judgment, Tenant’s use or occupation of the Premises, including lighting, personnel, heat generating machines or equipment, or airborne emissions of smoke or other particulates, individually or cumulatively, causes the design loads for the system providing heat and air-cooling to be exceeded, or otherwise affects adversely the temperature, humidity or air quality otherwise maintained by the heating, ventilating and air handling or conditioning system in the Premises or the Building, Landlord may, following written notice thereof to Tenant and Tenant’s failure to remedy the situation causing such conditions within thirty (30) days following such notice (or such longer period as is reasonably necessary if Tenant is diligently attempting to remedy the situation in question), but shall not be obligated to, temper such excess loads by

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installing supplementary heating or air handling or conditioning units in the Premises or elsewhere where necessary. In such event, the cost of such units and the expense of installation, including, without limitation, the cost of preparing working drawings and specifications, plus ten percent (10%) of such cost as an overhead and supervision fee, shall be paid by Tenant as additional Rent within ten (10) days after Landlord’s demand therefor. Alternatively, Landlord may require Tenant to install such supplementary heating or air handling or conditioning units at Tenant’s sole expense. Landlord may operate and maintain any such supplementary units, but shall have no continuing obligation to do so or liability in connection therewith. The expense resulting from the operation and maintenance of any such supplementary heating or air handling or conditioning units, including utility charges, charges for condenser water, repair costs, labor costs and rent for space occupied by any supplementary heating or air handling or conditioning units installed in Rentable Area outside the Premises, shall be paid by Tenant to Landlord as additional rent at rates fixed by Landlord. Alternatively, Landlord may require Tenant to operate and maintain any such supplementary units, also at Tenant’s sole expense.
               (i) Excessive Use of Building Systems. Tenant’s use or occupation of the Premises shall not in any manner (i) cause the design loads for the Building or the systems providing exhaust, heating, cooling, ventilation, electrical, life safety, water or sewer services to the Building to be exceeded or (ii) adversely affect the Building or the operation of said systems in the Premises or the Building or cause deterioration or damage to the Building or to such systems. If Landlord determines that Tenant’s use or occupancy of the Premises may, in Landlord’s reasonable judgment, cause the design loads for the Building or the systems providing exhaust, heating, cooling, ventilation, electrical, life safety, water or sewer services to the Building to be exceeded or will adversely effect the Building or the operation of said systems in the Premises or the Building or cause deterioration or damages to the Building or to such systems, then Landlord shall deliver written notice thereof to Tenant, and Tenant shall temper such excess loads and correct, repair and restore the portion of the Building so affected and such systems, in a timely and expeditious manner by installing supplementary structural support, exhaust, heating, cooling, ventilation, electrical, life safety, water or sewer systems in the Premises or elsewhere in the Building where necessary at the sole cost of Tenant, including, without limitation the cost of preparing working drawings and specifications plus fifteen percent (15%) of such cost as an overhead and supervision fee payable to Landlord from time to time as the work progresses as Additional Rent within ten (10) days after Landlord’s written demand therefor, from time to time. In the event of an emergency, Landlord may, but it shall not be required to, without notice to Tenant, correct, repair and restore the portion of the Building so effected. Any expense to Landlord resulting from the operation, repair, maintenance and removal of any such supplementary structural support, exhaust, heating, cooling, ventilation, electrical, life safety, water or sewer systems, including rent for space occupied by any such supplementary structural support, exhaust, heating, cooling, ventilation, electrical, life safety, water or sewer systems installed outside the Premises shall be borne exclusively by Tenant and shall be paid by Tenant to Landlord as Additional Rent at rates fixed by Landlord from time to time.
               (j) Access. Tenant shall have access to the Building and the Premises on a 24 hour per day, 7 days per week, 365 days per year basis, subject to Landlord’s security and admittance requirements and procedures.

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     9. CONDITION AND CARE OF PREMISES.
          (a) Condition of Premises. Tenant’s taking possession of the Premises or any portion thereof shall be conclusive evidence against Tenant that such portion of the Premises was then in good order and satisfactory condition. Tenant acknowledges that the Premises shall be accepted by Tenant in their “as-is” condition, and that no promise by or on behalf of Landlord, any of Landlord’s constituent members, the leasing agent of the Project or any of their respective agents, partners or employees, to alter, remodel, improve, repair, decorate or clean the Premises has been made to or relied upon by Tenant, and that no representation respecting the condition of the Premises or the Project by or on behalf of Landlord, its constituent members, or any of their respective agents, partners or employees has been made to or relied upon by Tenant, except to the extent expressly set forth in this Lease; provided, however, that the foregoing in no way relieves Landlord from any of its repair obligations set forth in this Lease.
          (b) Tenant’s Repairs. Subject to the provisions regarding fire and other casualty losses set forth in Section 17 hereof and to Sections 16 and 18 of this Lease, Tenant, at its expense, shall (i) keep the Premises (including all Tenant’s Work and other Tenant Alterations, but excluding any Building structural elements and any portion of any mechanical, plumbing, electrical or other system located within the Premises that does not exclusively serve the Premises) in good order, repair and condition at all times during the Term, and (ii) promptly and adequately repair all damage to the Premises, including damage to interior windows and to any portion of the Building air conditioning, heating, electrical and plumbing systems which run through the Premises and which serve the Premises, caused by Tenant or its contractors, agents, employees or invitees. Tenant shall give prompt notice to Landlord of any material repair, maintenance or replacement items required under this Section 9(b). All work with respect to any such maintenance, repair or replacement shall be performed within a reasonable period after the need for such action arises and shall be subject to the provisions of Section 14 hereof. If Tenant fails to perform such work within a period of thirty (30) days after written notice from Landlord to Tenant (or such longer time period as may be reasonably necessary so long as Tenant commences taking action with respect to such repair work within the first ten (10) days after receiving such notice and diligently pursues completion thereof; provided, further, that no such notice or cure period shall be required in the case of an emergency), Landlord may, in its sole discretion, elect to effect such repairs whether or not Tenant would otherwise be prepared to do so, and, in such case, Tenant shall pay Landlord the cost thereof, plus a coordination and management fee equal to ten percent (10%) of the cost of such repair work, upon Landlord’s written demand. Landlord shall also have the right to recover from Tenant, as Rent hereunder, any reasonable cost incurred by Landlord for architectural, engineering or other costs and expenses as a result of such work.
          (c) Landlord’s Repairs. Subject to the provisions regarding fire and other casualty losses set forth in Section 17 hereof, Landlord shall (i) keep the core and shell (as defined in Section 17(e) below), including foundations, roofs, gutters, downspouts, exterior walls, and the structural elements of the Building, the wiring, plumbing, pipes, conduits and equipment of the Building that serve the Premises but are not located within the Premises, and the Common Areas in the Building, exclusive of the Premises and other tenant spaces occupied by or under the control of tenants, in good order, repair and condition at all times during the Term, and (ii) keep in good order, condition and repair all outside windows of the Premises and

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the electrical, plumbing, heating, ventilating and air conditioning systems servicing the Premises (other than as set forth in Section 9(b) above). Subject to the provisions regarding fire and other casualty losses set forth in Section 17 hereof and to Sections 16 and 18 of this Lease, Landlord, at its sole cost and expense and not as part of Expenses, will promptly and adequately repair all damage to the Premises caused by Landlord or its contractors, agents or employees. Notwithstanding the foregoing, (A) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the Building’s standard systems; and (B) subject to the provisions regarding fire and other casualty losses set forth in Section 17 hereof and to Sections 16 and 18 of this Lease, the cost of performing any of said maintenance or repairs, whether to the Premises or to the Building, caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant within thirty (30) days after Landlord’s demand therefor. So long as Landlord uses good faith efforts to maintain reasonable access to the Premises and to minimize unreasonable interference with the conduct of Tenant’s business, Landlord may, but shall not be required to, enter the Premises at all reasonable times, upon prior written or oral notice to Tenant (except that no such notice or reasonable time requirement shall be required in the case of an emergency), to make repairs, alterations, improvements and additions to the Premises or to the Building (provided that any such alterations, improvements or additions performed within the Premises under this subclause shall only be performed with respect to Building systems, Building structure or core and shell, or other base Building elements located therein or any other items required by applicable Laws, and may be performed during normal Building business hours only so long as such work will not materially and adversely affect Tenant’s business operation or the size of the Premises) or to any equipment located in the Building as Landlord shall reasonably desire or deem necessary or as Landlord may be required to make by governmental authority or court order or decree. If Landlord fails to perform its obligations under this Section 9(c) and such failure materially interferes with Tenant’s use and occupancy of the Premises such that Tenant cannot reasonably maintain its business operation, Tenant may deliver written notice to Landlord specifying the default in question and stating the action which Tenant believes is required under the terms of this Lease to remedy such failure. If Landlord fails to commence to cure such default within ten (10) business days after receipt of written notice from Tenant, Tenant may give Landlord a second written notice (the “Self-Help Notice”) of such default, which notice shall also state Tenant’s intention to exercise the self-help remedy set forth in this Section 9(c) and a detailed description of the work to be performed, or actions to be taken, by Tenant to cure Landlord’s default, together with a contractor’s estimate of the cost to perform such work or take such action. If Landlord fails to commence to cure such default within five (5) business days after receipt of such second notice and to thereafter diligently prosecute such cure to completion, Tenant may engage qualified contractors to perform the work and take the actions described in the Self-Help Notice. In such event, said contractors are hereby granted the right to enter those portions of the Project which are reasonably necessary for the performance of such work and taking of such action. Landlord shall reimburse Tenant for the costs reasonably expended to perform such work and take such actions within thirty (30) days after Tenant’s submission to Landlord of invoices for the work performed, evidence of payment of such invoices, and final lien waivers from any contractor which has performed lienable work.
               If and to the extent that the Premises or Lobby sustain recurring leakage due to (i) Landlord’s activities in or above the Premises or Lobby, (ii) concealed pipes, ducts, wiring,

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conduits or appurtenances thereto in and through the Premises or Lobby in walls, below the floor or above the suspended ceiling; or (iii) from a Building condition, and if Tenant is not reasonably satisfied with Landlord’s repair of the leakage area or remediation of the condition causing such leakage, then Tenant may, at Tenant’s sole cost, engage an expert to analyze the cause of such leakage and the work required to remedy the condition. Landlord agrees to review the written assessment of such expert, to consult in good faith with Tenant regarding the remedial work required and to take such commercially reasonable steps as a prudent owner of Comparable Buildings would take to remediate the leakage problem.
               (d) No Rights to Light, Air or View. This lease does not grant any rights to light, air or view over or about the real property of Landlord or any other real property. Subject to the conditions and requirements of Section 13(n) below, Landlord specifically excepts and reserves to itself all rights to and the use of any roofs, the exterior portions of the Premises, the land, improvements and air and other rights below the improved floor level of the Premises, the improvements and air and other rights above the improved ceiling of Premises (provided that Landlord shall be responsible, at its cost, for repairing any damage to Tenant’s personal property caused by any leakage into the Premises resulting from above ceiling work), the improvements and air and other rights located outside the demising walls of the Premises and such areas within the Premises as are required for installation of utility lines and other installations required to serve the Building or any occupants of the Building, and Landlord specifically reserves to itself the right to use, maintain and repair same, and no rights with respect thereto are conferred upon Tenant, unless otherwise specifically provided herein.
               (e) Hazardous Substances. Tenant shall comply, at its sole expense, with all Laws relating to the protection of public health, safety and welfare and with all environmental Laws in the use, occupancy and operation of the Premises. Tenant agrees that no Hazardous Substances (as hereinafter defined) shall be used, located, stored or processed on the Premises or be brought into the Building by Tenant, other than normal cleaning or other office supplies (and then, only to the extent such cleaning or other office supplies are stored and used in accordance with all applicable Laws) and no Hazardous Substances will be released or discharged from the Premises (including, but not limited to, ground water contamination). The term “Hazardous Substances” for purposes of this Lease shall be interpreted broadly to include, but not be limited to, any material or substance that is defined or classified under federal, state, or local laws as: (a) a “hazardous substance” pursuant to section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601(14), section 311 of the Federal Water Pollution Control Act, 33 U.S.C. §1321, as now or hereafter amended; (b) a “hazardous waste” pursuant to section 1004 or section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. §§6903, 6921, as now or hereafter amended; (c) a toxic pollutant under section 307(a)(1) of the Federal Water Pollution Control Act, 33 U.S.C. §1317(a)(1); (d) a “hazardous air pollutant” under section 112 of the Clean Air Act, 42 U.S.C. §7412, as now or hereafter amended; (e) a “hazardous material” under the Hazardous Materials Transportation Uniform Safety Act of 1990, 49 U.S.C. App. § 1802(4), as now or hereafter amended; (f) toxic or hazardous pursuant to regulations promulgated now or hereafter under the aforementioned laws; or (g) presenting a risk to human health or the environment under other applicable federal, state or local laws, ordinances, or regulations, as now or as may be passed or promulgated in the future. “Hazardous Substance” shall also mean any substance that after release into the environment and upon exposure, ingestion, inhalation, or assimilation, either directly from the

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environment or directly by ingestion through food chains, will or may reasonably be anticipated to cause death, disease, behavior abnormalities, cancer, or genetic abnormalities. “Hazardous Substance” specifically includes, but is not limited to, asbestos, polychlorinated biphenyls (“PCBs”), lead-based paint, storage containers (including tanks) and their contents, petroleum and petroleum based derivatives, and urea formaldehyde. In the event that Landlord or Tenant is notified of any investigation or alleged violation of any environmental Law arising from Tenant’s activities at the Premises or otherwise affecting the Project, the notified party shall immediately deliver to the other party a copy of such notice or other information available regarding the investigation or alleged violation (including but not limited to the nature, extent and contaminants of concern involved). In the event Landlord reasonably believes that a violation of environmental Law was caused solely by Tenant at the Premises in violation of this Lease, and upon seventy-two (72) hours written notice to Tenant (except in emergency), then Landlord may conduct such reasonable and customary tests and studies relating to compliance by Tenant with environmental Laws or the alleged presence of Hazardous Substances upon the Premises. Tenant shall reimburse Landlord for all reasonable costs in conducting such tests and studies within thirty (30) days after demand therefore only if a violation of environmental Laws occurred in the Premises or was caused by Tenant’s operation within the Project or if Hazardous Substances are in fact detected above their regulatory or background limits. Landlord shall provide Tenant the results and reports (including drafts) of any testing or investigation at the Premises. Landlord’s inspection and testing rights are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with environmental Laws, as a result of the exercise, or non-exercise of such rights. Tenant shall indemnify, defend, protect and hold harmless Landlord, its constituent members, and their respective officers, directors, members, partners, agents, employees, successors and assigns (collectively, the “Landlord Parties”), from and against any and all loss, claim, expense, liability and cost (including attorneys’ fees) arising out of or in any way related to the presence of any Hazardous Substance introduced to the Project during the Term by Tenant, its officers, directors, partners, shareholders, owners, affiliates, agents, employees, contractors, subcontractors, invitees, sublessees or other representatives. Landlord hereby agrees to indemnify, defend and hold Tenant and its agents and employees harmless from and against any and all loss, claim, expense, liability and cost (including attorneys’ fees) arising out of or in any way related to the presence of any Hazardous Substance or Biological Toxant existing in the Premises as of the date on which possession of the Premises is delivered to Tenant or introduced into the Project during the Term by Landlord or its agents or employees. In addition, if and to the extent that another Building tenant introduces any Hazardous Substance or Biological Toxant into the Project in violation of its lease, or otherwise violates environmental Laws, Landlord shall use commercially reasonable efforts to enforce provisions of said tenant’s lease pertaining to such environmental violations, including any provisions requiring said tenant to remediate any environmental condition which it has caused.
     (f) Americans with Disabilities Act. Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Building depending on, among other things: (1) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (2) whether such

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requirements are “readily achievable”, and (3) whether a given alteration affects a primary function area or triggers “path of travel” requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas of the Building, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this lease, (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements triggered by alterations in the Premises, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost ADA Title III compliance in the common areas of the Building necessitated by the Premises or the Building being deemed to be a “public accommodation” instead of a “commercial facility” as a result of Tenant’s particular use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees. Landlord hereby agrees to indemnify, defend and hold Tenant harmless from and against any and all loss, claim, expense, liability and cost (including attorneys’ fees) arising out of or in any way related to Landlord’s failure to maintain the Common Areas in compliance with ADA Title III, excluding non-compliance caused by any acts or omissions of Tenant or its officers, directors, partners, shareholders, owners, affiliates, agents, employees, contractors, subcontractors, invitees, sublessees or other representatives.
               (g) Landlord Responsibility. Landlord agrees, as to any Hazardous Substances (as now defined) or Biological Toxant (as defined below) existing in the Premises on the date on which possession of the Premises is delivered to Tenant (and not introduced into the Premises by Tenant or any of its employees, contractors, licensees, invitees, subtenants, assignees or agents), or introduced into the Premises by Landlord or its agents or employees during the Term, to remove or otherwise remediate such Hazardous Substances or Biological Toxant if and to the extent required by Law (as existing on such date of discovery), at Landlord’s sole cost and expense. Tenant shall cooperate with Landlord in allowing proper access to the Premises to perform the foregoing removal or remediation activities, and, without limiting Landlord’s obligations under this Section 9(g), shall use reasonable efforts not to take any action which may worsen any such environmental condition once discovered. Landlord shall restore any damage caused to the Premises as a result of such access by Landlord under this Section 9(g), to the extent such damage was not caused by Tenant’s negligence or willful misconduct or Tenant’s breach of its obligations hereunder. In any entry into the Premises under this Section 9(g), Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business operations therefrom. Tenant shall have no claim against Landlord under this Section 9(g), unless such Hazardous Substances materially adversely impact Tenant’s use and enjoyment of the Premises in accordance with the terms of this lease. Landlord represents and warrants to Tenant that, as of the date of this Lease, Landlord has not received any written notice of any violation of any environmental Laws at the Project.
               (h) Biological Toxants. Tenant and Tenant’s contractors, licensees, invitees, subtenants, assignees and agents shall not create or permit to exist in or about the Premises (or any other portion of the Building for which Tenant is responsible) any condition conducive to the growth of mold, fungus or other potentially dangerous organisms (collectively, “Biological Toxants”). For this purpose, a condition conducive to the growth of Biological Toxants shall include the presence of wet or damp wood, wet or damp cellulose wallboard or other wet or

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damp materials which may constitute a food supply for Biological Toxants, including, but not limited to, waste, food and beverages. In the event that Tenant observes the presence of any Biological Toxant in the Premises or the Building, whether by sight, smell or otherwise, Tenant shall promptly notify Landlord in writing of such presence and the precise location thereof. If such presence is the result of the action or omission of Tenant or of Tenant’s contractors, licensees, invitees, subtenants, assignees or agents, Tenant shall promptly, at its sole cost and expense, conduct such remediation work as shall be necessary to completely remove the Biological Toxant from the Premises or the Building, as applicable. Such remediation shall include removal and replacement with new building materials of any infected host materials (i.e., wood, wallboard, etc.), as well as any repairs and refinishing required as the result of such removal and replacement. Any remediation by Tenant shall be in accordance with the following:
               (i) The method of remediation shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed;
               (ii) Subject to clause (i) above, if the impacted area is less than thirty (30) square feet and does not affect the structural integrity of the Building or the electrical, exhaust, mechanical, plumbing, ventilation, life safety, telecommunications, security, heating or air conditioning systems of the Building, Tenant shall be permitted to use its own personnel to effect such remediation;
               (iii) If the impacted area is thirty (30) square feet or more or the required remediation affects the structural integrity of the Building or the electrical, exhaust, mechanical, plumbing, ventilation, life safety, telecommunications, security, heating or air conditioning systems of the Building, Landlord shall have the right to require that the remediation be effected by contractors hired by Landlord;
               (iv) All work done by Tenant in connection with the remediation shall be in accordance with Article 10 of this lease and Tenant shall pay Landlord, whether the remediation is performed by Landlord, Landlord’s contractors or Tenant or Tenant’s contractors, an amount equal to fifteen percent (15%) of the cost of such remediation work;
               (v) Landlord shall determine, in its sole and absolute discretion based upon the advice and recommendations of Landlord’s consultant, whether any wet materials can be effectively dried out and remain in place or whether such materials must be removed and replaced. Any materials which must be removed shall be disposed of in accordance with all applicable Laws. In the event that Landlord employs a consultant in connection with any Biological Toxant or apparent Biological Toxant which Tenant is responsible to remediate, Tenant shall reimburse Landlord, as Additional Rent, the reasonable costs and fees of such consultant. Such reimbursement shall be made within twenty (20) days after Tenant’s receipt of Landlord’s invoice therefor.
          If Tenant is not responsible for the remediation of such Biological Toxant pursuant to this Section, Landlord shall conduct such remediation and any repairs and refinishing required as the result of such remediation. The cost of such remediation, repair, replacement and refinishing

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shall be included in Expenses. Tenant shall cooperate with Landlord as reasonably requested in connection with any such remediation. There shall be no abatement of Rent on account of any remediation of a Biological Toxant for which Tenant is responsible for the remediation of pursuant to this Section. In the event of any remediation (i) for which Landlord is responsible pursuant hereto and (ii) which materially and adversely interferes with Tenant’s use of the Premises, Rent shall abate for the period of such remediation to the same degree as the interference with Tenant’s use of the Premises. Landlord’s right of entry pursuant to the terms and provisions of this lease shall include the right to enter, inspect and test the Premises for the presence of Biological Toxants therein. If any such inspection and/or testing reveals the presence of Biological Toxants in the Premises, Landlord or Tenant shall promptly remediate the same pursuant to the terms and conditions of this Section. Any violation by Tenant of the covenants set forth in this Section shall be deemed to be a Default under this lease.
     10. SURRENDER OF PREMISES.
          (a) Surrender. Upon the termination of this Lease by lapse of time or otherwise or upon the earlier termination of Tenant’s right of possession, Tenant shall surrender possession of the Premises to Landlord and deliver all keys, computer cards or codes and other entry devices to the Premises to Landlord and make known to Landlord the combinations of all locks of vaults then remaining in the Premises, and shall, subject to the following subparagraphs, return the Premises and all equipment and fixtures of Landlord therein to Landlord in as good condition as when Tenant originally took possession, except for ordinary wear and tear, and except for loss or damage by fire or other casualty or condemnation (which Tenant is not required to restore pursuant to Section 17 of this Lease), failing which Landlord may, after giving Tenant written notice of Tenant’s breach of this Section 10(a) and Tenant’s failure to remedy such breach within thirty (30) days after such notice, restore the Premises and such equipment and fixtures to such condition, and Tenant shall pay the cost thereof to Landlord within thirty (30) days after demand therefor.
          (b) Ownership of Improvements. All installations, additions, partitions, hardware, fixtures and improvements, temporary or permanent (including Tenant’s Work and other Tenant Alterations), except movable furniture and equipment and other personal property or trade fixtures belonging to Tenant, in or upon the Premises or Lobby, whether placed there by Tenant or Landlord, shall, upon the termination of this Lease by lapse of time or otherwise or upon the earlier termination of Tenant’s right of possession, become Landlord’s property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant; provided, however, that if at the time Landlord consents to Tenant’s installation of Tenant’s Work, other Tenant Alterations or other installations, additions, partitions, hardware, fixtures and improvements, Landlord notifies Tenant in writing that any such items will be required to be removed upon expiration of the Term or earlier termination of this Lease, then Tenant, at Tenant’s sole cost and expense, upon termination of this Lease by lapse of time or otherwise or upon the earlier termination of Tenant’s right of possession, shall promptly remove such designated items, and Tenant shall thereafter repair any damage to the Premises or the Project caused by such removal, failing which Landlord may remove the same and repair the Premises or the Project, as the case may be, and Tenant shall pay the cost thereof to Landlord on written demand. Without limitation of the foregoing, if any of the Tenant’s Work or other Tenant Alterations involved the lowering of ceilings, raising of floors or the installation of specialized

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wall or floor coverings or lights, then Tenant, at Landlord’s request, shall also be obligated to return such surfaces to their condition prior to the commencement of this lease. Upon being notified by Landlord that Tenant would be required to remove any such designated items, Tenant may elect not to proceed with installation of the items so designated. Except for items required to be removed and/or restored by Tenant as described above (herein, the “Removal Items”), it is understood and agreed that as part of Tenant’s request for Landlord’s consent to any Tenant Alterations (including, without limitation, any “Tenant’s Work”), Tenant may specifically request a waiver of Landlord’s right under this Section 10(b) to require removal of any such item or items included as part of said Tenant Alterations. Except with respect to the Removal Items, if Tenant so requests Landlord’s waiver, then Landlord’s failure to advise Tenant, as part of its consent process, that a given Tenant Alteration is required to be removed upon expiration or earlier termination of the lease or Tenant’s right to possession hereunder, shall be construed to mean that Tenant need not so remove same and such determination shall be binding on Landlord at expiration or termination of this Lease. Tenant’s failure to perform any work required of Tenant as described in this Section 10 on or before the expiration or earlier termination of this Lease or Tenant’s right of possession hereunder, shall, without limitation on other rights or remedies available to Landlord, give rise to the right of Landlord, after thirty (30) days prior written notice thereof, to perform such work, and Tenant shall pay the reasonable costs thereof to Landlord within thirty (30) days after written demand therefor. In no event shall Landlord require Tenant to remove, at the end of the Term or otherwise, any items located at the Premises as of the Commencement Date hereunder. Further, in no event shall Tenant be required to remove any items described in this Section 10 prior to the expiration or earlier termination of the Term or of Tenant’s right to possession of the Premises hereunder.
          (c) Removal of Personal Property. Upon the termination of this Lease by lapse of time or otherwise or upon the earlier termination of Tenant’s right of possession, Tenant shall remove from the Premises Tenant’s furniture, machinery, safes and other items of movable personal property of every kind and description and Tenant’s trade fixtures (excluding any of Tenant’s Work or any Tenant Alteration, except as required to be removed pursuant to Section 10(b) above), and Tenant shall restore any damage to the Premises or the Project caused thereby (such removal and restoration to be performed prior to the expiration of the Term or earlier termination of this Lease or Tenant’s right of possession), failing which Landlord, after giving Tenant written notice of Tenant’s breach of this Section 10(c) and Tenant’s failure to remedy such breach within thirty (30) days after such notice, may do so and thereupon the provisions of Section 19(b)(iv) shall apply.
          (d) Survival. Without limitation of any other obligations of Tenant which shall survive the expiration or termination of this Lease, all obligations of Tenant under this Section 10 shall survive the expiration or earlier termination of this Lease.
     11. HOLDING OVER. If Tenant retains possession of the Premises or any part thereof after the termination of the Lease by lapse of time or otherwise or after the earlier termination of Tenant’s right of possession, Tenant shall pay to Landlord as Rent during such holdover period an amount equal to one hundred fifty percent (150%) of the Rent (based on the Base Rent plus the most current Additional Rent Estimate owed by Tenant during the most recent year for the entire Premises), for all or any portion of such holding over period, determined on a per diem basis. In addition to and without limiting any other rights and

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remedies which Landlord may have on account of such holding over by Tenant, Tenant shall indemnify Landlord from and against any and all damages suffered by Landlord on account of such holding over by Tenant, including any damages and claims by tenants entitled to future possession; provided, however, that Tenant shall not be liable for consequential damages arising out of Tenant’s holdover unless such holdover exceeds thirty (30) days. No occupancy by Tenant after the expiration or other termination of this Lease shall be construed to extend the Term. The provisions of this Section 11 shall not be deemed to limit or constitute a waiver of any rights or remedies of Landlord as provided herein or at law or equity.
     12. RULES AND REGULATIONS. Tenant agrees to observe and not to interfere with the rights reserved to Landlord contained in Section 13 hereof and elsewhere in this Lease and agrees, for itself, its employees, agents, invitees, licensees and contractors, to accept and comply with the rules and regulations set forth in Exhibit D attached to this lease, and elsewhere in this lease, and such other commercially reasonable rules and regulations as may be adopted from time to time by Landlord pursuant to Section 13(o) or any other Section of this Lease. The rules and regulations in Exhibit D and all other rules and regulations made in accordance with this lease are intended and shall be construed to supplement and not limit or restrict in any way any of Landlord’s rights or Tenant’s obligations contained in Section 13 or any other Section of this lease. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce any of said rules and regulations or the terms, covenants or conditions of any other lease against any other tenant or any other person. The following shall apply to Landlord’s rules and regulations described in Exhibit D and any other rules, regulations, directives, controls, procedures, measures, orders or other requirements promulgated by Landlord and governing the Project and which are described in any other provision of this Lease and the Exhibits attached to this Lease, including the Workletter (all of the foregoing, including any modifications and additions thereto, “Rules and Regulations”): (i) Landlord shall not discriminate against Tenant in the enforcement of Rules and Regulations, (ii) the Rules and Regulations shall not be enforceable against Tenant until Tenant has been given reasonable prior written notice of such Rules and Regulations; and (iii) the Rules and Regulations shall not materially and adversely affect Tenant’s rights under this Lease.
     13. RIGHTS RESERVED TO LANDLORD. Landlord reserves and shall have the following rights, to the fullest extent permitted by applicable Laws, each of which shall, unless expressly provided otherwise, be exercisable without notice and without liability of Landlord, its constituent members, or any of their respective agents, partners or employees, to Tenant for damage or injury to property, person or business or for loss or interruption of business, or for any other matter, and without effecting an eviction or disturbance of Tenant’s use or possession, in whole or in part, actual or constructive, or giving rise or entitling Tenant to any claim for set-off, abatement or reduction of Rent or relieving Tenant from the performance of or affecting any of Tenant’s obligations under this lease:
     (a) To change the name or the street address of the Building, upon not less than sixty (60) days’ prior written notice (unless otherwise obligated to do so sooner by the U.S. post office or other governmental or quasi-governmental body).
     (b) To install and maintain or remove signs on the exterior and interior of the Building and the Project; provided, however, in no event shall Landlord have the right to

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(i) install, maintain or remove any signage on the interior of the Premises or Lobby (so long as such signage has been approved by Landlord); or (ii) maintain or remove any of Tenant’s signage on the exterior or any other portion of the Building, Premises or Lobby, unless otherwise permitted under the terms of this Lease.
     (c) To prescribe the location and style of the suite number and identification sign or lettering for the Premises.
     (d) To retain at all times, and to use in appropriate instances, pass keys and other entry devices for all doors into and within the Premises.
     (e) To grant to anyone the right to conduct any business or render any service in any part of the Building, subject to Tenant’s expressly stated rights under this Lease.
     (f) To enter the Premises for supplying janitor service or other services to be provided to Tenant hereunder, or in the exercise of Landlord’s rights hereunder, and upon reasonable prior notice (except for routine services to be performed by Landlord hereunder, or where this lease otherwise permits entry without notice or in the event of an emergency, in which case immediate entry shall be permitted) for other reasonable purposes.
     (g) To require all persons entering or leaving the Project or any part thereof during such hours as Landlord may from time to time reasonably determine to identify themselves to security personnel by registration or otherwise and to establish their right to enter or leave in accordance with Landlord’s security controls. Landlord shall not be liable in damages or otherwise for any error with respect to admission to or eviction or exclusion from the Project or any part thereof of any person. Notwithstanding anything contained herein to the contrary, in case of fire, casualty, invasion, insurrection, mob, riot, act of terrorism, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or prevent access to the Project or any part thereof during the continuance of the same, halt elevator service, activate elevator emergency controls, or otherwise take such action or preventive measures reasonably deemed necessary by Landlord for the safety or security of the tenants or other occupants of the Project or the protection of the Project and the property in or about the Project. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord from time to time; provided that (i) all other Building tenants are required to participate in such reasonable safety or security program; (ii) such safety or security program does not materially and adversely affect any of Tenant’s rights hereunder or the performance of the Tenant’s Work; and (iii) Tenant receives prior written notice of such safety or security program.
     (h) To control, restrict and prevent access to any areas of the Project, provided that reasonable access to the Premises, Lobby, Building parking areas and Receiving Docks shall be maintained at all times throughout the Term, and Landlord shall provide parking spaces as required by Laws, subject to emergency conditions.

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     (i) To rearrange, relocate, enlarge, reduce or change corridors, exits, elevators, stairs, lavatories, doors, entrances in or to the Building and to decorate and to make repairs, alterations, additions and improvements, structural or otherwise, in or to the Land or the Project or any part thereof, including the Premises (provided that entry into the Premises and the performance of any such work in the Premises shall be conditioned upon (i) Landlord using good faith efforts to maintain reasonable access to the Premises and to minimize unreasonable interference with the conduct of Tenant’s business, (ii) Landlord entering the Premises at reasonable times upon prior written or oral notice to Tenant [except that no such notice or reasonable time requirement shall apply in the case of emergency], (iii) such work being performed in the Premises during normal Building business hours only so long as such work will not materially and adversely affect Tenant’s business operation or the size of the Premises, and (iv) any alterations, improvements or additions performed within the Premises under this subclause shall only be performed with respect to Building systems, Building structure or core and shell, or other base Building elements located therein or any other items required by applicable Laws), to the extent required to fulfill Landlord’s duties under other provisions of this Lease or to make necessary repairs for the benefit of other portions of the Building, and any adjacent building, land, street or alley, including for the purpose of connection with or entrance into or use of the Land or the Project in conjunction with any adjoining or adjacent building or buildings or pedestrian ways, now existing or hereafter constructed, provided that, in the absence of an emergency or as otherwise required by applicable Laws, Landlord shall (A) not take any action under this subclause (i) which will have the affect of materially restricting Tenant’s ability to access the Premises, Lobby, Receiving Docks, Auditorium or Building Conference Room in a manner which is consistent with access rights to comparable office premises at other comparable first class office buildings, and (B) use good faith efforts to minimize unreasonable interference with the conduct of Tenant’s business or use of the Premises, Lobby, Receiving Docks, Auditorium or Building Conference Room. In that regard, Landlord may erect scaffolding and other structures reasonably required by the character of the work to be performed, and during such operations to enter upon the Premises upon reasonable prior notice and take into and upon or through any part of the Project, including the Premises, all materials that may be required to do such work or make such decorations, repairs, alterations, improvements or additions, and in connection with any of the foregoing, to close public entryways, other public spaces, stairways or corridors and, subject to Section 8(f) above, to interrupt or temporarily suspend any services or facilities agreed to be furnished by Landlord. Landlord may at its option do any such work and make any such decorations, repairs, alterations, improvements and additions in and about the Project and the Premises during ordinary business hours and, if Tenant desires to have the same done during other than ordinary business hours, Tenant shall pay all overtime and additional expenses resulting therefrom.
     (j) To establish commercially reasonable controls for the purpose of regulating all property and packages to be taken into or removed from the Building and Premises; provided that Tenant shall have the right to accept deliveries during Tenant’s normal business hours.

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     (k) To regulate delivery of supplies and services in order to ensure the cleanliness and security of the Project and to avoid congestion of the loading docks, receiving areas and freight elevators.
     (l) To approve the weight, size and location of safes, vaults, books, files and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the design live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Tenant shall not install or operate machinery or any mechanical devises of a nature not directly related to Tenant’s ordinary use of the Premises and of a nature not consistent with customary first-class office usage without the prior written consent of Landlord (which consent shall not be unreasonably withheld).
     (m) To show the Premises to prospective tenants at reasonable hours and upon prior written or oral notice to Tenant and accompanied by a Landlord representative or agent during the last twelve (12) months of the Term or to prospective mortgagees, ground lessors or purchasers of the Land or Building or both at any time upon prior written or oral notice to Tenant, and, if Tenant’s right of possession of the Premises has been terminated, to show the Premises to prospective tenants at any time and to demolish, alter, remodel or otherwise prepare the Premises for re-occupancy.
     (n) Upon reasonable prior notice to Tenant, to erect, use and maintain concealed pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises in walls, below the floor and above the suspended ceiling; provided that, notwithstanding anything to the contrary herein, (i) Landlord shall be responsible for maintaining at all times in good order and repair all such concealed pipes, ducts, wiring and conduits, and appurtenances thereto in and through the Premises or Lobby in walls, below the floor and above the suspended ceiling; (ii) Subject to Section 16, Landlord shall indemnify, defend, protect and hold harmless Tenant, the Tenant Parties, any employees, agents, contractors or other representatives of Tenant from and against any and all loss, claim, expense, liability and cost (including reasonable attorneys’ fees) arising out of or in any way related to Landlord’s installation, use or maintenance of such concealed pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises or Lobby in walls, below the floor and above the suspended ceiling (and Landlord shall be responsible, at its cost, to repair damage to Tenant’s property caused by such work); and (iii) such installation, use and maintenance of such concealed pipes, ducts, wiring and conduits, and appurtenances thereto in and through the Premises or Lobby in walls, below the floor and above the suspended ceiling shall be performed in a manner so as to minimize any interference with Tenant’s use of the Premises. Landlord shall repair any damage to the Premises or Lobby, Tenant’s Work or any Tenant Alteration caused by Landlord’s installation, use or maintenance of such concealed pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises or Lobby in walls, below the floor and above the suspended ceiling within a reasonable time after notice thereof to Landlord.

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     (o) Upon written notice to Tenant, and subject to Section 6(a) of this Lease, from time to time to make and adopt such reasonable rules and regulations, in addition to or as an amendment to rules and regulations contained in Exhibit C attached to this lease or other Sections of this lease, or adopted pursuant to this or other Sections of this lease, for the use, entry, operation or management of the Premises or the Project or for the protection or welfare of the Project or its tenants or occupants, or any property therein, as Landlord may reasonably determine, and Tenant agrees to accept, abide by and comply with all such rules and regulations, all subject to the terms of Section 12 above.
     (p) Subject to any conditions set forth in Section 13(n) which apply to such work because such work is within the Premises, to use any roofs, the exterior portions of the Premises, the Land, improvements and air and other rights below the improved floor level of the Premises or above the improved ceiling of the Premises, or outside the demising walls of the Premises, and such areas and risers within the Premises as are used for utility lines and other facilities or equipment required to serve the Building or any occupants of the Building, and the right to use, maintain and repair same; no rights with respect thereto are conferred upon Tenant, unless otherwise specifically provided herein. If any such activities would materially affect Tenant’s business operation, Landlord will give Tenant prior notice of such activities.
In exercising its rights under this Section 13, Landlord shall not unreasonably interfere with Tenant’s use and occupancy of the Premises or Tenant’s use of, and access to, the Lobby, Receiving Docks, Auditorium and Building Conference Room. Additionally, to the extent that any Landlord requires entry into the Premises to perform any work in the Premises or is performing work outside of the Premises which will materially affect Tenant’s business operation, Landlord will make commercially reasonable efforts to coordinate scheduling of such work with Tenant, in good faith.
     14. ALTERATIONS. The provisions of this Section 14 pertain to Tenant Alterations performed other than the Tenant’s Work which is covered by, and subject to, the terms of the Workletter.
     (a) Consent; Conditions. Tenant shall not perform any Tenant Alterations without first obtaining the prior written consent of Landlord (not to be unreasonably withheld, as provided in Section 14(e) below). Without limitation on the foregoing, and to the extent that Landlord’s consent is required under this Section 14, Landlord may impose such reasonable conditions with respect to Tenant Alterations as Landlord deems reasonably appropriate, including, without limitation, requiring Tenant to furnish to Landlord for its approval prior to commencement of any work or entry by Tenant’s contractors into the Premises or the Building, insurance against liabilities which may arise out of the Tenant Alterations and plans and specifications and permits necessary for the Tenant Alterations.
          (b) Contractors. Tenant Alterations shall be done at Tenant’s expense by agents or contractors hired by Tenant who are reasonably acceptable to Landlord and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants, contractors or service providers at the Building, or at Landlord’s election, as it relates to work affecting (1) life safety systems, (2) Building risers, (3) Building structure or core and

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shell, or (4) any other Building systems which can affect other tenants’ operations or any other operations at the Building, by Landlord’s employees or contractors hired by Landlord. Before employing any such contractors, Tenant shall submit to Landlord the names and addresses of such contractors.
          (c) Costs; Mechanic Liens. Tenant shall promptly pay the cost, when due, of all Tenant Alterations. In addition to the cost of such Tenant Alterations, Tenant shall pay to Landlord or to its designated agent, as Landlord shall direct, an amount equal to five percent (5%) of all of the costs of all Tenant Alterations as a coordination and management fee allocable to the Tenant Alterations; provided, however that no such fee shall be payable with respect to any Tenant Alterations project which costs less than $10,000.00. Landlord shall also have the right to recover from Tenant, any reasonable out-of-pocket cost incurred by Landlord for architectural, engineering or other costs and expenses as a result of the Tenant Alterations. Upon completion of any Tenant Alterations, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services and materials sufficient to waive all rights to liens under the Illinois Mechanic’s Lien law arising or from the work done. Tenant shall not permit any lien or claim for lien of any mechanic, labor or supplier or any other lien to be filed against the Building, the Land or the Premises or any part thereof, arising out of any Tenant Alterations or other work performed or alleged to be performed, by or at the direction of Tenant. If any such lien or claim for lien is filed, Tenant shall, within thirty (30) days of receiving notice of such lien or claim, (i) have such lien or claim for lien released of record, or (ii) deliver to Landlord title insurance or other security in form, content, and amount satisfactory to Landlord relative to such lien or claim for lien (whereupon, in the case of this subclause (ii), Tenant shall thereafter diligently contest such lien or claim for lien). Without limitation of the foregoing, Tenant shall indemnify, defend and hold harmless, Landlord and the other Landlord Parties, from and against any such lien or claim for lien, and the foreclosure or attempted foreclosure thereof, and Tenant shall cause any such lien to be released of record or insured over, in any event, prior to final enforcement thereof. If Tenant fails to take the actions described in subclause (i) or subclause (ii) above, then Landlord, without investigating the validity of such lien or claim for lien, but after giving Tenant written notice thereof and Tenant’s continued failure to take such actions within five (5) days after such notice, may pay or discharge the same, and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the payment so paid by Landlord, including Landlord’s expenses and attorneys’ fees related thereto.
          (d) General. Excepting matters for which the parties have explicitly released each other in this Lease (including, without limitation, the releases contained in Section 16 hereof) or matters which are included within the scope of any indemnities contained in this Lease (including, without limitation, any environmental indemnities contained in Section 9 hereof), Tenant agrees to indemnify, defend by counsel reasonably acceptable to Landlord and hold Landlord and the other Landlord Parties, and the Project, harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including without limitation court costs and reasonable attorneys’ fees and expenses, arising in connection with any Tenant Alterations. All Tenant Alterations done by Tenant or its contractors, including work done pursuant to Section 9, shall be performed in a first class workmanlike manner using only good grades of materials and shall comply with all Laws. Within thirty (30) days after substantial completion of any Tenant Alterations by or on behalf of Tenant, Tenant shall furnish to Landlord

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“final construction” drawings (marked in the field to reflect all “as built” conditions) of such Tenant Alterations. All Tenant Alterations shall be performed in accordance with Landlord’s standard construction rules and regulations for the Building. In no event shall any supervision or right to supervise by Landlord, nor shall any approvals given by Landlord hereunder, constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of the Tenant Alterations, or impose any liability upon Landlord in connection with the performance of such work.
          (e) Reasonable Consent. With respect to any Tenant Alterations for which Landlord’s consent is required, Landlord agrees not to unreasonably withhold or delay its consent to such Tenant Alterations; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds its consent because, in Landlord’s reasonable opinion, such work would adversely affect Building systems, the structure of the Building or the safety of its occupants; would increase Landlord’s cost of repairs, insurance or furnishing services or otherwise adversely affect Landlord’s ability to efficiently operate the Building or furnish services to Tenant or other tenants; involves toxic or hazardous materials in any unlawful manner; or requires entry into another tenant’s premises or use of public areas (other than use of public areas for prompt movement of materials to the Premises). The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing.
          (f) Non-Structural Alterations. Notwithstanding the foregoing provisions of this Section 14, Tenant may perform certain interior alterations (collectively, “Non-Structural Alterations”) to the Premises such as carpeting, painting (so long as the odors from the same do not materially or unreasonably interfere with any other tenant’s operations), hanging artwork or wall coverings, installing furniture systems, installing non-load bearings partitions, or other similar interior improvements, without (1) obtaining Landlord’s consent therefor, (2) obtaining Landlord’s approval of the contractors/service providers performing the same, or (3) payment of any supervision or other fee to Landlord or any reimbursement of Landlord’s out-of-pocket costs relating thereto (but subject to the remaining requirements of this Section 14, but only if (i) such items do not affect the Building structure or HVAC, electrical or other Building systems, the public areas of the Building or any other tenant space, (ii) Tenant gives prior written notice to Landlord of such items, including a description of the contemplated work and the types of materials being used, (iii) the cost of such alterations do not exceed $25,000 for any one or any series of related Alterations, and (iv) the contractors/service providers performing such work are reputable and do not cause any labor disharmony at the Building. Approval of plans and specifications shall not be required for the foregoing Non-Structural Alterations, where plans and specifications are not reasonably appropriate for the work to be performed.
     15. ASSIGNMENT AND SUBLETTING.
          (a) Prohibitions. Subject to the terms of Section 15(h) below, Tenant shall not, either prior or subsequent to the commencement of the Term, (i) assign, transfer, mortgage, pledge, hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it, (ii) allow to exist or occur any transfer of or lien upon this Lease or Tenant’s interest herein by operation of law, (iii) sublet the Premises or any part thereof, or (iv) permit the use or occupancy of the Premises or any part thereof for any

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purpose not provided for under Section 6 of this Lease or by anyone other than Tenant and Tenant’s employees. Landlord has the absolute right to withhold its consent to any of such acts without giving any reason whatsoever, except with respect to assignment and subletting as herein expressly provided to the contrary in Section 15(d). In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, except as provided by law, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings, except as provided by law. Any of the foregoing performed or attempted in violation of the provisions of this Section shall be null and void.
          (b) Continuing Liability. No assignment, subletting, use, occupancy, transfer or encumbrance by Tenant, including an assignment to a Tenant Affiliate (as hereafter defined), shall operate to relieve Tenant from any covenant, liability or obligation hereunder except to the extent, if any, expressly provided for in any such written consent of Landlord to the foregoing, and none of the foregoing, and no consent to any of the foregoing, shall be deemed to be a consent to or relieve Tenant from obtaining Landlord’s consent to any subsequent assignment, subletting, use, occupancy, transfer or encumbrance. Tenant shall pay all of Landlord’s reasonable costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and expenses (which attorneys’ fees shall not exceed $2,000.00 in any one instance), incurred in connection with any assignment, subletting, use, occupancy, transfer or encumbrance made or requested by Tenant.
          (c) Notice of Proposed Assignment or Sublease; Recapture. Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than thirty (30) nor more than ninety (90) days after the date of the giving of Tenant’s notice to Landlord) to assign this Lease or sublet all or any part of the Premises for the balance or any part of the Term, and, in such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within twenty (20) days after its receipt of Tenant’s notice, (1) so long as the proposed assignee of the Lease or the proposed subtenant, as the case may be, is not a Tenant Affiliate (as hereinafter defined), to terminate this Lease with respect to the space described in Tenant’s notice as of the date that is thirty (30) days after Tenant’s receipt of such Landlord termination notice (provided, however, that in the event Tenant notifies Landlord within such thirty (30) day period that it is revoking its notice to sublet or assign, then this Lease shall continue in full force and effect and Landlord’s termination notice shall be deemed null and void), or (2) to consent or refuse to consent to the proposed assignment or sublease, as described in Section 15(d) below. Tenant’s notice shall include the name and address of the proposed assignee or subtenant, a true and complete copy of the proposed assignment or sublease and sufficient information, as Landlord deems reasonably necessary, to permit Landlord to determine (i) the financial responsibility and character and the nature of the business of the proposed assignee or subtenant, and (ii) whether Landlord has the right under this lease to withhold consent to the proposed assignment or sublease. If Tenant’s notice covers all of the Premises and if Landlord exercises its right to terminate this Lease as to such space (and Tenant does not revoke its notice to assign or sublease), then the Term of this lease shall expire and end on the date stated in Tenant’s notice for the commencement of the proposed assignment or sublease as fully and completely as if that date had otherwise been the Expiration Date. If, however, Tenant’s notice covers less than all of the Premises, and if Landlord exercises its right to terminate this lease with respect to such space described in Tenant’s notice (and Tenant does not

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revoke its notice to assign or sublease), then as of the date stated in Tenant’s notice for the commencement of the proposed sublease, the Base Rent and Tenant’s Proportionate Share shall be adjusted on the basis of the number of square feet of Rentable Area retained by Tenant, and this Lease as so amended, shall continue thereafter in full force and effect. Landlord shall have no right to terminate this Lease pursuant to this Section 15(c) if the proposed assignee or the proposed subtenant, as the case may be, is a Tenant Affiliate. Notwithstanding anything to the contrary contained herein, if (i) Landlord fails to respond to Tenant’s request for consent to an assignment or subleasing within twenty (20) days after Landlord’s receipt of such request accompanied by all other information required pursuant to this Section 15 (c), (ii) Tenant sends a second written request for such consent which request states conspicuously “YOUR FAILURE TO RESPOND TO THIS REQUEST WILL RESULT IN A DEEMED APPROVAL”, and (iii) Landlord fails to respond to such second request within seven (7) business days after receipt thereof, then Landlord shall be deemed to have consented to the assignment or sublease in question.
          (d) Grounds for Withholding Consent. If Landlord, upon receiving Tenant’s notice with respect to any such space, does not exercise its right to terminate as aforesaid, Landlord will not unreasonably withhold, condition or delay its consent to Tenant’s assignment of this Lease or subletting the space covered by Tenant’s notice. Landlord shall not be deemed to have unreasonably withheld its consent to a proposed assignment of this lease or to a proposed sublease of part or all of the Premises if its consent is withheld because: (i) Tenant is then in Default hereunder; (ii) any notice of termination of this lease or termination of Tenant’s right of possession shall have been given under Section 19; (iii) either the portion of the Premises which Tenant proposes to sublease, or the remaining portion of the Premises, or the means of ingress or egress to either the portion of the Premises which Tenant proposes to sublease or the remaining portion of the Premises is of such nature that it will violate any applicable Law, is of such accessibility, size or irregular shape so as not to be suitable for normal renting purposes as space on a multi-tenant floor within the Building; (iv) the proposed use of the Premises by the proposed assignee or subtenant does not conform with the use set forth in Section 6 hereof, or will violate any applicable Law, will impose any obligation upon Landlord or increase Landlord’s obligations under or cost of compliance with any Laws, or will violate any exclusive right Landlord has granted or contemplates granting in the future to any tenant of any part of the Project; (v) in the reasonable judgment of Landlord the proposed assignee or subtenant is of a character or is engaged in a business which would be deleterious to the reputation of the Project, Landlord or any of the constituent members of Landlord; (vi) in the reasonable judgment of Landlord, the proposed assignee or subtenant is not sufficiently financially responsible to perform its obligations under the proposed assignment or sublease; (vii) the proposed assignee or subtenant is a government (or subdivision or agency thereof); or (viii) the proposed assignee or subtenant is an occupant (or affiliate thereof) of the Building or is a person or entity (or affiliate thereof) with whom Landlord is then dealing, or has dealt with during the prior six (6) months with regard to leasing of space in the Building; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its consent and shall not be deemed exclusive of any permitted reasons for reasonably withholding consent, whether similar or dissimilar to the foregoing examples, and Landlord may consider all relevant factors in determining whether to give or withhold its consent. Tenant agrees that all advertising by Tenant or on Tenant’s behalf with respect to the assignment of this lease or subletting of any part of the Premises must be approved in writing by Landlord prior to publication.

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          (e) Excess Rent Payment. If Tenant (as Tenant or debtor-in-possession) shall sublet the Premises, or any part thereof, at a rental or for other consideration in excess of the Rent or pro rata portion thereof due and payable by Tenant under this Lease, then Tenant shall pay to Landlord as additional Rent (i) on the later of the first day of each month during the term of any sublease, or the day of receipt from such subtenant, one-half (1/2) of the excess of all rent and other consideration paid by the subtenant for such month over the Rent then payable to Landlord pursuant to the provisions of this lease for said month (or if only a portion of the Premises is being sublet, one-half (1/2) of the excess of all rent and other consideration due from the subtenant for such month over the portion of the Rent then payable to Landlord pursuant to the provisions of this lease for said month which is allocable on a Rentable Area basis to the space sublet), and (ii) immediately upon the receipt thereof, one-half (1/2) of any other consideration realized by Tenant from such subletting. Landlord shall not be responsible for any deficiency if Tenant shall assign this Lease or sublet the Premises or any part thereof at a rental less than that provided for herein. Whenever reference is made to the “excess” of rent or other consideration, such excess shall be reduced by charging (i.e., on an amortized basis over the term of the sublease) against the rent or other consideration paid by such subtenant, reasonable brokerage commissions and leasehold improvements and other reasonable out-of-pocket costs (including, without limitation, construction, marketing, legal fees and other concessions) which Tenant has paid in connection with subleasing the applicable portion of the Premises. The terms of this subparagraph (e) shall not apply to any subletting transactions permitted under Section 15(h) below.
          (f) Lease Assumption; Subtenant Attornment. If Tenant shall assign this Lease, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument provided by Landlord and delivered to Landlord not later than ten (10) days prior to the effective date of the assignment. If Tenant shall sublease any part of the Premises, Tenant shall obtain and furnish to Landlord, not later than ten (10) days prior to the effective date of such sublease and in form reasonably satisfactory to Landlord, the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord, at Landlord’s option and written request (at Landlord’s sole election), if this Lease terminates before the expiration of the sublease. Tenant shall, not later than fifteen (15) days after the effective date of any such assignment or sublease, deliver to Landlord a certified copy of the instrument of assignment or sublease.
          (g) Corporation, Partnership and Limited Liability Company Transfers. If Tenant is a corporation, any transaction or series of transactions (including without limitation any dissolution, merger, consolidation or other reorganization of Tenant, or any issuance, sale, gift, transfer or redemption of any capital stock of Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this Section 15. If Tenant is a partnership or limited liability company, any transaction or series of transactions (including without limitation any withdrawal or admittance of a partner or member or any change in any partner’s or member’s interest in Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this Section 15. The term “control” as used in this lease

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means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant, through the ownership of voting or other ownership interests. Notwithstanding any of the foregoing, the provisions of this Section 15(g) shall not apply to the original named Tenant hereunder or any permitted assignee which is a Tenant Affiliate (as defined below).
          (h) Permitted Transfers. Notwithstanding any of the foregoing, Landlord’s consent shall not be required for an assignment to a Tenant Affiliate, and Landlord shall not terminate this Lease with respect to the Premises or any portion of the Premises or otherwise collect any excess rent under subparagraph (e) above as a result of such assignment to a Tenant Affiliate; provided, however, that (i) Tenant shall give reasonable prior notice to Landlord of the proposed assignment, (ii) such assignor shall remain liable for the obligations of Tenant under this Lease, as provided in Section 15(b) above, and (iii) such assignee shall expressly assume the obligations of Tenant under this Lease. As used in this Lease, the term “Tenant Affiliate” shall mean any entity (1) which results from a merger or consolidation with the Tenant under this Lease, or (2) which acquires all or substantially all of the assets or ownership interests of the Tenant under this Lease for a purpose other than to circumvent the provisions of this Article 15, or (3) which controls, is controlled by, or is under common control with, the Tenant under this L ease (with “control” or words of similar import meaning the power, whether directly or indirectly, by contract or equity ownership, to control the management and policies of the entity in question).
     16. WAIVER OF CERTAIN CLAIMS, INDEMNITY BY TENANT.
          (a) General Waiver. In addition to and without limiting or being limited by any other releases or waivers of claims in this Lease, but rather in confirmation and furtherance thereof, to the extent not prohibited by law, Landlord and Tenant each releases and waives any and all claims for, and rights to recover, damages against and from the other, and the other’s respective agents, members, partners, shareholders, officers and employees (collectively, the “Released Parties”), for loss, damage or destruction to any of its property (including the Premises, the Building, the Common Areas and their contents), the elements of which are insured against (with “insured against” meaning coverage over and above the amount of $50,000.00, it being the intent that the cost of a loss, damage or destruction which is less than $50,000.00 shall be borne by the party causing such loss, damage or destruction notwithstanding that such loss, damage or destruction may be within the coverage of the other party’s insurance) or which would have been insured against (with “insured against” meaning coverage over and above the amount of $50,000.00, it being the intent that the cost of a loss, damage or destruction which is less than $50,000.00 shall be borne by the party causing such loss, damage or destruction notwithstanding that such loss, damage or destruction may be within the coverage of the other party’s insurance) had such party suffering such loss, damage or destruction maintained the property or physical damage insurance policies required under Section 22 hereof. In no event shall this clause be deemed, construed or asserted (i) to affect or limit any claims or rights against any Released Parties other than the right to recover damages for loss, damage or destruction to property, or (ii) to benefit any third party other than the Released Parties.
     (b) Indemnity by Tenant. Subject to the terms of Section 16(a) above, in addition to and without limiting or being limited by any other indemnity in this Lease, but rather

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in confirmation and furtherance thereof, to the extent not prohibited by law, and excluding matters caused by any of the Landlord Parties, Tenant agrees to indemnify, defend by counsel reasonably acceptable to Landlord and hold Landlord and the Landlord Parties, and the Project, harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including court costs and reasonable attorneys’ fees and expenses, in connection with injury to or death of any person or with respect to damage to or theft, loss or loss of the use of any property, occurring in or about the Premises or the Project arising from Tenant’s occupancy of the Premises, or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or the Project, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or due to any other negligent act or omission or willful misconduct of Tenant, or any of its employees, agents, licensees, invitees or contractors.
          (c) Waiver. To the extent permitted by law, Tenant releases Landlord and the Landlord Parties from, and waives all claims for, damage or injury to person or property sustained by the Tenant or any occupant of the Building or the Premises resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Project or the Premises or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Project or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person, including Landlord’s agents and servants, except where resulting from the negligence or willful misconduct of Landlord or any of the Landlord Parties. Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of any injury or damage occurring at or about the Building. To the extent permitted by law, Landlord releases Tenant and the Tenant Parties from, and waives all claims for, damage or injury to person or property sustained by the Landlord or any occupant of the Building or the Premises resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Project or the Premises or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Project or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person, including Tenant’s agents and servants, except where resulting from the negligence or willful misconduct of Tenant or any of the Tenant Parties (as defined below).
          (d) Indemnity by Landlord. Subject to the terms of Section 16(a) above, in addition to and without limiting or being limited by any other indemnity in this Lease, but rather in confirmation and furtherance thereof, to the extent not prohibited by law, and excluding matters caused by Tenant or its employees, agents, contractors, consultants, vendors, customers, affiliates, invitees and any other person or entity acting on behalf of Tenant or whose presence in the Project is in connection with Tenant’s business operation at the Project (all of the foregoing, collectively, the “Tenant Parties”), Landlord agrees to indemnify, defend by counsel reasonably acceptable to Tenant and hold Tenant and the constituent partners of Tenant, harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including court costs and reasonable attorneys’ fees and expenses, imposed on them in connection with injury to or death of any person, occurring within the common areas of the Building or elsewhere at the Project, or with respect to damage to or theft, loss or loss of the use of property of any person, occurring within the common areas of the Building or elsewhere at the Project, but only

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to the extent that the foregoing losses, damages, liabilities, claims, liens, costs and expenses arise from or are caused by any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease, or from any negligent act or omission or willful misconduct of Landlord. No persons or entities other than Tenant or its constituent partners shall be deemed third party beneficiaries of the indemnities set forth in this Section 16(d).
     17. DAMAGE OR DESTRUCTION BY CASUALTY.
          (a) Termination of Lease; Repair by Landlord. If the Premises or the Building, or the Lobby, Receiving Docks and Auditorium, shall be damaged by fire or other casualty and if such damage does not render all or a material portion of the Premises or the Building untenantable, or all or a material portion of the Lobby, Receiving Docks and Auditorium unusable for their intended purposes, then Landlord shall proceed with reasonable promptness to repair and restore the Building and the Premises, and the Lobby, Receiving Docks and Auditorium, so as to render the Premises tenantable and the Lobby, Receiving Docks and Auditorium usable, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, and also subject to zoning laws and building codes then in effect. If any such damage renders all or a material portion of the Premises or the Building untenantable, or renders the Lobby, Receiving Docks or Auditorium unusable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration of the Building and the Premises, and the Lobby, Receiving Docks and Auditorium, as the case may be, necessitated by such damage and shall by notice given to Tenant approximately sixty (60) days from the date such damage occurs, advise Tenant of such estimate, and advise Tenant if Landlord has available sufficient insurance and other proceeds to complete the repair and restoration. If it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed two hundred seventy (270) days from the date such damage occurred, or if Landlord will not have available sufficient insurance and other proceeds to complete the repair and restoration, then either Landlord or Tenant shall have the right to terminate this lease as of the date of notice of such election by giving notice to the other at anytime within twenty (20) days after Landlord gives Tenant the notice containing said estimate. Unless this lease is terminated as provided in the preceding sentence, Landlord shall proceed with reasonable promptness to repair and restore the Building or the Premises, and the Lobby, Receiving Docks and Auditorium, so as to render the Premises tenantable (including restoration of reasonable access to the Premises, if such access was destroyed as a result of the subject casualty), and the Lobby, Receiving Docks and Auditorium usable, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this lease (except as hereinafter provided) if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said two hundred seventy (270) days. However, if such repairs and restoration are not completed by a date (“Outside Date”) which is twelve (12) months after the date of such fire or other casualty (or ninety-five (95) days after the expiration of the time period estimated by Landlord as aforesaid, if longer than two hundred seventy (270) days and neither party terminated the lease as permitted), which Outside Date shall be extended (as to Tenant’s ability to terminate only) by all periods of delay attributable to the acts or

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omissions of Tenant or Tenant’s agents, employees or contractors, for any reason whatsoever, then either party may terminate this lease, effective as of the date of notice of such election, by giving written notice to the other party within thirty (30) day period after said Outside Date as extended as aforesaid, but prior to substantial completion of repair or restoration. Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section 17 to repair or restore any portion of Tenant’s Alterations or by other improvements, additions or alterations made by or on behalf of Tenant in the Premises, including improvements performed by Landlord pursuant to this Lease and/or the Workletter, if any; (ii) Landlord shall not be obligated (but may, at its option, so elect) to repair or restore the Premises or Building if the damage is due to an uninsurable casualty or if insurance proceeds are insufficient to pay for such repair or restoration, or if any Mortgagee applies proceeds of insurance to reduce its loan balance, and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such; or (iii) if any such damage rendering all or a material portion of the Premises, Lobby or Building untenantable shall occur during the last year of the Term (and, for the purpose of this clause (iii) only, “material” shall mean that it would take more than sixty (60) to complete restoration of the affected area), either party (but as to Tenant’s right, only if all or a substantial portion of the Premises is rendered untenantable) shall have the option to terminate this lease by giving written notice to the other within thirty (30) days after the date such damage occurred, and if such option is so exercised, this lease shall terminate as of the date of such notice. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to those items or decorations which Landlord is obligated to repair, it being agreed that Tenant shall be entitled to the proceeds from any insurance for items which Landlord has no obligation to repair. In no event will Landlord be required to repair or restore any of Tenant’s personal property.
          (b) Repair by Tenant. If this lease is not terminated pursuant to this Section 17, Tenant shall, in accordance with Section 14, proceed with reasonable promptness to repair and restore all Tenant’s Alterations and all other alterations, additions and improvements in the Premises, other than any repairs or restoration required to be made by Landlord pursuant to Section 17(a) above, to as near the condition which existed prior to the fire or other casualty as is reasonably possible; provided, however, that Tenant shall have no obligation to commence any repair work unless Landlord is diligently performing its obligations under Section 17(a) above, and Tenant shall not be obligated to commence its repair work until Landlord has substantially completed repair and restoration of the Premises. Tenant agrees and acknowledges that Landlord shall be entitled to the proceeds of any insurance coverage carried by Tenant relating to improvements and betterments to the Premises if this lease terminates (provided that Tenant shall be entitled to all insurance proceeds from insurance which it carries relating to its non-affixed furnishings, non-affixed trade fixtures and other items of non-affixed personalty, irrespective of whether this lease terminates, and Landlord shall have no claim relative thereto).
          (c) Abatement of Rent. In the event any such fire or casualty damage renders the Premises untenantable and if this lease shall not be terminated pursuant to the foregoing provisions of this Section 17 by reason of such damage, then Rent shall abate during the period beginning with the date of such damage and ending on the date of the 120th day following the date when Landlord substantially completes its repair or restoration required hereunder. Such abatement shall be in an amount bearing the same ratio to the total amount of Rent for such period as the portion of the Rentable Area of the Premises which is untenantable

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and not used by Tenant from time to time bears to the Rentable Area of the entire Premises; provided, however that the Premises shall continue to be considered untenantable so long as the Lobby and Receiving Docks are not usable in the manner in which they were used prior to the casualty. In the event of termination of this lease pursuant to this Section 17, Rent shall be apportioned on a per diem basis and be paid to the date of the termination.
          (d) Untenantability. As used in this lease, the term “untenantable” means reasonably incapable of being occupied for its intended use due to damage to the Premises or Building. Notwithstanding anything contained to the contrary in this Section 17, neither the Premises nor any portion of the Premises shall be deemed untenantable if Landlord is not required to repair or restore same (or if Landlord is required to repair or restore same, then 120 days after such time as Landlord has substantially completed the repair and restoration work required to be performed by Landlord under this Section 17), or if Tenant continues to actually occupy the subject portion of the Premises; it being understood that the Premises shall, in any event, be deemed untenantable for so long as portions of the Building necessary to provide access to the Premises are rendered unusable, and to the extent Tenant is unable to conduct its customary business operations from the Premises as a result thereof.
     18. EMINENT DOMAIN.
          (a) Substantial Taking. If the entire Project or the entire Building, or a substantial part of either of them, or any part of the Project which includes all or a material part (meaning more than 20% of the replacement value thereof) of the Premises or Lobby, or a material part of the Receiving Docks, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, and, in Tenant’s reasonable judgment, such taking renders the Premises unsuitable for the operation of Tenant’s business therein, Tenant may, within ninety (90) days following the date of such taking, terminate this Lease upon written notice to Landlord. If this Lease is terminated, then all of Tenant’s obligations hereunder, including any obligation to pay Rent or other charges, shall end upon the earlier of the date when the possession of the part so taken shall be required for such use or purpose or the effective date of the taking and each party shall be released from further liability hereunder (except for such liability that expressly survives the termination of this Lease) If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Project, the taking or damaging of which would, in Landlord’s opinion, prevent the economical operation of the Project, or if the grade of any street or alley adjacent to the Land or the Building is changed or any such street or alley is closed by any competent authority, and such taking, damage, change of grade or closing makes it necessary or desirable to remodel the Building to conform to the taking, damage, change of grade or closing, Landlord shall have the right to terminate this lease upon written notice to Tenant given not less than ninety (90) days prior to the date of termination designated in the notice. In either of the events above referred to, Rent shall be apportioned on a per diem basis and be payable to the date of the termination.
          (b) Taking of Part. In the event a part of the Building or the Premises is taken or condemned by any competent authority and this lease is not terminated as provided in Section 18(a) above, the lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant’s Proportionate Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation.

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Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of any Tenant’s Alterations, or any other improvements made by or on behalf of Landlord or Tenant) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. In the event that Landlord does not have sufficient proceeds to make the necessary repairs and restorations to render the Premises and the Building a complete said architecturally and economically efficient unit, Tenant may, within ninety (90) days following the date of such taking, terminate this Lease upon written notice to Landlord.
          (c) Compensation. Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord all of Tenant’s interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of Tenant’s relocation expenses and the loss, if any, to Tenant Alterations paid for by Tenant without any credit or allowance from Landlord, so long as there is no diminution of Landlord’s award as a result, and subject to the rights of any ground lessor or mortgagee of Landlord with respect thereto.
     19. DEFAULT; LANDLORD’S RIGHTS AND REMEDIES.
          (a) Default. The occurrence of any one or more of the following matters constitutes a “Default” by Tenant under this Lease:
          (i) Failure by Tenant to pay any Rent when due, if such failure continues for ten (10) days after written notice to Tenant of such failure;
          (ii) Failure by Tenant to pay any other money required to be paid by Tenant under this Lease when due, if such failure continues for ten (10) business days after written notice to Tenant of such failure;
          (iii) Failure by Tenant to observe or perform any of the material covenants in respect of assignment and subletting set forth in Section 15;
          (iv) Failure by Tenant to commence to cure as soon as reasonably practicable under the circumstances, after receipt of notice from Landlord, any hazardous condition which Tenant has created or permitted in violation of law or of this Lease;
          (v) Failure by Tenant to complete, execute and deliver any estoppel certificate or subordination agreement required to be completed, executed and delivered by Tenant pursuant to Section 20 or Section 24 of this Lease, within the time required for such instrument or document in accordance with such Sections;
          (vi) Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this lease, if such failure shall continue for thirty (30) days after written notice thereof from Landlord to Tenant; provided that such 30-day period shall be extended for the time reasonably required to complete such cure (not to exceed, in any event, an additional 60 day period), if such failure cannot reasonably be

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cured within said 30-day period and Tenant commences to cure such failure within the first ten (10) days after receiving said written notice and thereafter diligently and continuously proceeds to cure such failure;
          (vii) The levy upon execution or the attachment by legal process of the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest, which lien shall not be released or discharged within sixty (60) days from the date of such filing (or, in any event, such earlier date prior to final enforcement of the same);
          (viii) Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Tenant or for the major part of its property;
          (ix) A trustee or receiver is appointed for Tenant or for a major part of its property, without Tenant’s application therefor or consent thereto, and is not discharged within sixty (60) days after such appointment;
          (x) Any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding for relief under any bankruptcy law or similar law for the relief of debtors, is instituted (A) by Tenant, or (B) against Tenant and is allowed against it or is consented to by it or is not dismissed within sixty (60) days after such institution; or
          (b) Landlord’s Rights and Remedies. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any other right or remedy allowed it at law or in equity:
          (i) By written notice to Tenant, Landlord may terminate this Lease, in which event the Term of this Lease shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;
          (ii) By written notice to Tenant, Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice;
          (iii) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and for the enforcement of any other appropriate legal or equitable remedy, including without limitation distraint for rent, injunctive relief, recovery of all money due or to become due from Tenant under any of the provisions of this Lease and recovery of damages incurred by Landlord by reason of the Default; and

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          (iv) Landlord may cure or correct such Default or take steps to perform any covenant, agreement, condition or provisions of this lease, and all costs and expenses reasonably incurred by Landlord in so doing (including reasonable attorneys’ fees) shall be paid by Tenant to Landlord as additional rent upon demand plus interest at the Default Rate (defined in Section 28(i)) from the date of expenditure. Landlord’s proceeding under the rights reserved to Landlord under this Section 19(b)(iv) shall not in any way prejudice or waive any rights as Landlord might otherwise have against Tenant by reason of that or any other Default. Upon any Default of Tenant under this Section 19, to the extent Landlord is seeking damages against Tenant as a result thereof, then Landlord shall be required to use reasonable efforts to mitigate its damages generally, as and to the extent required by applicable Law; provided, however, Landlord shall not be deemed to have failed to mitigate if Landlord leases any other premises in the Project before reletting all or any portion of the Premises. Any failure by Landlord to mitigate with respect to any period of time shall only reduce Rent and any other amount to which Landlord is entitled under this Lease by the reasonable value of the Premises during such period.
          (c) Surrender. If Landlord exercises any of the remedies provided for in subparagraphs (i) and (ii) of Section 19(b), Tenant shall surrender possession of and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law, full and complete license so to do being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary and legally permissible, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer, and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by law or in equity.
          (d) Termination of Right of Possession. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, as provided for by subparagraph (ii) of Section 19(b), then Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant as of such termination date, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid as of the termination date, and all costs and expenses, including without limitation court costs and reasonable attorneys’ fees and expenses incurred by Landlord in the enforcement of its rights and remedies hereunder, and in addition, Landlord shall be entitled to recover from Tenant from time to time, and Tenant shall remain liable for, all Rent and all other additional sums thereafter accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the then current Term. In any such case, Landlord shall use reasonable efforts as required by applicable law to relet the Premises for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term of this Lease), in such portions and upon such terms as Landlord in Landlord’s sole discretion (but subject to Landlord’s reasonable mitigation obligations as may be required by applicable law) shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Landlord may give priority over leasing the Premises to any other space Landlord desires to lease in the Building and shall

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not be required in any case to offer rent, length of terms or other terms for the Premises which are or would be less favorable to Landlord than being offered for comparable space of Landlord in the Building. Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable, and in connection therewith Landlord may change the locks to the Premises, and Tenant shall upon written demand pay the cost thereof together with Landlord’s expenses of reletting. Landlord may collect the rents from any such reletting and shall apply the same first to the payment of the expenses of reentry, redecoration, repair, alterations and reletting and second to the payment of Rent herein provided to be paid by Tenant, and any excess or residue shall operate only as an offsetting credit against the amount of Rent, if any, due and owing or as the same thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue, and any such excess or residue shall belong to Landlord solely; provided that in no event shall Tenant be entitled to such a credit against Rent in excess of the aggregate sum (including Base Rent and Additional Rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined had no Default occurred. No such re-entry, repossession, repairs, alterations, additions or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord’s part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, and Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.
          (e) Termination of Lease. In the event of the termination of this Lease by Landlord as provided for by subparagraph (i) of Section 19(b), Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this lease, which may be then owing and unpaid, and all costs and expenses, including without limitation court costs and reasonable attorneys’ fees and expenses incurred by Landlord in the enforcement of its rights and remedies hereunder, and in addition, Landlord shall be entitled to recover an amount equal to the present value (calculated using a discount rate equal to eight percent (8%) per annum) of the aggregate Base Rent and Additional Rent payable for the period from the termination date stated in Landlord’s notice terminating this lease until the date which would have been the Expiration Date but for such termination, less the present value (calculated using a discount rate equal to eight percent (8%) per annum) of the fair rental value of the Premises for the same period (which fair rental value shall be calculated so as to include a reasonable vacancy period for reletting the Premises and deductions for reasonable expenses and inducements incurred by Landlord to achieve such reletting, including without limitation attorneys’ fees and expenses, brokerage fees, advertising costs, rent abatements, tenant improvement allowances and the like). The rights and remedies of Landlord pursuant to this Section 19 shall survive the termination of this lease.
          (f) Tenant’s Property. All property of Tenant removed from the Premises by Landlord or which becomes Landlord’s property pursuant to any provisions of this Lease or by law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof.

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Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and for storage charges for such property so long as the same shall be in Landlord’s possession or under Landlord’s control. All property not removed from the Premises or retaken from storage by Tenant on or before the end of the Term, however terminated, or the termination of Tenant’s right of possession, shall, at Landlord’s option, be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale, without further payment or credit by Landlord to Tenant.
          (g) Waiver of Notices Not Provided for in this Lease. Tenant expressly waives the service of any notice of intention to terminate this Lease or to reenter the Premises (except for any notice expressly provided for in this Lease) and waives the service of any demand for payment of rent or for possession and waives the service of any and every other notice or demand prescribed by any ordinance, statute or other law (except as expressly otherwise provided in this lease or as required by applicable law) and agrees that the breach of any covenants or agreements provided in this lease shall, in and of itself, without the service of any notice or demand whatever (except as expressly otherwise provided in this Lease or as required by applicable law), constitute a forcible detainer by Tenant of the Premises.
          (h) Waiver of Trial by Jury. Landlord and Tenant hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of the Premises or any claim of injury or damage and any emergency statutory or any other statutory remedy. If Landlord commences any summary proceeding for non-payment of rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.
          (i) Landlord Default. If Landlord shall fail to perform any obligation under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof is received by Landlord from Tenant (provided, if the nature of Landlord’s failure is such that more time is reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure within such period and thereafter diligently seeks to cure such failure to completion). If Landlord shall default and fail to cure as provided herein following receipt of such notice, Tenant shall have such rights and remedies as may be available to Tenant at law or equity, subject to the other provisions of this Lease; provided, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent, or terminate this Lease, except as expressly provided in this Lease.
     20. RIGHT’S OF MORTGAGEES AND GROUND LESSORS.
          (a) Subordination of Lease. Landlord represents and warrants that as of the date hereof, (1) there is no Mortgage (as defined herein) encumbering the Land, Building or Project other than that certain Mortgage, Security Agreement and Fixture Filing (the “Existing Mortgage”) dated as of August 10, 2004 by and between Landlord and Wilmington Trust of Pennsylvania (the “Existing Mortgagee”); (ii) Landlord is the fee simple owner of the entire Project; and (iii) there is no Ground Lease (as defined herein) encumbering the Land, Building or

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Project. Landlord shall deliver to Tenant an SNDA (as defined herein) in the form of Exhibit J attached hereto executed on behalf of the Existing Mortgagee. Landlord may have heretofore or may hereafter encumber with a mortgage or trust deed the Building, the Land, the Project, any part thereof or any interest therein, may sell and lease back the Land, or any part of the Project, and may encumber the leasehold estate under such a sale and leaseback arrangement with a mortgage or trust deed. (Any such mortgage or trust deed is herein called a “Mortgage” and the holder of any such mortgage or the beneficiary under any such trust deed is herein called a “Mortgagee.” Any such lease of the Land or other part of the Project is herein called a “Ground Lease” and the lessor under any such lease is herein called a “Ground Lessor.”) Provided that the Mortgagee or Ground Lessor in question furnishes a non-disturbance agreement for the benefit of Tenant in commercially reasonable form, this Lease and the rights of Tenant hereunder shall be and are hereby expressly made subject to and subordinate at all times to any Mortgage and to any Ground Lease now or hereafter existing, and to all amendments, modifications, renewals, extensions, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security thereof. Conditioned upon receipt of such non-disturbance agreement, Tenant agrees to execute and deliver to Landlord such further instruments consenting to or confirming the subordination of this lease to any Mortgage and to any Ground Lease and containing such other provisions which may be requested in writing by Landlord within ten (10) business days after Tenant’s receipt of such written request.
          (b) Notice of and Opportunity to Cure Defaults. Tenant agrees that if Landlord defaults in the performance or observance of any covenant or condition of this lease required to be performed or observed by Landlord hereunder, Tenant will give written notice specifying such default by certified or registered mail, postage prepaid, to any Mortgagee or Ground Lessor of which Tenant has been notified in writing, and before Tenant exercises any right to terminate this lease which Tenant may have on account of any such default of Landlord, such Mortgagee or Ground Lessor shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default (or if such default is non-in nature and cannot be cured within that time, then such additional time as may be reasonably necessary, if, within such thirty (30) days, any Mortgagee or Ground Lessor has commenced and is diligently pursuing the remedies necessary to cure such default, including but not limited to commencement of foreclosure proceedings or other proceedings to acquire possession of the mortgaged or leased estate, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or Ground Lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the mortgaged or leased estate by reason of Landlord’s bankruptcy. Nothing in this Section 20(b) is intended to impair or delay Tenant’s right of self-help as expressly set forth in Section 9(c) of this Lease.
          (c) Rights of Successors. If any Mortgage is foreclosed, or Landlord’s interest under this lease is conveyed or transferred in lieu of foreclosure, or if any Ground Lease is terminated:
            (i) So long as no Default then exists, (x) the possession and use by Tenant of the Premises shall not be disturbed by any suit or proceeding for the foreclosure of the Mortgage or any deed in lieu of foreclosure, or by any termination of the Ground Lease (as the case may be); (y) the Mortgagee, Ground Lessor or such other entity that succeeds to the interest of Landlord hereunder shall recognize any and all of

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Tenant’s rights and privileges under this Lease and under any renewals or modifications thereof; and (z) Tenant shall not be joined as a party to any lawsuit or other proceeding for the foreclosure of the Mortgage or any deed in lieu of foreclosure or any other proceeding related to the Mortgage or Ground Lease.
          (ii) No person or entity which as the result of any of the foregoing has succeeded to the interest of Landlord in this Lease (any such person or entity being hereafter called a “Successor”) shall be liable for any default by Landlord or any other matter which occurred prior to the date such Successor succeeded to Landlord’s interest in this Lease (subject to the terms of the then applicable SNDA), nor shall such Successor be bound by or subject to any offsets or defenses which Tenant may have against Landlord or any other predecessor in interest to such Successor.
          (iii) Upon request of any Successor, Tenant will attorn to such Successor, as Landlord under this Lease, subject to the provisions of this Section 20(c) and Section 20(e), and will execute and deliver such instruments as may be necessary or appropriate to evidence such attornment within twenty (20) days after receipt of a written request to do so; provided that Tenant receives written notice that such Successor has succeeded to the interest of Landlord.
          (iv) No Successor shall be bound to recognize any prepayment by more than thirty (30) days of Base Rent or Additional Rent.
          (v) No Successor shall be bound to recognize any material amendment or material modification of this Lease made without the written consent of the Mortgagee or Ground Lessor (as the case may be).
          (d) Subordination of Mortgage. Notwithstanding anything to the contrary contained herein, any Mortgagee may subordinate, in whole or in part, its Mortgage to this Lease by sending Tenant notice in writing subordinating all or any part of such Mortgage to this Lease, and Tenant agrees to execute and deliver to such Mortgagee such further instruments consenting to or confirming the subordination of all or any portion of its Mortgage to this lease and containing such other provisions which may be reasonably requested in writing by such Mortgagee within ten (10) business days after Tenant’s receipt of such written request.
          (e) Liability of Mortgagee and Ground Lessor. Whether or not any Mortgage is foreclosed or any Ground Lease is terminated, or any Mortgagee or Ground Lessor succeeds to any interest of Landlord under this lease, no Mortgagee or Ground Lessor shall have any liability to Tenant for any security deposit paid to Landlord by Tenant hereunder, unless such security deposit has actually been received by such Mortgagee or Ground Lessor.
          (f) Requests by Mortgagee or Ground Lessor. Should any prospective Mortgagee or Ground Lessor require execution of a short form of this lease for recording (containing, among other customary provisions, the names of the parties, a description of the Premises and the Term of this lease), Tenant agrees to execute such short form of lease and deliver the same to Landlord within ten (10) business days following the request therefor.

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          (g) Immediate Default. If Tenant fails within ten (10) business days after initial written demand therefor to execute and deliver any instruments as may be necessary or proper to effectuate any of the covenants of Tenant set forth above in this Section 20, and such failure continues for an additional five (5) business days after a second written demand therefor, then such failure shall be deemed an immediate “Default” hereunder, without further notice or cure periods, subject to all rights and remedies of Landlord described in Section 19 hereof or otherwise available at Law or in equity.
     21. FURNITURE. For no additional charge, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those items of furniture (the “Furniture”) described on the inventory list attached hereto as Exhibit E (the “Inventory List”), which, on the date hereof, is located within the Premises. Landlord and Tenant acknowledge that, prior to Commencement Date the parties will conduct a “walk-through” inspection of the Premises in order to confirm the completeness and accuracy of the furniture shown on the Inventory List. Tenant accepts the Furniture in its “as-is” condition and configuration, without any representation or warranty by Landlord. Landlord shall have no obligation to replace or repair, or to pay for the cost to replace or repair, any item of Furniture. LANDLORD SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS AND/OR WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE FURNITURE. During the Term, Tenant shall maintain and repair the Furniture as reasonably necessary, and shall insure the same along with its other personal property pursuant to Section 22 hereof. Upon the expiration or earlier termination of this lease or contraction by Tenant of any portion of the Premises in accordance with this lease, Tenant shall surrender the Furniture to Landlord in the same condition and repair as on the Commencement Date, reasonable wear and tear and damage by casualty excepted.
     22. INSURANCE AND SUBROGATION
          (a) Tenant’s Insurance. Tenant shall carry insurance during the entire Term hereof (and any earlier period during which Tenant is entitled to possession of the Premises or any portion thereof or conducting any business or construction related activities at the Project) insuring Tenant, and with respect to the commercial general liability insurance referenced in clause (i) of this Section 22(a), listing as additional insureds, Landlord, Landlord’s constituent members and agents (so long as Tenant receives prior written notice of such parties), any property management company engaged by Landlord (so long as Tenant receives prior written notice of such parties), and all Mortgagees and Ground Lessors (so long as Tenant receives prior written notice of such parties), and their respective agents, partners and employees. Such insurance shall be with terms and coverages, and be in companies in good standing and licensed to do business in the State of Illinois and otherwise reasonably satisfactory to Landlord having Best’s (or equivalent) ratings of “A-/VIII” or higher, and with such changes in insured parties, coverages and increase in limits as Landlord may from time to time reasonably request, which request shall be consistent with factors such as claims history, actual changes in risk pertaining to the Project, and the practices of prudent landlords of Comparable Buildings. Initially Tenant shall maintain the following coverages in the following amounts:
          (i) Commercial general liability insurance with the broad form commercial liability endorsement, including contractual liability insurance covering

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Tenant’s indemnity obligations hereunder, insuring against claims for death, bodily injury, personal injury and property damage occurring upon, in or about the Premises in an amount not less than $1,000,000.00 per occurrence and having a general aggregate amount on a per location basis of not less than $2,000,000.00, with umbrella liability coverage of $4,000,000.00 per occurrence, $4,000,000.00 aggregate, dedicated for the 1000 Remington Boulevard, Bolingbrook, Illinois location. Landlord, and any such property management company (so long as Tenant receives prior written notice of such parties) and all Mortgagees and Ground Lessors (so long as Tenant receives prior written notice of such parties) shall be named as additional insureds on such policy.
          (ii) “Special form” full replacement cost property damage insurance including fire, sprinkler leakage, vandalism and extended coverage for the full replacement cost of all Tenant’s Work, other Tenant’s Alterations, and all other additions, improvements and alterations to the Premises (providing that Landlord is an additional named insured as its interest may appear) and of all office furniture, inclusive of the Furniture, trade fixtures, office equipment, inventory, merchandise and all other items of Tenant’s property on or about the Premises, on a per location basis.
          (iii) Workers’ Compensation in such limits as are required by applicable Laws and Employers’ Liability insurance in an amount of not less than $1,000,000.00.
          (iv) Such other insurance or coverage as Landlord reasonably requests; provided that such insurance is requested by prudent landlords of Comparable Buildings.
     Tenant shall, prior to the Commencement Date or such earlier date as Tenant or anyone acting on behalf of Tenant is conducting any activity at the Project, and from time to time during the Term (and, in any event, not less than ten days prior to the expiration of any such policy), furnish to Landlord certificates of insurance evidencing the foregoing insurance coverage. Tenant’s policies shall state that such insurance coverage may not be cancelled or not renewed without at least thirty (30) days’ prior written notice to Landlord and Tenant, and shall further provide that the policy shall not be invalidated should the insured party have waived in writing prior to a loss, any and all rights of the insured party against any other party for losses covered by such policy. Tenant shall have the right to provide the foregoing insurance under a master or blanket policy of insurance covering other properties of Tenant or its affiliates provided that an endorsement insuring segregated amounts sufficient to satisfy said insurance requirements hereunder is provided.
     So long as the net worth of Tenant is in excess of $25,000,000.00, Tenant shall have the option to maintain self insurance for the insurance required under subsections 22(a)(ii) above so long as such self-insurance at all times provides the coverage and limits described above and is in compliance with all Laws pertaining to self-insurance programs. Any self-insurance shall contain all of the terms and conditions applicable to such insurance as set forth in this Section 22. If Tenant elects to self-insure, then with respect to any claims which may result from incidents occurring during the Term, such self-insurance obligation shall survive the expiration of the Term or earlier termination of this Lease to the same extent as the insurance required above would so survive. In order to prove satisfaction of the net worth requirement set forth above,

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Tenant shall be required to provide audited or certified financial statements (or other evidence of net worth reasonably satisfactory to Landlord) reasonably prior to any time at which Tenant desires to self-insure and annually within ten (10) days after written request therefor by Landlord during the period when Tenant is maintaining self-insurance. The right to self-insure described herein is personal to the original named Tenant and may not be assigned or transferred to any future tenant under this Lease. All net worth or other financial information received or reviewed by Landlord or any representative retained by Landlord is confidential information of Tenant and will not be disclosed by Landlord (or its agents or auditors) to any third parties, and Landlord shall require its agents, attorneys and accountants to enter into a confidentiality agreement with Tenant agreeing to the aforesaid confidentiality requirements. Notwithstanding anything to the contrary contained herein, Landlord may disclose confidential information as required by deposition, interrogatory, request for documents, subpoena or similar legal process or as otherwise required to pursue or defend against any claims or legal proceedings.
          (b) Waiver of Subrogation. Landlord and Tenant each agree to have all property or physical damage insurance which it may carry endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party or any of the parties named in Section 22(a) above or Released Parties described in Section 16(a) entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder. Each of Landlord’s and Tenant’s policies shall provide further that the insurer waives all rights of subrogation which such insurer might have against either Landlord and the Landlord Parties, or Tenant and the Tenant Parties, as applicable. Landlord and Tenant each further agrees to first seek recovery under any applicable property or physical insurance policy maintained by such party before proceeding against the other.
          (c) Landlord’s Insurance. Landlord shall maintain: (1) commercial general liability insurance in an amount not less than $1,000,000 per occurrence and $5,000,000 in the aggregate covering the Building (including the Common Areas) and (2) fire and extended coverage special form insurance covering the Building on a full replacement cost basis.
     23. NONWAIVER. No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord or Tenant to enforce any remedy on account of the violation of such condition, whether or not such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Without limiting Landlord’s rights under the provisions of Section 11, it is agreed that no receipt of money by Landlord from Tenant after the termination in any way of the Term or of Tenant’s right of possession hereunder or after the giving any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such money. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any money due, and Landlord’s receipt and collection of said money shall not waive or affect any said notice, suit or judgment.
     24. ESTOPPEL CERTIFICATE. Tenant agrees that from time to time (but no more than three times in any twelve (12) month period), upon not less than fifteen (15) business days’ prior request by Landlord, or any existing or prospective Mortgagee or Ground Lessor,

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Tenant will, and Tenant will cause any subtenant, licensee, concessionaire or other occupant of the Premises claiming by, through or under Tenant, to complete, execute and deliver to Landlord or Landlord’s designee or to any existing or prospective Mortgagee or Ground Lessor, a written estoppel certificate certifying (a) that this Lease is unmodified and is in full force and effect (or if there have been modifications, that this lease, as modified, is in full force and effect and setting forth the modifications); (b) the amounts of the monthly installments of Base Rent and Additional Rent Estimate then required to be paid under this Lease; (c) the date to which Rent has been paid; (d) that to the best of Tenant’s knowledge, Landlord is not in default under any of the provisions of this Lease, or if in default, the nature thereof in detail and what is required to cure same; and (e) such other information concerning the status of this Lease or the parties’ performance hereunder reasonably requested by Landlord or the party to whom such estoppel certificate is to be addressed. Tenant’s failure to complete, execute and deliver such estoppel certificate within the aforesaid 15 business day period, which failure continues for an additional five (5) business days after a second written request from Landlord, shall be deemed to be a Default under Section 19 of this Lease, without further notice or cure periods, giving rise to all rights and remedies available to Landlord under said Section 19 or otherwise available at law or in equity. Without limitation of the foregoing, Tenant hereby agrees to execute and deliver to Landlord, concurrent with Tenant’s execution and delivery of this Lease to Landlord, three (3) originals of that certain Lease Estoppel Certificate in the form of Exhibit F attached hereto.
     25. TENANT CORPORATION, LIMITED LIABILITY COMPANY OR PARTNERSHIP AUTHORITY. In case Tenant is a corporation or a limited liability company, Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof. Landlord represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Landlord and constitutes the valid and binding agreement of Landlord in accordance with the terms hereof. Also, it is agreed that each and every present and future individual general partner, if Tenant is a partnership, in Tenant shall be and remain at all times jointly and severally liable hereunder, to the extent permitted by law, and that the death, resignation or withdrawal of any such partner shall not release the liability of such partner under the terms of this Lease unless and until Landlord shall have consented in writing to such release.
     26. REAL ESTATE BROKERS. Tenant represents and warrants to Landlord that Tenant did not deal with any broker in connection with this lease other than the Broker identified in Section 1(d). Landlord represents and warrants to Tenant that Landlord did not deal with any broker in connection with this lease other than the Broker identified in Section 1(d). Landlord hereby agrees to pay the brokerage commission payable to said Broker in accordance with a written agreement between Landlord and such Broker. Landlord and Tenant each hereby agree to indemnify, defend and hold the other, the other’s agents and their respective partners and employees, and the Project, harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including without limitation court costs and reasonable attorneys’ fees and expenses, arising from any claims or demands of any other broker or brokers or finders for any commission alleged to be due such other broker or brokers or finders claiming to have dealt with the party making such indemnification in connection with this lease or with whom the party making such indemnification hereafter deals or whom the party making such indemnification employs.

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     27. NOTICES. All notices, waivers, demands, requests or other communications required or permitted hereunder shall, unless otherwise expressly provided, be in writing and be deemed to have been properly given, served and received (a) if delivered personally or by same-day courier messenger, when delivered, (b) if sent by nationally required overnight courier, on the first (1st) business day after deposit with said courier, and (c) if mailed, on the third (3rd) business day after deposit in the United States Mail, certified or registered, postage prepaid, return receipt requested.

If to Landlord:	Bolingbrook Investors, LLC
c/o BPG Properties, Ltd.
200 South Michigan Avenue
Suite 210
Chicago, Illinois 60604
Attention: Asset Manager

With an additional copy to:	BPG Properties, Ltd.
1500 Market Street
3000 Centre Square West
Philadelphia, Pennsylvania 19102
Attention: Loretta M. Kelly, General Counsel

If to Tenant:	Ulta Salon, Cosmetics & Fragrance, Inc.
Windham Lakes Business Park
1275 Windham Drive
Romeoville, IL 60446

With a copy of any notice	Wachovia Capital Finance Corporation (Central)
to terminate this Lease to:	150 South Wacker Drive
Chicago, Illinois 60606-4401
Attention: Portfolio Manager
or to such other address(es) or addressee(s) as any party entitled to receive notice hereunder shall designate to the others in the manner provided herein for the service of notices. Rejection or refusal to accept or inability to deliver because of changed address or because no notice of changed address was given, shall be deemed receipt.
     28. MISCELLANEOUS.
          (a) Successors and Assigns. Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any assignment, subletting, mortgage, lien, charge, or other transfer or encumbrance contrary to the provisions of this Lease.
          (b) Amendment. No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord unless the same shall be in writing and signed by Landlord.

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          (c) Offer. Submission of this instrument for examination shall not constitute a reservation of or option for the Premises or in any manner bind Landlord, and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this lease to Landlord, or its agents, shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be revoked for ten (10) days after such delivery.
          (d) Tenant. The word “Tenant” whenever used herein shall be construed to mean Tenants or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations or other organizations, partnerships or other entities, or individuals, shall in all cases be assumed as though in each case fully expressed. In all cases where there is more than one Tenant, (a) the liability of each shall be joint and several and (b) any one person or entity comprising Tenant may give any notice or approval required or permitted to be given by Tenant under this lease and such notice or approval shall be deemed binding upon all persons or entities comprising Tenant and may be relied upon by Landlord as if such notice or approval had been given by all persons or entities comprising Tenant. Notwithstanding anything to the contrary in this Lease, Landlord shall have no recourse personally against any member or officer of Tenant with respect to any liability of Tenant under this Lease.
          (e) Expenses of Enforcement. The non-prevailing party shall pay within thirty (30) days after demand all of the reasonable costs, charges and expenses (including the court costs and fees and out-of-pocket expenses of counsel, agents and others retained by the prevailing party) incurred by the prevailing party in enforcing the terms of this lease, and a party shall also pay such costs and expenses incurred by the other party in any claim, action or litigation in which said party causes the other party without the other party’s fault to become involved or concerned. Any amount due from Tenant to Landlord pursuant to this Section shall be deemed to be additional Rent due under this lease. A party shall be considered the prevailing party if: (i) it initiated the litigation and substantially obtains the relief it sought, either through a judgment or the other party’s voluntary action before trial or judgment; (ii) it did not initiate the litigation, and the other party withdraws its action without substantially obtaining the relief it sought; or (iii) it did not, initiate the litigation, and judgment was entered for either party, but without substantially granting the relief sought.
          (f) Exhibits and Riders. Exhibits and riders, if any, referred to in or affixed to this Lease are made an integral part hereof.
          (g) Approval of Plans and Specifications. Neither review nor approval by or on behalf of Landlord of any plans and specifications for any Tenant Alterations or any other work shall constitute a representation or warranty by Landlord, any of Landlord’s constituent members, or any of their respective agents, partners or employees, that such plans and specifications either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable Laws, it being expressly agreed by Tenant that neither Landlord, nor any of Landlord’s constituent members, nor any of their respective agents, partners or employees, assume any responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance.

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          (h) Time of Essence. Time is of the essence of this lease and of each and all provisions hereof.
          (i) Due Date; Interest. If any installment of Monthly Base Rent or any other sum due from Tenant pursuant to any provision of this Lease shall not be received by Landlord or Landlord’s designee within five (5) business days following the due date for such installment of Monthly Base Rent or Additional Rent, or within five (5) business days following written notice that such amount was not paid when due for any other sums which may become due under this Lease, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount. The late charge shall be deemed additional rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Monthly Base Rent or Additional Rent owing hereunder which are not paid within five (5) business days following the due date for Base Rent, or within five (5) business days following written notice that such amount was not paid when due for any other sums which may become due under this lease shall bear interest from the date when due until paid at the Default Rate. The term “Default Rate” means the rate of interest announced from time to time, by Bank One, Chicago, Illinois (or any successor), as its “prime rate” or “corporate base rate,” changing as and when such rate changes, or if such rate is no longer in existence, then such other “prime rate” as may be designated by Landlord (herein, the “Prime Rate”) plus three (3) percentage points. The provisions of this subparagraph shall in no way relieve Tenant of the obligation to pay Rent or any other sums due hereunder on or before the date on which payment is due, nor shall the collection by Landlord of any amount under this subparagraph impair the ability of Landlord to collect any amount under Section 19 of this Lease. Notwithstanding anything to the contrary set forth in this Section 28(i), the first time in any 12 month period that Tenant fails to pay Rent when due, no late charge or interest shall be charged unless such failure continues for ten (10) days after written notice thereof from Landlord.
          (j) Interpretation. The invalidity of any provision of this Lease shall not, to the extent commercially reasonable, impair or affect in any manner the validity, enforceability or effect of the rest of this Lease.
          (k) Force Majeure. Without limiting or being limited by the provisions of Section 8 or Section 13, or any of the other provisions of this Lease, if either party fails to perform timely any of the terms, covenants or conditions of this Lease on its part to be performed, and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, riot, insurrection, act of terrorism, war, accident, fire or other casualty, adverse weather condition, act of God, governmental inaction, restrictive governmental law or regulation, inability to procure materials, electricity, gas, other fuel or water or other utilities at the Building after reasonable effort to do so, act or event caused directly or indirectly by or by default of the other party or any of the other party’s employees, agents, licensees, invitees or contractors, concealed subsurface condition not reasonably anticipated from test results obtained prior to commencement of work or any cause beyond the reasonable control of the first party, then the time to perform the term, covenant or condition in question shall be extended on a day-for-day basis for the period of the delay caused by such event; provided, however, that the party claiming the benefit of this Section 28(k) shall, as a condition thereto, give notice to the other party in

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writing within ten (10) business days of the incident specifying with particularity the nature thereof, the reason therefor, the date and time such incident occurred and a reasonable estimate of the period that such incident will delay the fulfillment of said term, covenant or condition. Failure to give such notice within the specified time shall render such delay invalid in extending the time for performing the subject term, covenant or condition. This Section shall not apply to (i) the inability to pay any sum of money due hereunder or the failure to perform any other obligation due to the lack of money or inability to raise capital or borrow for any purpose, or (ii) extend the Commencement Date, except and to the extent that the force majeure event is a fire or other casualty not caused by any of the Tenant Parties.
          (l) Cumulative Remedies; Illinois Law. The rights and remedies of Landlord and Tenant under this Lease are cumulative and none shall exclude any other rights or remedies allowed by law or equity. This Lease is for the lease of space in a building located in the State of Illinois and is declared to be an Illinois contract, and all of its terms shall be construed according to the laws of the State of Illinois.
          (m) Counterparts. This Lease may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
          (n) Relationship. Landlord and Tenant disclaim any intention to create a joint venture, partnership or agency relationship.
          (o) Action on Behalf of Landlord or Tenant. Any service which may be provided by Landlord under this Lease may be provided by Landlord, j any of its constituent members, or any agent or contractor of any of them, and the cost to Landlord of any such agent or contractor shall be included in any charge to Tenant for such service. Except as provided in the following sentence, any right reserved to Landlord under this Lease may be exercised by Landlord, any of its constituent members, or any agent, contractor or designee of any of them (provided that, except for certain indemnities in favor of such parties as expressly described in this Lease, no such party, other than Landlord, shall be deemed a third party beneficiary of the Lease for purposes of bringing an enforcement action against Tenant). Any notice, demand, consent or approval which may be given by Landlord under this Lease may be given only by Landlord, any constituent owner of Landlord, or any agent or attorney of any of them. Any notice, demand, consent or approval which may be given by Tenant under this Lease may be given only by Tenant, any constituent owner of Tenant, or any agent or attorney of any of them.
     (p) Entire Agreement. This Lease contains the entire agreement between Landlord, and Tenant with respect to its subject matter, and all negotiations, considerations, representations, understandings and agreements, oral or written, which may have been previously made between any of the foregoing parties are incorporated and merged into this Lease. In executing and delivering this Lease, Tenant has not relied on any representation, warranty or statement by Landlord, any of Landlord’s constituent members, or any of their respective agents, partners or employees, which is not set forth in this Lease, including without limitation any representation as to the amount of any Additional Rent, or any component thereof, or any representation that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis.

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     (q) Financial Statements. At Landlord’s request given at any time that (i) Tenant is in Default, (ii) Tenant is seeking to assign this Lease or sublease the Premises, (iii) Tenant is expanding the Premises, or (iv) Landlord is selling or refinancing the Project, Tenant shall deliver to Landlord, within ten (10) days after written request by Landlord, Tenant’s most recent then available quarterly financial statements and any more recent financial statements then available, including balance sheets and income statements. All such financial statements shall be certified by the chief financial officer of Tenant as being true, accurate and complete in all material respects. Landlord shall not disclose such financial information to any third party other than its lenders, partners, members, agents, consultants, advisors, attorneys and accountants (provided that, in any such case, any such persons and entities are advised of the obligation not to disclose such information and agree not to so disclose such information) or as may be otherwise required by a government or governmental agency or pursuant to court order or to enforce Landlord’s rights hereunder.
     (r) Landlord Right to Perform Tenant’s Duties. If Tenant fails to timely perform any of its duties under this Lease, then Landlord shall have the right (but not the obligation), upon reasonable prior written notice to Tenant (except that no such notice shall be required in the case of an emergency) and Tenant’s failure to promptly take action to remedy such failure within a reasonable time under the circumstances, and without limiting any other rights or remedies available to Landlord, to perform such duty on behalf and at the expense of Tenant without further notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty, together with interest thereon at the Default Rate accruing from and after the time so expended or incurred by Landlord until repaid by Tenant, shall be deemed to be additional Rent under this lease and shall be due and payable upon demand by Landlord. Any specific notice and cure period set forth elsewhere in this Lease shall govern and control over the “reasonable time under the circumstances” language set forth in this Section 28(r).
     (s) Public Safety. Notwithstanding anything contained in this Lease to the contrary, Tenant and all persons within the Premises or within or under Tenant’s control shall comply with any and all orders and directives that may be given by Landlord (or its agents, including for these purposes only, building management and lobby attendants) to Tenant in connection with Landlord’s reasonable, good faith belief that there exists an emergency or other safety concerns which affect the Building and/or the Premises. Such orders and directives may require, among other things, for Tenant and its agents, employees, contractors and those under Tenant’s control, to vacate the Premises and/or the Building, and/or not enter or re-enter the Premises and/or the Building. Without limiting the foregoing: (a) Tenant shall designate, in writing, a person or persons who shall serve as its emergency contact for purposes of this Section; (b) notices and directives under this Section may be given orally or in writing or by any other reasonable means (including, if applicable, the public address system of the Building); (c) if so directed by Landlord or its agents, all persons within the Premises and persons outside the Premises and within Tenant’s control shall immediately vacate the Building and/or not enter or re-enter the Premises and/or the Building in accordance with Landlord’s direction; (d) Landlord shall have the right with or without advance notice to Tenant to conduct a reasonable number of “fire drills” in any calendar year, and Tenant shall comply with the direction given by Landlord or its agents in connection with such “fire drills” as if a real emergency existed; (e) Tenant’s failure to comply with the provisions of this Section shall

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constitute a default under this lease; and (f) without limiting Landlord’s rights and remedies in connection with Tenant’s obligations under this Section, (i) Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord and Landlord’s agents, employees, contractors, officers, directors and partners from and against any and all loss, claim, expense, suit, damage, injury and/or liability (including reasonable attorneys’ fees and court costs) which arise out of or in connection with any failure by Tenant or any person within the Premises or within Tenant’s control to comply with the provisions of this Section, and (ii) Tenant on its behalf and on behalf of its employees, officers, directors and partners waives and releases Landlord and Landlord’s agents, employees, contractors, officers, directors and partners from and against any and all claims expenses, suits, damages, injuries and/or liabilities (including, without limitation, reasonable attorneys’ fees and court costs) that arise out of any actions by Landlord in connection with enforcement of this Section or the failure by Tenant to comply with this Section.
          (t) Notice to Tenant. Wherever under this Lease oral notice is permitted to be given by Landlord to Tenant, said notice shall be given by means of a personal visit or a telephone call to Director of Loss Prevention (initially Dominick K. Archer) (Telephone no.: {Tenant shall provide such number to Landlord as soon as it is available}, which person and number may be changed by Tenant at any time during the Term upon prior written notice to Landlord and the property manager for the Project.
     29.RIGHT OF FIRST REFUSAL. Landlord hereby grants to Tenant a one-time option to lease, upon the terms and conditions hereinafter set forth, leasable space in the High Bay area shown on the Floor Plan of Building attached hereto as Exhibit A (the “Refusal Space”) which becomes “available for leasing” (as determined in accordance with subsection (i) below) and which may be first floor or second floor space or a combination thereof.
          (i) A portion of the Refusal Space shall be deemed to be “available for leasing” upon the occurrence of all of the following events:
                    (A) such portion of the Refusal Space is not the subject of an Existing Lease (as hereinafter defined);
                    (B) one (1) year prior to the expiration of an Existing Lease of such portion of the Refusal Space, if such portion of the Refusal Space is not then subject to a right or option to lease such space granted in another Existing Lease;
                    (C) if such portion of the Refusal Space is subject to a right or option granted in an Existing Lease (whether to extend/renew or to expand), all of which rights or options are not exercised, the expiration of the last of such unexercised right or option; and
                    (D) if such portion of the Refusal Space is subject to a right or option granted in an Existing Lease, which right or option is exercised, the expiration of the term of such Existing Lease or any later date upon which the term of the demise of such portion of the Refusal Space created by the exercise of such right or option expires (including any renewals or extensions thereof granted in such Existing Lease).

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          (ii) At such time as Landlord has submitted a lease proposal to a third party prospective tenant or received a lease proposal from a third party prospective tenant, in either case, which proposal sets forth the basic material terms of a lease for any portion of the Refusal Space which is or will be available for leasing, Landlord shall give Tenant a written notice (the “Refusal Notice”) setting forth (i) the location, (ii) the net rentable area, (iii) the availability date (the “Refusal Space Commencement Date”), (iv) the rental rate, and (v) the other agreed upon economic terms with respect to such Refusal Space. The Refusal Space Commencement Date shall not be less than thirty (30) business days after the date such notice is given by Landlord.
          (iii) Tenant’s right to lease such portion of the Refusal Space on the terms described in the applicable Offer Notice shall be exercisable by ;written notice (the “Acceptance Notice”) from Tenant to Landlord given not later than ten (10) business days after the Offer Notice is delivered, time being of the essence. If such right is not so exercised, Tenant’s right of first refusal shall thereupon terminate as to such portion of the Refusal Space described in the Refusal Notice, and Landlord may thereafter rent all or any part of such portion of the Refusal Space described in the Refusal Notice without further notice to Tenant and free of any right of Tenant. Tenant may not elect to lease less than the entire area of the Refusal Space described in the Refusal Notice.
          (iv) Tenant may only exercise its right to lease a portion of the Refusal Space, and an exercise thereof shall only be effective, if at the time of Tenant’s exercise of said right and on the applicable Refusal Space Commencement Date, this ;Lease is in full force and effect and no uncured Default by Tenant, and, inasmuch as this right of first offer is intended only for the benefit of the original Tenant named in this Lease, the entire Premises are then occupied by Ulta Salon, Cosmetics & Fragrance, Inc. or a Tenant Affiliate, and Ulta Salon, Cosmetics & Fragrance, Inc. has not assigned this Lease or sublet any portion of the Premises, other than to a Tenant Affiliate pursuant to one or more assignments and/or subleases in effect as of the time Tenant gives an Acceptance Notice or on the Refusal Space Commencement Date, as the case may be. Notwithstanding anything herein to the contrary, Landlord shall have the right, at its election, to waive any of the conditions precedent to Tenant’s valid exercise of its rights under this Section 29, as such conditions are described in this Section 29, whereupon Tenant’s prior exercise of such renewal rights shall be valid and in full force and effect in all respects. Any such waiver by Landlord must be in writing in order to be effective for purposes of the preceding sentence. Without limitation of the foregoing, no sublessee or assignee, other than a Tenant Affiliate, shall be entitled to exercise any right hereunder and no exercise of any right hereunder, by Ulta Salon, Cosmetics & Fragrance, Inc. shall be effective in the event said Tenant assigns this lease or subleases all or part of the Premises prior to the applicable Refusal Space Commencement Date, other than to a Tenant Affiliate.
          (v) If Tenant has validly exercised its right to lease the Refusal Space in question, then, effective as of the applicable Refusal Space Commencement Date, such Refusal Space shall be included in the Premises, subject to all of the terms, conditions and provisions of this lease except that:

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                    (A) the rent per square foot of net rentable area for such Refusal Space shall be equal to the rental rate quoted by Landlord to Tenant in the Refusal Notice;
                    (B) the net rentable area of the Premises shall be increased by the net rentable area of such portion of the Refusal Space and such rentable area of the Premises as increased shall be utilized in calculating the increases in Tenant’s Proportionate Share;
                    (C) the term of the demise covering such portion of the Refusal Space shall commence on the applicable Refusal Space Commencement Date and shall expire simultaneously with the expiration or earlier termination of the Term (subject to any rights which Tenant has to extend the Term); and
                    (D) the Refusal Space shall be rented in its “as is” condition as of the applicable Refusal Space Commencement Date.
          (vi) If Tenant has validly exercised its right to lease all or any portion of the Refusal Space in accordance with the terms hereof, Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to such portion of the Refusal Space as determined in accordance herewith.
          (vii) In the event Landlord is unable to deliver to Tenant possession of any portion of the Refusal Space on or before the applicable Refusal Space Commencement Date for any reason whatsoever, Landlord shall not be subject to any liability for such failure to deliver possession. Such failure to deliver possession shall not affect either the validity of this Lease or the obligations of either Landlord or Tenant hereunder or be construed to extend the expiration of the Term of this Lease either as to such portion of the Refusal Space or the balance of the Premises; provided, however, that under such circumstances, rent shall not commence as to such portion of the Refusal Space until Landlord does so deliver possession to Tenant.
          (viii) In the event any portion of the Refusal Space is leased to Tenant other than pursuant to the right of first offer described herein, such portion of the Refusal Space shall thereupon be deleted from the Refusal Space.
          (ix) As used herein, the following terms shall have the following meanings:
The term “Existing Lease” shall mean a lease (other than this Lease) of any space in the Building in effect as of the date hereof (including extensions and renewals thereof pursuant to options granted therein), whether or not the term of such lease has yet commenced. In the event two leases are in effect for any portion of the Refusal Space (for example, the term of a lease which is now in effect for a portion of the Refusal Space will soon expire, and another lease covering part or all of such space has already been executed with a new tenant for a term commencing after the expiration of the term of the former lease), only one of such leases shall be an Existing Lease. In such case, the Existing Lease shall be determined by comparing the dates

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upon which the respective terms of such two leases end, and the lease with the later expiration date shall be deemed to be the Existing Lease and the other lease shall be disregarded;
     30. RENEWAL OPTION. Subject to the terms and conditions set forth in this Section 30, Landlord grants to Tenant the right and option to renew this Lease (the “Renewal Option”) for one (1) option period of five (5) years (the “Renewal Period”). The Renewal Period shall commence on the day immediately following the Initial Term (the “Renewal Period Commencement Date”), and end five (5) Lease Years thereafter, unless this lease is earlier terminated or further renewed as provided in this lease.
          (a) Right to Renew. The Renewal Option shall be exercisable by written notice (a “Renewal Notice”) from Tenant to Landlord of Tenant’s election to exercise said Renewal Option given by Tenant to Landlord not later than two hundred seventy (270) days prior to the Renewal Period Commencement Date, time being of the essence. If such Renewal Option is not so exercised, said Renewal Option shall expire.
          (b) Conditions to Exercise. Tenant may only exercise the Renewal Option, and an exercise thereof shall only be effective, if, at the time Tenant gives a Renewal Notice, and on the Renewal Period Commencement Date, this Lease is in full force and effect, and Tenant is not in Default under this Lease, and (inasmuch as said option is intended only for the benefit of the original Tenant named in this Lease or a Tenant Affiliate), as of the time of Tenant’s exercise of said right and as of the Renewal Period Commencement Date, the Premises are occupied by Ulta Salon, Cosmetics & Fragrance, Inc. or a Tenant Affiliate, and Ulta Salon, Cosmetics & Fragrance, Inc. or Tenant Affiliate has not assigned this Lease (other than to a Tenant Affiliate) or sublet the Premises (other than to a Tenant Affiliate) pursuant to one or more assignments and/or subleases in effect as of either such dates. Without limitation of the foregoing, no sublessee or assignee (other than a Tenant Affiliate) shall be entitled to exercise the Renewal Option under this Section 30, and no exercise of said option by Ulta Salon, Cosmetics & Fragrance, Inc. or by a Tenant Affiliate shall be effective, in the event Ulta Salon, Cosmetics & Fragrance, Inc. or Tenant Affiliate has assigned this lease (other than to a Tenant Affiliate), or subleased the Premises (other than to a Tenant Affiliate) pursuant to one or more assignments and/or subleases in effect as of the time Tenant gives a Renewal Notice or as of the subject Renewal Period Commencement Date. Notwithstanding anything herein to the contrary, Landlord shall have the right, at its election, to waive any of the conditions precedent to Tenant’s valid exercise of its renewal rights under this Section 30, as such conditions are described in this Section 30(b), whereupon Tenant’s prior exercise of such renewal rights shall be valid and in full force and effect in all respects. Any such waiver by Landlord must be in writing in order to be effective for purposes of the preceding sentence.
          (c) Base Rent During Renewal Period. Base Rent per square foot of Rentable Area of the Premises payable during the first Lease Year of the Renewal Period shall be $28.00 per square foot with respect to all space included in the Premises as of the Renewal Period Commencement Date, and shall escalate annually at the rate of $0.50 per Lease Year. The Base Year for the Renewal Period shall be the calendar year in which the Renewal Period commences.

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          (d) Written Amendment. If Tenant has validly exercised said option, within thirty (30) days after determination of the Market Rate of Base Rent, Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to the Renewal Period as determined in accordance herewith, with such revisions to the rental provisions of this lease as may be necessary to conform such provisions to the Market Rate of Base Rent.
          (e) No Further Revisions. Tenant shall have no right to renew or extend the Term of this lease beyond the expiration of the Renewal Period.
     31.SIGNAGE. Tenant shall have the signage rights described below for so long as Tenant is not in Default under the terms of this Lease and, with respect to the Tenant Exterior Building Signage (as defined below), for so long as Ulta Salon, Cosmetics & Fragrance, Inc. leases and occupies no less than 80,000 rentable square feet and has not assigned this Lease or sublet any portion of the Premises (provided that Tenant shall have the right to install the Tenant Exterior Building Signage for the period between the Commencement Date and the Phase III Commencement Date notwithstanding that Tenant will not be leasing and occupying at least 80,000 square feet during that period). The rights set forth in this Section 31 are personal to Ulta Salon, Cosmetics & Fragrance, Inc. and may not be assigned to any other party.
          (a) Exterior Building Signage. Tenant shall have the non-exclusive right to install its corporate identity signage on the exterior of the Building in the location set forth on Exhibit L (the “Tenant Exterior Building Signage”). The size, type, color, material composition and location of the Tenant Exterior Building Signage shall comply with all applicable governmental signage requirements and shall be subject to Landlord’s prior written approval, not to be unreasonably withheld or delayed; provided, however, that Landlord hereby approves the Tenant Exterior Building Signage in substantially the form attached hereto and made a part hereof as Exhibit L to the extent of the actual detail shown on Exhibit L. It shall be Tenant’s responsibility to obtain all required governmental approvals for the Tenant Exterior Building Signage. Tenant shall, at its own expense, have the right to change or replace the Tenant Exterior Building Signage at any time or from time to time during the Term so long as such change in its signage is in compliance with all applicable Laws, and subject to Landlord’s prior written approval, not to be unreasonably withheld or delayed. Tenant shall be solely responsible, at Tenant’s sole cost, for installing, maintaining and repairing the Tenant Exterior Building Signage and, upon expiration of the Term or earlier termination of this Lease, or at such time occurring after the Phase III Commencement Date as Ulta Salon, Cosmetics & Fragrance, Inc. is not leasing and occupying 80,000 rentable square feet in the Building, Tenant shall, at Tenant’s cost, remove all Tenant Exterior Building Signage from the Building and restore the exterior of the Building to substantially the same condition as existed prior to the installation of the Tenant Exterior Building Signage. If Tenant fails to remove such Tenant Exterior Building Signage at any of such times, then Landlord may do so upon thirty (30) days prior written notice thereof and charge Tenant for the reasonable costs thereof which shall be due and payable within thirty (30) days after request therefor.
          (b) Lobby Signage. Tenant, at Tenant’s sole cost and expense, shall have the exclusive right from time to time during the Term to install, change and replace such signage as Tenant shall desire in the Lobby (collectively, the “Tenant Lobby Signage”) so long as such

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Tenant Lobby Signage complies with all applicable Laws and subject to Landlord’s prior written approval, not to be unreasonably withheld or delayed; provided, however, that notwithstanding the foregoing, Landlord hereby approves of and agrees that Tenant shall have the right to install the following signage in the Lobby: (i) the signage in substantially the form attached hereto and made a part hereof as Exhibit M to the extent of the actual detail shown on Exhibit M (the “North Wall Signage”), which North Wall Signage shall contain “pinned” letters and have a height of no more than two feet (2’) and a length of no more than five feet (5’) and shall be located on the north wall of the lobby in a location mutually acceptable to both Landlord and Tenant (which location the parties agree shall either be in the center of the north wall or to one side of the North Wall Glass Doors (as defined herein) (in the event Tenant elects to install such North Wall Glass Doors); and (ii) silk screen letters on the South Wall Glass Door (as defined herein) identifying Tenant’s name and its conference room entrance, in such location, font and size as reasonably acceptable to the parties. Tenant shall be solely responsible, at Tenant’s sole cost, for installing, maintaining and repairing the Tenant Lobby Signage and, upon expiration of the Term or earlier termination of this Lease, or at such time as Ulta Salon, Cosmetics & Fragrance, Inc. is not leasing and fully occupying the Phase I Premises, Tenant shall, at Tenant’s cost, remove all Tenant Lobby Signage from the Lobby and restore the Lobby to substantially the same condition as existed prior to the installation of the Tenant Lobby Signage. If Tenant fails to remove such Tenant Lobby Signage at any of such times, then Landlord may do so upon thirty (30) days prior written notice thereof and charge Tenant for the reasonable costs thereof which shall be due and payable within thirty (30) days after request therefor.
          (c) Interior Premises Signage. Tenant, at Tenant’s sole cost and expense, shall have the exclusive right from time to time during the Term of this Lease to install, change and replace such signage as Tenant shall desire in the interior of the Premises (including, without limitation, any suite number or other tenant signage on the interior and exterior of the vestibule doors leading to the Premises) (collectively, the “Tenant Interior Signage”) so long as such Tenant Interior Signage complies with all applicable Laws and, with respect to any signage visible from the exterior of the Premises, such signage has been approved in writing by Landlord, such approval not to be unreasonably withheld or delayed. Tenant shall be solely responsible, at Tenant’s sole cost, for installing, maintaining and repairing the Tenant Interior Signage and, upon expiration of the Term or earlier termination of this Lease, Tenant shall, at Tenant’s cost, remove all Tenant Interior Signage from the Premises and restore the Premises to substantially the same condition as existed prior to the installation of the Tenant Interior Signage. If Tenant fails to remove such Tenant Interior Signage as of the expiration of the Term, then Landlord may do so upon thirty (30) days prior written notice thereof and charge Tenant for the reasonable costs thereof which shall be due and payable within thirty (30) days after request therefor.
          (d) Monument Signage. Tenant shall have the right to be identified with a sign panel (“Tenant Sign Panel”) on the existing monument sign located within the Project (the “Monument Sign”). The Tenant Sign Panel shall be in the Building standard size, color and font. Landlord shall cause the Tenant Sign Panel to be fabricated and installed at Tenant’s cost, provided that Tenant shall approve such cost in advance. If Tenant approves said cost, the Tenant Sign Panel shall be installed on the Monument Sign prior to September 1, 2007.

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For purposes of Lease interpretation, this Section 31 governs and controls over any other signage provisions in this Lease which may be inconsistent with the specific provisions of this Section 31.
     32. LANDLORD. The term “Landlord” as used in this Lease means only the owner of Landlord’s interest in the Project from time to time. In the event of any assignment, conveyance or sale, once or successively, of Landlord’s interest in the Project or any assignment of this Lease by Landlord, said Landlord making such assignment, conveyance or sale shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such assignment, conveyance or sale, and Tenant agrees to look solely to such assignee, grantee or purchaser with respect thereto provided that Tenant is given written notice of said assignment, conveyance or sale. The holder of a Mortgage (or assignment in connection with a Mortgage) shall not be deemed such an assignee, grantee or purchaser under this Section 31 unless and until the foreclosure of the Mortgage or the conveyance or transfer of Landlord’s interest under this lease in lieu of foreclosure, and then subject to the provisions of Section 20. This Lease shall not be affected by any such assignment, conveyance or sale, and Tenant agrees to attorn to the assignee, grantee or purchaser provided that Tenant is given written notice of said assignment, conveyance or sale.
     33. TITLE AND COVENANT AGAINST LIENS. Landlord’s title is and always shall be paramount to the title of Tenant, and nothing in this lease contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord’s title or interest in the Premises or any part of the Project, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only.
     34. COVENANT OF QUIET ENJOYMENT. Landlord agrees that so long as Tenant is not in default beyond any applicable notice and cure periods, that Tenant shall peaceably and quietly have, hold and enjoy the Premises (including, without limitation, the non-exclusive right to use the Common Areas and the rights set forth in this Lease to use the Lobby, Receiving Docks, Cafeteria, Building Conference Room and Auditorium), subject to the terms, covenants, conditions, provisions and agreements of this Lease, free from hindrance by Landlord or any person claiming by, through or under Landlord.
     35. EXCULPATORY PROVISIONS. The liability of any Landlord under this Lease or any amendment to this lease, or any instrument or document executed in connection with this Lease, shall be limited to and enforceable solely against the assets of such Landlord constituting an interest in the Land or Building and not other assets of such Landlord. Assets of a Landlord which is a partnership or limited liability company do not include the assets of the partners or members of such Landlord, and any negative capital account of a partner or member in a partnership or limited liability company which is a Landlord, and any obligation of a partner or member to contribute capital to the partnership or limited liability company which is Landlord, shall not be deemed to be assets of the partnership or limited liability company which is the Landlord. No directors, officers, employees, managers, members, or shareholders of any corporation or limited liability company which is Landlord shall have any personal liability arising from or in connection with this Lease. At any time during which Landlord is trustee of a

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land trust, all of the representations, warranties, covenants and conditions to be performed by it under this Lease or any documents or instruments executed in connection with this Lease are undertaken solely as trustee, as aforesaid, and not individually, and no personal liability shall be asserted or be enforceable against it or any of the beneficiaries under said trust agreement by reason of any of the representations, warranties, covenants or conditions contained in this lease or any documents or instruments executed in connection with this Lease.
     36. PARKING. Landlord agrees that, throughout the Term, there shall be available to Tenant parking spaces in the Building parking areas in number corresponding to the ratio of four (4) spaces for each 1,000 square feet of Rentable Area leased by Tenant, which spaces shall be available to Tenant in accordance with Landlord’s direction on a non-exclusive, unreserved, first-come, first-served basis, without any separate rent or other fees for such spaces. Landlord agrees that, as of the Commencement Date, such Building parking areas contain at least 1,726 parking spaces, including 40 parking spaces designated as handicapped accessible. Landlord specifically reserves the right to make reasonable changes to the size, configuration, design, layout and all other aspects of the Project parking areas and improvements at any time, and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this lease, from time to time, temporarily close-off or restrict access to portions of the Project parking areas for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of parking area control attributed hereby to the Landlord. Notwithstanding anything contained herein, Tenant and Tenant’s employees use of such parking spaces shall not exceed the number corresponding to the ratio of four (4) spaces for each 1,000 square feet of Rentable Area leased by Tenant at any given time during the Term.
     37. CERTAIN COMMON AREAS. Tenant has been granted certain rights under this Lease with respect to certain Common Areas within the Project, including the Lobby, the Receiving Docks, the Cafeteria, the Auditorium and the Building Conference Room, all of which areas (other than the Receiving Dock) are shown on Exhibit A attached to this Lease. Tenant shall be entitled to shared exclusive use of the Lobby, together with one other tenant of the Building; provided, however, that Tenant shall have the exclusive right to use the reception desk located in the Lobby and to have Tenant’s personnel occupy said reception desk; provided, however, that Landlord shall at all times retain the right to have Building personnel (e.g., security guard, property management employee) stationed at the reception desk. Tenant acknowledges that it has been advised by Landlord that it is Landlord’s intention to relocate the Receiving Docks within approximately twelve to eighteen months after the date of this Lease. Tenant will at all times have access from the Premises to the Receiving Docks internally through the Building. Landlord is responsible for the maintenance of the Receiving Docks. With respect to the Auditorium and the Building Conference Room, such areas are for the non-exclusive use of all Building tenants and may be reserved on a first come-first served basis in the Building management office for no more than one day per reservation. The charge for use of the Auditorium, as of the date of this Lease, is $125 per use. The charge for use of the Building Conference Room, as of the date of this Lease, is $50 per use. Such charges are subject to change from time to time during the Term. Notwithstanding the foregoing, Tenant shall not be charged for the use of the Building Conference Room for the first Lease Year. The Cafeteria will be open and operational by January 1, 2008. The hours for the Cafeteria will be 7:30 A.M.

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to 2:30 P.M. Monday through Friday. The Cafeteria will have a separate exhaust system and Landlord will use reasonable efforts to prevent Cafeteria odors from entering the Lobby or the Premises. Landlord shall have the right to relocate all or any of the Receiving Docks, the Cafeteria, the Auditorium and the Building Conference Room to other areas in the Building provided that any such new Common Area shall be substantially comparable to the substituted area and Tenant’s rights of access and use of such Common Areas as described in this Lease shall not be materially modified or impaired.
     In addition to the Building Conference Room, there are small conference rooms located on the second floor of the Building. Tenant shall be entitled to the nonexclusive use of these conference rooms, for the Building standard charge in effect from time to time, but which charge shall be abated as to Tenant during the first and second Lease Years. With respect to any use of such second floor conference rooms, Tenant shall be responsible for cleaning each such room after its use by Tenant. As of the Phase III Commencement Date, all of said second floor conference rooms located within the Premises shall be deemed part of the Premises and shall be for Tenant’s exclusive use.
     Tenant shall have the right, at Tenant’s sole cost and expense, to install a wireless network system in the Auditorium and Cafeteria. Any such system shall be installed only in accordance with plans and specifications previously approved in writing by Landlord, such approval not to be unreasonably withheld. All installation, operation, maintenance and repair of such system shall be performed by Tenant in compliance with all applicable Laws. Tenant shall pay all taxes and other fees or charges that may be payable with respect to the installation and operation of such system (exclusive of any charges imposed on individual users of such system).
     Tenant shall at all times have access to the Receiving Dock by means of a corridor which satisfied the requirements of all applicable codes with respect to height and width and which, in any event, will be of reasonable height and width.
[Signature Page Follows]

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     IN WITNESS WHEREOF, the parties have caused this Lease to be executed as of the date first written above.

LANDLORD:	TENANT:

BOLINGBROOK INVESTORS, LLC, an Illinois limited liability company	ULTA SALON, COSMETIC & FRAGRANCE, INC., a Delaware corporation

By: /s/ Joseph I. Neverauskas	By:	/s/ Alex J. Lelli, Jr.

Name: Joseph I. Neverauskas		Alex J. Lelli, Jr.
Senior Vice President,
Its: Senior Vice President		Growth & Development

EXHIBIT A
FLOOR PLAN OF BUILDING

EXHIBIT A-1
SITE PLAN OF PROJECT

EXHIBIT B
WORKLETTER
     THIS WORKLETTER AGREEMENT (“Workletter”) is hereby incorporated as part of that certain Office Lease (“Lease”) made and entered into by and between BOLINGBROOK INVESTORS, LLC, an Illinois limited liability company (“Landlord”), and ULTA SALON, COSMETICS & FRAGRANCE, INC, a Delaware corporation (“Tenant”), for certain leased premises at the Building described below.
WITNESSETH:
     WHEREAS, Landlord and Tenant are hereby entering into the above-described Lease to which this Workletter is being attached, which lease demises certain Premises (as defined in the Lease; all capitalized terms used but not otherwise defined herein shall have the meaning as set forth in the Lease) in the office building known as 1000 Remington Boulevard, Bolingbrook, Illinois (the “Building”); and
     WHEREAS, certain tenant improvement work is to be completed on the Premises and Tenant is initially leasing the Phase I Premises and Tenant is leasing the Phase II Premises and the Phase III Premises at later dates;
     NOW, THEREFORE, for and in consideration of the agreement to lease the Premises and pay rent and the mutual covenants contained herein, the parties agree as follows:
     1. TURNOVER DATE AND LANDLORD’S WORK. Landlord shall deliver the Phase I Premises to Tenant for the construction of Tenant’s Work (as hereinafter defined) promptly following full execution of the Lease provided that Tenant has delivered any security deposit required under the Lease, as described in the Lease. Landlord shall deliver the Phase II Premises to Tenant for construction of Tenant’s Work upon the first day of the second Lease Year. Landlord shall deliver the Phase III Premises to Tenant for the construction of Tenant’s Work upon the first day of the third Lease Year. It is the parties’ intention that Tenant’s Work, as used in this Workletter and in the Lease, shall refer only to the construction of improvements to the Phase I Premises initially and, subsequently, to the construction of improvements to the Phase II Premises and the Phase III Premises at such times as Tenant undertakes such portion of Tenant’s Work.
     Landlord shall, at Landlord’s sole expense, perform the following work (“Landlord’s Work”), which shall be completed in accordance with all applicable laws and with building standard finishes similar to other portions of the Building at least ninety (90) days prior to the Phase II Commencement Date: (i) construct a demising partition approximately 50 to 60 lineal feet near the southwest corner of the Premises on the first floor to create a public corridor; and (ii) construct a new demising partition approximately 30 to 40 feet near the north end of the Premises on the second floor which will provide Tenant with access to the stairwell and washrooms. The Landlord’s Work is depicted on Exhibit N attached hereto and incorporated by this reference and is shown as the items numbered “1” on Exhibit N.

     2. TENANT’S WORK. Tenant, at its sole cost and expense, but subject to payment of the Allowance (as hereinafter defined) as provided under Paragraph 9 below, shall perform, or cause to be performed, all work described in the lease as the “Tenant’s Work” and desired by Tenant for its initial occupancy of the Premises (herein also referred to as the “Tenant’s Work”), all in accordance with the Plans (as hereafter defined) submitted to and approved by Landlord (which approval shall not be unreasonably withheld or delayed as described in Paragraph 3(b) below). The Tenant’s Work shall be constructed in a good and workmanlike fashion, in accordance with the requirements set forth herein and in compliance with all applicable statutes, laws, ordinances, orders, codes, rules, regulations, building and fire codes and other governmental requirements, including, without limitation, the ADA and all Building-related construction rules and regulations. Landlord’s review and approval of the Plans or any other submission of Tenant shall create no responsibility or liability on the part of Landlord for such compliance or for their completeness or design sufficiency. Tenant shall commence the construction of the Tenant’s Work promptly following completion of the pre-construction activities provided for in Paragraph 3 below. Tenant shall coordinate the Tenant’s Work so as avoid material or unreasonable interference with any activities being conducted by or on behalf of Landlord and/or other tenants at the Building from time to time.
     Notwithstanding anything to the contrary herein, as part of Tenant’s Work, Landlord hereby agrees that Tenant shall have the right, at Tenant’s sole election, to install the following in the Lobby: (a) double glass doors with building standard glass located on the north wall of the Lobby (the “North Wall Glass Doors”) and (b) a single glass door located on the south wall of the Lobby (the “South Wall Glass Door”). Landlord and Tenant hereby agree that each of Landlord and Tenant shall be responsible for one-half (1/2) of the reasonable costs incurred by Tenant in manufacturing and installing the North Wall Glass Doors. Landlord shall reimburse Tenant for its one-half of such reasonable costs within thirty (30) days after demand therefore, along with copies of paid invoices.
     3. PRE-CONSTRUCTION ACTIVITIES.
          (a) Prior to commencing any of the Tenant’s Work, Tenant shall submit the following information and items to Landlord for Landlord’s review and approval (which approval shall not be unreasonably withheld or delayed as described in Paragraph 3(b) below):
               (i) The names and addresses of Tenant’s contractors (and the contractor’s subcontractors and vendors) to be engaged by Tenant for the Tenant’s Work and of any construction manager proposed to be engaged by Tenant for the Tenant’s Work (collectively, “Tenant’s Contractors”).
               (ii) Certificates of insurance policies as hereinafter described. Tenant shall not permit Tenant’s Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord.
               (iii) The Plans for the Tenant’s Work, which Plans shall be subject to Landlord’s approval in accordance with Paragraph 3(b) below.

               (iv) Tenant will update such information and items by notice to Landlord of any material changes. Landlord shall promptly (or as otherwise required by this Workletter) review all submissions made by Tenant.
          (b) As used herein the term “Plans” shall mean full and detailed architectural and engineering plans and specifications covering the Tenant’s Work (including, without limitation, architectural, mechanical, electrical, and plumbing working drawings for the Tenant’s Work). The Plans shall include drawings and specifications relating to the telecommunications and related equipment and HVAC facilities and requirements to be installed to or to service Tenant’s computer/telecommunications room(s). The Plans shall include the minimum information shown on Attachment 1 attached hereto and incorporated herein. Subject to Landlord’s payment of the Allowance, Tenant shall pay all costs and expenses of preparing the Plans. The Plans shall be subject to Landlord’s approval (not to be unreasonably withheld or delayed, as hereinafter described) and the approval of all local governmental authorities requiring approval, if any. Landlord shall give its approval or disapproval of the Plans within seven (7) business days after their delivery to Landlord. Landlord agrees not to unreasonably withhold its approval of said Plans; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds its consent because, in Landlord’s reasonable opinion: (i) the Tenant’s Work is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and its occupants; (ii) the Tenant’s Work would adversely affect Landlord’s ability to furnish services to Tenant or other tenants; (iii) the Tenant’s Work would increase the cost of operating the Building; (iv) the Tenant’s Work would violate any governmental laws, rules or ordinances; (v) the Tenant’s Work contains or would require the use of hazardous or toxic material in any unlawful manner; (vi) the Tenant’s Work would adversely affect the appearance of the Building; or (vii) the Tenant’s Work would adversely affect another tenant’s premises. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing. If Landlord fails to give its approval or disapproval within said seven (7) business day period, and if Tenant sends a second written request for approval of Plans which states conspicuously, “YOUR FAILURE TO RESPOND TO THIS REQUEST WILL RESULT IN A DEEMED APPROVAL OF THE SUBMITTED PLANS,” and if Landlord fails to respond to said second request within five (5) business days after receipt thereof, then Landlord shall be deemed to have approved the Plans which were submitted with the initial request. Landlord shall cooperate with Tenant by discussing or reviewing preliminary plans and specifications at Tenant’s request prior to completion of the full, final detailed Plans in order to expedite the preparation of and the subsequent approval process concerning the final Plans. If Landlord notifies Tenant that changes are required to the final Plans submitted by Tenant, Tenant shall submit to Landlord, for its approval, the Plans amended in accordance with the changes so required. Such submission of revised Plans shall be accompanied by a written point by point response from Tenant specifically responding to any disapprovals or other responses delivered by Landlord to Tenant. Landlord shall give its approval or disapproval (giving reasons in case of disapproval) of any such revised Plans within five (5) business days after their delivery to Landlord. The Plans shall also be revised, and the Tenant’s Work shall be changed, to incorporate any work required in the Premises by any local governmental field inspector. The Plans shall be prepared at Tenant’s sole cost and expense, and Tenant shall pay all fees and costs for the Plans; provided, however, Landlord shall reimburse Tenant an amount equal to $.08 per square foot of the Rentable Area of the Phase I Premises initially, and subsequently, the Phase II

Premises, and subsequently thereafter, the Phase III Premises, towards Tenant’s cost for the Plans. Such reimbursement shall be paid within thirty (30) days after Landlord’s receipt of Tenant’s request therefor accompanied by documentation evidencing Tenant’s payment of such costs.
     Tenant shall use reasonable efforts to utilize MEP and structural engineering drawing consultants recommended by Landlord for all design and engineering services necessary for preparation of the Plans. Landlord shall provide to Tenant CAD base sheets of all “as built” drawing (to the extent such CAD base sheets are in Landlord’s possession).
     Landlord’s approval of the Plans, or any revisions thereto, shall in no way constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such Plans, or any revisions thereto or the improvements to which they relate for any use, purpose or condition, or be deemed to be acceptance or approval of any element therein contained which is in violation of any applicable statutes, laws, ordinances, orders, codes, rules, regulations, building or fire codes or other governmental requirements. Tenant shall have no authority to deviate from the Plans in performance of the Work, except as authorized by Landlord and its designated representative in writing.
     Tenant shall reimburse Landlord, as additional rent under the lease: (i) for Landlord’s architectural and engineering costs with respect to Tenant’s pre-construction activities and Landlord’s review and approval of the Plans, or any revisions thereto, and as may otherwise arise out of or be in connection with, Tenant’s performance of Tenant’s Work (which costs shall not exceed $10,000.00 in the aggregate); (ii) for Landlord’s cost to pay overtime to Landlord’s employees and contractors; and (iii) keying charges.
          (c) No Tenant’s Work shall be undertaken or commenced by Tenant in the Premises until:
          (i) The Plans for the Premises have been submitted to and approved by Landlord (which approval shall not be unreasonably withheld or delayed as provided in Paragraph 3(b) hereinabove).
          (ii) All necessary building permits have been obtained by Tenant (or, in the alternative, until Tenant has filed for all necessary building permits and has documented proof thereof from Will County, Illinois, so long as Tenant is using all reasonable efforts to obtain the same as soon as reasonably practicable; provided that such Tenant’s Work may only so proceed on the basis of filings for applicable permits, as opposed to actual issuance of the same, if fully lawful to do so and if consistent with the practices at Comparable Buildings, and Tenant shall remain fully and solely responsible for compliance with all laws relating to Tenant’s Work and the performance of Tenant’s Work throughout the entire performance of Tenant’s Work hereunder and shall cease performance of Tenant’s Work if Will County or other applicable governmental authority at any time does not allow construction to proceed without full building permit issuance).
          (iii) All required insurance coverages have been obtained by Tenant, it being understood that failure of Landlord to receive evidence of such coverage upon commencement of the Tenant’s Work shall not waive Tenant’s obligations to obtain such coverages.
               (iv) Items required to be submitted to Landlord prior to commencement of construction of the Tenant’s Work have been so submitted and have been approved, where required (which approval shall not be unreasonably withheld or delayed, as provided herein).
     4. DELAYS. In the event Tenant fails to complete the Tenant’s Work on or before the Commencement Date, Tenant shall be responsible for Rent and all other obligations as set forth in the Lease from the Commencement Date, subject to any abatement of Rent as expressly set forth in the Lease, regardless of the degree of completion of the Tenant’s Work on such date, and no such delay in completion of the Tenant’s Work shall affect the Commencement Date, or relieve Tenant of any of its obligations under the lease.
     5. CHARGES AND FEES. Subject to Paragraph 3(b) above and Paragraph 9 below and except as otherwise expressly provided in this Workletter, Tenant shall be responsible for all costs and expenses attributable to the Tenant’s Work, including any and all fees payable to Landlord hereunder.
     6. CHANGE ORDERS. All changes to the final Plans requested by Tenant must be approved by Landlord in advance of the implementation of such changes as part of the Tenant’s Work, which approval shall not be unreasonably withheld, in accordance with the same standards as described in Paragraph 3(b) above. Landlord shall give its approval or disapproval (giving reasons in case of disapproval) of any proposed changes to the Plans within three (3) business days after their delivery to Landlord. Subject to Paragraph 9 below, Tenant shall be responsible for all costs and expenses attributable to any changes (including, without limitation payment to Landlord of out-of-pocket costs for review of the changes. All delays caused by Tenant initiated change orders, including, without limitation, any stoppage of work during the change order review process, are solely the responsibility of Tenant and shall cause no delay in the Commencement Date, or payment of Rent and performance of other obligations set forth in the lease.
     7. STANDARDS OF DESIGN AND CONSTRUCTION AND CONDITIONS OF TENANT’S PERFORMANCE. All work done in or upon the Premises by Tenant shall be done according to the standards set forth in this Paragraph 7, except as the same may be expressly modified in the lease or in the Plans approved by both Landlord and Tenant.
          (a) Tenant’s Plans and all design and construction of the Tenant’s Work shall comply with all applicable statutes, ordinances, regulations, laws, codes and industry standards, including, but not limited to, requirements of Landlord’s fire insurance underwriters and the requirements of the ADA, and with all Building-related construction rules and regulations in effect from time to time. Approval by Landlord of the Plans shall not constitute a waiver of this requirement or assumption by Landlord of responsibility for compliance. Where several sets of the foregoing laws, codes and standards must be met, the strictest shall apply where not prohibited by another law, code or standard.

          (b) Tenant shall, at its own cost and expense, but subject to payment by Landlord of the Allowance under Paragraph 9 below, obtain all required building permits and, when construction has been completed, shall, at its own cost and expense, to the extent legally required for occupancy of the Premises, obtain an occupancy permit for the Premises, a copy of which shall be delivered to Landlord. Tenant’s failure to obtain such permits shall not cause a delay in the payment of Rent and performance of other obligations under the lease.
          (c) Tenant’s Contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s contractors and subcontractors and with other contractors, subcontractors and service providers in the Building. All work shall be coordinated with any other construction or other work in the Building in order not to materially adversely affect construction work being performed by or for Landlord or its tenants, provided, however, Landlord shall not unreasonably inhibit Tenant’s Contractors from performing their work and Landlord shall cooperate with Tenant and Tenant’s Contractors in all reasonable respects relative to work coordination matters.
          (d) Landlord shall have the right, but not the obligation, and after reasonable prior notice to Tenant (which, in the case of clauses (iii) and (iv) below shall mean at least 24 hours notice), to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant (but subject to application of the Allowance to the extent thereof), any work (i) which Landlord deems necessary to be done on an emergency basis, (ii) which pertains to structural components, building systems, the general utility systems for the Building or connecting the Tenant’s Work with any other work in the Building, (iii) which pertains to the erection of temporary safety barricades or signs during construction, or (iv) which pertains to patching of Tenant’s Work and other work in the Building.
          (e) Tenant shall use only new, quality materials in the Tenant’s Work, except where explicitly shown in the Plans approved by Landlord and Tenant. Tenant shall obtain, promptly after completion of the Tenant’s Work, warranties of at least one (1) year duration from the completion of the Tenant’s Work against defects in workmanship and materials on all work performed and equipment installed in the Premises as part of the Tenant’s Work, a copy of which warranties shall be delivered to Landlord upon Tenant’s receipt of the same. Tenant shall furnish to Landlord “as-built” drawings of the Work within ninety (90) days after completion of Tenant’s Work.
          (f) Tenant and Tenant’s Contractors, in performing work, shall do so in conformance with the construction rules and regulations in effect for the Building from time to time. Tenant and Tenant’s Contractors shall make all reasonable efforts and take all reasonable steps appropriate to the level of professional standards in the industry so as not to interfere with the operation of the Building and the Project and of other tenants in the Building or the Project, and shall, in any event, comply with all other reasonable rules and regulations existing from time to time at the Building. Tenant and Tenant’s Contractors shall take all reasonable precautionary steps to minimize dust, noise and construction traffic, and to protect their facilities and the facilities of others affected by the Tenant’s Work and to properly police same. Tenant shall not permit noise from construction of Tenant’s Work to disturb other tenants in the Building. Tenant’s Work which does so disturb other tenants shall be performed after regular working hours. Construction equipment and materials are to be kept within the Premises and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall reasonably direct so as not to burden the construction or operation of the Building. All work shall be coordinated with any other construction or other work in the Building in order not to affect adversely construction work being performed by or for Landlord or its tenants, it being understood that, in the event of any conflict, Landlord and its contractors and subcontractors shall have priority over Tenant and Tenant’s Contractors. Electrical service will be made available for the performance of the Tenant Work.
          (g) Upon not less than twenty-four (24) hours’ written or oral notice to Tenant and Tenant’s failure to cure such matter within such 24-hour period, Landlord shall have the right to order Tenant or any of Tenant’s Contractors who violate the requirements imposed on Tenant or Tenant’s Contractors in performing work to cease work and remove its equipment and employees from the Building, to the extent Landlord determines that such violation is likely to have an adverse affect on the Building systems, structure or operations, the safety of the Building’s occupants, or to otherwise create any other type of hazardous condition. A violation will be curable unless the particular violation by the particular Tenant’s Contractor has previously been the basis for a notice to cease work. The foregoing cure period shall not limit the Landlord’s right to require that violations cease immediately. No such action by Landlord shall delay the lease Commencement Date, or the payment of Rent and performance of other obligations under the lease.
          (h) Tenant shall not be required to pay for utility costs or charges for electricity for that portion of the duration of Tenant’s Work occurring prior to the lease Commencement Date; provided, however, Tenant acknowledges that no air-conditioning services will be available for the Premises during such period. Tenant’s use of the freight elevators and the passenger elevators during the construction of Tenant’s Work shall be free of charge for both the normal business hours and overtime hours of the Building, subject to Landlord’s reasonable scheduling requirements. Tenant shall not use the passenger elevators in connection with the moving of construction material or personnel or the performance of the Tenant’s Work, or for Tenant’s initial move into the Premises. Landlord shall provide Tenant, at no cost, with an exclusive area near the Building loading dock for Tenant’s Contractor’s placement of a rubbish dumpster during the duration of Tenant’s Work, initial installation of Tenant’s furniture, fixtures and equipment and move to the Premises. Tenant shall arrange and pay for the cost of the dumpster and for removal of construction debris at Tenant’s sole cost. Tenant shall not place debris in the Building’s waste containers.
          (i) Tenant shall permit Landlord access to the Premises, and the Tenant’s Work shall be subject to inspection, by Landlord and Landlord’s architects, engineers, contractors and other representatives, at all times during the period in which the Tenant’s Work are being constructed and installed and within a reasonable period following completion of the Tenant’s Work.
          (j) Tenant shall proceed with its work expeditiously, continuously and efficiently, from the date Landlord tenders possession of the Premises to Tenant for the construction of the Tenant’s Work. Tenant shall notify Landlord upon completion of the Tenant’s Work and shall furnish Landlord and Landlord’s title insurance company with such further documentation as may be reasonably necessary under Paragraph 9 below.

          (k) Except as otherwise expressly provided herein, Tenant shall have no authority to deviate from the Plans in performance of the Tenant’s Work, except as authorized by Landlord and its designated representative in writing (which authorization shall not be unreasonably withheld or delayed in accordance with the same standards for approval as described in Paragraph 3(b) above). Tenant shall furnish (or cause Tenant’s general contractor to furnish) to Landlord “as-built” drawings of any components of the Tenant’s Work affecting Building systems or for any electrical, plumbing or other system components of the Tenant’s Work, consisting of record drawings of the installed condition of each such component of the Tenant’s Work completed from the Plans marked up daily in the field by the various trades. Such record drawings shall be submitted in a final package by Tenant’s general contractor to Landlord within ninety (90) days after completion of the Tenant’s Work. Final disbursement of any remaining amounts of the Allowance will not occur until such record drawings have been received by Landlord.
          (l) Landlord shall have the right to require Tenant to install and maintain proper access panels to utility lines, pipes, conduits, duct work and component parts of mechanical and electrical systems existing or installed in the Premises to the extent required by applicable laws or otherwise identified by Landlord as part of its approval of the Plans.
          (m) Tenant shall impose on and enforce all applicable terms of this Workletter against Tenant’s Architect, Tenant’s Engineer (as hereinafter defined) and the other Tenant’s Contractors.
          (n) Landlord shall provide coordination and access by Tenant after normal business hours, at Tenant’s cost (including the cost of security and monthly clean-up) to other tenant spaces on the floor in which the Premises are located as may be necessary for the proper design and construction of the construction of Tenant’s Work.
          (o) Landlord shall allow Tenant to engage non-union movers for Tenant’s physical move, so long as use of such non-union movers does not cause any labor unrest in the Building or the Project.
     8. INSURANCE AND INDEMNIFICATION.
          (a) In addition to any insurance which may be required under the lease, Tenant shall secure, pay for and maintain or cause Tenant’s Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Premises, insurance in the following minimum coverages and limits of liability:
               (i) Worker’s Compensation in accordance with applicable Laws and Employer’s Liability Insurance with limits of not less than $1,000,000.00, or such other amounts as may be required from time to time by any employee benefit acts or other statutes applicable where the work is to be performed.
               (ii) Commercial General Liability Insurance including Broad Form Contractual, Broad Form Property Damage, Personal Injury, Completed Operations and Products coverages (such Completed Operations and Products shall be provided for a period of three (3) years after the date of final acceptance of the Tenant’s Work), and deletion of any exclusion pertaining to explosion, collapse and underground property damage hazards, with limits of not less than $1,000,000.00 per occurrence and having a general aggregate amount on a per location basis of not less than $2,000,000.00, with umbrella coverage of $4,000,000.00 per occurrence, $4,000,000.00 aggregate.
               (iii) Comprehensive Automobile Liability Insurance including Owned (if applicable), Non-Owned and Hired Car coverages, with limits of not less than $1,000,000.00 combined single limit for both bodily injury and property damage, with $1,000,000.00 umbrella coverage.
               (iv) “All-risk installation floater” builder’s risk insurance upon the entire Tenant’s Work to the full insurable value thereof. This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Tenant’s Work and shall insure against the perils of fire and extended coverage and shall include “all-risk” builder’s risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief. If portions of the Tenant’s Work are stored off the site of the Building or in transit to said site and are not covered under said “all-risk” builder’s risk insurance, then Tenant shall secure and maintain similar property insurance on such portions of the Tenant’s Work. Any loss insured under said “all-risk” builder’s risk insurance for the Tenant Work is to be made payable jointly to Landlord and Tenant, as their interests may appear.
     All policies (except the worker’s compensation policy) shall be endorsed to include as additional insured parties Landlord and its agents, Landlord’s contractors, Landlord’s architects, Landlord’s mortgagee, and such additional persons as Landlord may designate. The waiver of subrogation provisions contained in the lease shall apply to all insurance policies (except the worker’s compensation policy) to be obtained by Tenant pursuant to this paragraph. The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days’ prior written notice of any reduction, cancellation or non-renewal of coverage (except that ten (10) days’ notice shall be sufficient in the case of cancellation for non-payment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties. Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.
          (b) Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law, but subject to matters relating to property damage for which the parties released each other under Section 16 of the Lease, Tenant agrees to indemnify, protect, defend and hold harmless Landlord, Landlord’s contractors and Landlord’s architects and their partners, directors, officers, employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with the Tenant’s Work or the entry of Tenant or Tenant’s Contractors into the Building and the Premises, including, without limitation, mechanic’s liens or the cost of any repairs to the Premises or Building necessitated by activities of Tenant or Tenant’s Contractors and bodily injury to persons or damage to the property of Tenant, its employees, agents, invitees, licensees or others, except and to the extent that such claims, liabilities, losses, damages and expenses arise out of the willful misconduct or negligent act or omission of Landlord, or from Landlord’s breach of its obligations hereunder or under the lease. It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the lease.
     9. ALLOWANCE; PERIODIC PAYMENTS.
          (a) Landlord shall make a contribution (the “Allowance”) towards the cost of Tenant’s Work (including, the costs of construction, design, engineering, and other professional/consultant fees, furniture, reconfiguration and installation and wiring of phone and data processing equipment) and towards moving costs, in an amount equal to the product of the Rentable Area of the portion of the Premises as to which Tenant’s Work is then being performed (i.e. 39,355 square feet with respect to the initial build-out of the Phase I Premises) multiplied by $10.00 (with the remaining Allowance as to the Phase II Premises and the Phase III Premises to be contributed by Landlord at such times as Tenant builds out the Phase II Premises and the Phase III Premises, respectively) on the terms and conditions hereinafter set forth. If the cost of the Tenant’s Work exceeds the Allowance required to be disbursed hereunder, Tenant shall have sole responsibility for the payment of such excess cost, and Tenant shall pay any such excess when due from time to time (i.e., based upon the most recent estimates of the cost of the Tenant’s Work delivered by Tenant under Paragraph 3 above or otherwise furnished by Tenant, in certified form, upon Landlord’s request from time to time therefor) prior to disbursement or further disbursement of the Allowance, and in such event, Landlord shall have no obligation to disburse or further disburse any portion of the Allowance until all such excess costs have been paid by Tenant, and Tenant shall have delivered to Landlord the documentation described in Paragraph 9(b) below evidencing the payment of such excess costs by Tenant. Landlord shall not be obligated to disburse any portion of the Allowance which is to be disbursed to or as directed by Tenant in response to any request for disbursement which is submitted by Tenant more than one hundred twenty (120) days following the Commencement Date, except as otherwise provided in Paragraph 9(f) below. If the cost of Tenant’s Work and such other items for which the Allowance may be applied should for any reason be less than the full Allowance, Tenant shall not be entitled to the unapplied portion of the Allowance or any credit against Rent in the amount any such unapplied portion, except as otherwise provided in Paragraph 9(f) below.
          (b) Periodically, but not more frequently than once per month, commencing at any time following the date of the lease, Tenant may submit to Landlord a payment request for costs of the Tenant’s Work incurred and not previously paid naming the parties to be paid and the respective amounts of such payments, which payment request shall be accompanied by:
               (i) A customary “owner’s sworn statement” in writing signed by Tenant stating the various contracts entered into by Tenant for the Tenant’s Work and with respect to each: the total contract price of all labor, work, services and materials; the amounts theretofore paid thereon; the amount requested for the current disbursement; and the balance due for such labor, work, services and materials, after payment of the current disbursement, to complete the Tenant’s Work in accordance with the Plans;

               (ii) A written application for payment from each of Tenant’s Contractors disclosed in the aforesaid sworn Tenant’s statement wherein each of Tenant’s Contractors certifies completion and the cost of that portion of the Tenant’s Work for which payment is requested and further certifies that the cost to complete the Tenant’s Work remaining to be done under said contract will not exceed the balance due thereunder (without including in such balance any required retainages) and a customary “contractor’s sworn statement” in writing signed by each of Tenant’s Contractors stating: the names of all persons, firms, associations, corporations or other parties by whom labor, materials, services or work will be rendered or furnished pursuant to the contract with Tenant’s Contractor; the nature of labor, work, services and materials to be rendered or furnished by each of the foregoing; the amounts (in the case of firm subcontracts) and estimated amounts (in other cases) to be paid for such labor, work, services and materials; the amounts theretofore paid thereon; the amount requested for the current involved in each of those three phases of construction, respectively, shall be made in three corresponding phases so that there will be, in effect, three “final” distributions of the Allowance, one for each phase of the construction of the Tenant’s Work.
     10. MISCELLANEOUS.
          (a) Except as herein expressly set forth herein, in the lease, Landlord has no agreement with Tenant and has no obligation to do any work with respect to the Premises.
          (b) Time is of the essence under this Workletter.
          (c) If Tenant fails to make any payment relating to the Tenant’s Work as required hereunder, Landlord, at its option, may complete the Tenant’s Work pursuant to the approved Plans and continue to hold Tenant liable for the costs thereof.
          (d) Notices under this Workletter shall be given in the same manner as under the lease.
          (e) The liability of Landlord hereunder or under any amendment hereto shall be limited as provided in Section 29.12 of the lease.
          (f) The headings set forth herein are for convenience only.
          (g) This Workletter, together with the lease, sets forth the entire agreement of Tenant and Landlord regarding the Tenant’s Work. This Workletter may only be amended if in writing, duly executed by both Landlord and Tenant. All capitalized terms used in this Workletter shall have the respective meanings ascribed to them in the lease, unless this Workletter otherwise provides.
          (h) Tenant has designated the following entities as Tenant’s architects for purposes of preparing the architectural portions of the Plans for the Tenant’s Work (collectively, the “Tenant’s Architect”): (i) with respect to general construction, VOA, located at 224 South Michigan Avenue, Suite 1400, Chicago, Illinois 60604 Attention: Don Dorsh, telephone 312.554.1400 and (ii) with respect to Tenant’s IT Data Center and network/telephone cables,

Technology Management, Inc., located at 1911 Rohlwing Road, Suite E, Rolling Meadows, IL 60008, Attention: Daniel J. McGrath, telephone 847-394-8900 x222.
          (i) This Agreement shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original term of the lease, whether by any options under the lease or otherwise, except as expressly provided in the lease or in any amendment or supplement to the lease.
     11. DESIGNATED REPRESENTATIVES; COOPERATION.
          (a) Landlord and Tenant shall each appoint one or two qualified and readily available representatives with the authority to give and receive notices, other materials and information relating to the Tenant’s Work, and approvals under this Agreement. Initially, Landlord’s representative shall be Jeff Venable, whose address is 1000 Remington Boulevard, Bolingbrook, Illinois 60440, and whose telephone number is 630-679-1241, and Tenant’s representatives shall be (a) with respect to general construction, Rick Myers, whose address is Ulta Salon, Cosmetics & Fragrance, Inc., Windham Lakes Business Park, 1275 Windham Drive, Romeoville, Illinois, and whose telephone number is (630) 226-8214; and (b) with respect to construction of Tenant’s IT Data Center and installation of Tenant’s network/telephone cables, Jeff Pillers, whose address is Ulta Salon, Cosmetics & Fragrance, Inc., Windham Lakes Business Park, 1135 Arbor Drive, Romeoville, Illinois, and whose telephone number is (630) 771-4837.
          (b) Tenant and Landlord agree to make their respective architects and engineers available to the other to answer questions and provide clarifications and additional information as is reasonable for the timely progress and completion of the Tenant’s Work.
[END OF WORKLETTER PROVISIONS –
ATTACHMENT TO WORKLETTER FOLLOWS]

ATTACHMENT 1 TO WORKLETTER
MINIMUM INFORMATION FOR PLANS
Plans and specifications (including architectural, engineering and structural, as applicable, working drawings) required for the supply, installation and finishing of the Tenant’s Work and including, without limitation: finish schedule; material submittals; graphics and signage; interior and demising partitions; doors, frames and hardware; ceilings; wiring; lights and switches; telephone and electrical outlets; floor coverings; wall coverings; all millwork and built-ins; appliances; plumbing fixtures; HVAC systems and equipment; refrigeration equipment; reflected ceiling plans; and other equipment, equipment connections and facilities attached to and forming a part of the Building.
Tenant shall pay its costs associated with the installation of Tenant’s network and other cabling, telecommunications infrastructure, and all of its moving costs incurred in connection with Tenant’s occupancy of the Premises.

EXHIBIT C
OTHER DEFINITIONS
     1. “ADA” shall have the meaning described in Section 9(f).
     2. “Additional Rent” shall have the meaning described in Section 5.
     3. “Additional Rent Estimate” shall have the meaning described in Section 5(b).
     4. “Allowance” shall have the meaning described in the Workletter.
     5. “Calculation Date” means January 1, 2009 and each January 1 thereafter falling within the Term.
     6. “Calculation Year” means each calendar year during which a Calculation Date falls.
     7. “Comparable Buildings” means office buildings which are comparable to the Building in terms of age, quality of construction, level of service and amenities, size and appearance and are located within the Chicago Suburban East-West Corridor.
     8. “Default” shall have the meaning described in Section 19.
     9. “Default Rate” shall have the meaning described in Section 28(i).
     10. “Expense Adjustment” shall have the meaning described in Section 5(a).
     11. “Expenses” shall mean all costs, expenses and disbursements of every kind and nature paid or incurred by or on behalf of Landlord for or in connection with owning, managing, operating, maintaining, replacing and/or repairing the Building, the Common Areas, the Land and the personal property used in conjunction therewith, including without limitation: the cost of maintaining adjoining pedestrian tunnels and walkways and related lighting, the cost of security and security devices and systems, snow and ice and trash removal, cleaning and sweeping, planting and replacing decorations, flowers and landscaping; the cost of all utilities for the Building, such as water, sewer, power, fuel and heating (or hot water for heating), lighting, air-conditioning (or chilled water for cooling) and ventilating, to the extent not specifically directly allocated to or paid by Tenant; maintenance, repair and replacement of utility systems, telephone building riser cable, elevators and escalators; electricity, gas, steam, water, sewers, fuel, heating, lighting, air conditioning; window cleaning; janitorial service; insurance (including but not limited to, fire, extended coverage, all risk, liability, worker’s compensation, elevator, or any other insurance carried by the Landlord and applicable to the Project); painting; management fees; supplies; sundries; sales or use taxes on supplies or services; rent, telephone service, postage, office supplies, maintenance and repair of office equipment and similar costs related to operation of the building manager’s office; licenses, permits and similar fees and charges related to ownership, management, operation, repair, replacement and/or maintenance of the Project; the share of costs and expenses allocated to the Building and the Land relating to the management, maintenance, operation and repair of any common lobby or other facilities connecting the

Building or any of its facilities to any other adjoining building, facilities or land; cost of wages and salaries of all persons engaged in the operation, management, maintenance and repair of the Project, and so-called fringe benefits (including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Landlord pays or incurs to provide benefits for employees so engaged in the operation, management, maintenance and repair of the Project); the charges of any independent contractor who, under contract with the Landlord or its representatives, does any of the work of operating, managing, maintaining, replacing and/or repairing of the Project; legal and accounting expenses (including, but not limited to, such expenses as relate to preparation of statements of Expenses and Taxes and seeking or obtaining reductions in and refunds of real estate taxes); sales and excise taxes; expenses allocated to the Project under any easements, conditions, covenants or restrictions from time to time affecting the Project, or any other expense or charge which would be considered as an expense of owning, managing, operating, maintaining, replacing and/or repairing the Project.
     Expenses shall not include: costs or other items included within the meaning of the term “Taxes” (as hereinafter defined); costs of alterations and relocations of the premises of tenants of the Building; costs of capital improvements to the Building or Common Areas other than those specifically included in Expenses as set forth below; depreciation charges; interest and principal payments on mortgages and other financing costs and charges; ground rental payments; legal fees in connection with negotiating leases with other tenants in the Building or in connection with enforcing lease obligations of other tenants in the Building; fines and penalties on late payments; real estate brokerage and leasing commissions; any expenditures for which Landlord has been reimbursed by tenants (other than pursuant to rent escalation or tax and operating expense reimbursement provisions in leases); salaries, wages or other benefits paid to any executive employee above the grade of regional building manager and regional building engineer (which are includable only to the extent that such regional building manager and regional building engineer, as the case may be, is engaged in servicing the Building); legal fees, space planners’ fees, leasing commissions and advertising expenses incurred in connection with leasing space in the Building; expenses for repairs, maintenance or replacements for which Landlord is reimbursed from or pursuant to insurance or condemnation proceeds or construction warranties; appraisal and accounting fees, disbursements and charges incurred in connection with disputes with tenants or other occupants of the Building; costs for which Landlord has received the direct actual reimbursement from any source (other than reimbursement through payment by tenants of operating expenses and taxes, such as Expenses and Taxes); rental costs relating to leasing Building systems, elevators or other equipment ordinarily considered to be of a capital nature, except to the extent such amounts would otherwise have been included as Expenses under Paragraph (a) below had such systems, elevators or other equipment been purchased by Landlord; marketing or advertising costs for the Project; market study fees; costs of sculptures, paintings or other artwork in the Common Areas; management fees in excess of the market rate management fee charged at Comparable Buildings; costs incurred by Landlord by reason of its default under any lease or other agreement; the cost of containing, removing or otherwise remediating any contamination of the Land or other portions of the Project or other environmental liability (including any expenses of removal or remediation of any underground storage tank on the Premises or the Project); costs of Landlord’s general overhead and costs incurred in connection with Landlord’s “home” or “branch” office costs incurred in connection with any sale or transfer of the Project or any interest therein by Landlord; any amount the Landlord pays a contractor or vendor because of a special relationship in excess of the amount which would have been paid in the absence of said special relationship; and fines or penalties incurred as a result of any violation by Landlord of any Law, provided the same is not caused by or the result of any acts or failures to act on the part of Tenant.
     Notwithstanding anything contained in the above definition of Expenses to the contrary:
     (a) The cost of any capital improvements to the Building (i) which are intended to reduce Expenses, or (ii) which are required under changes in the ADA effective subsequent to the Commencement Date, or (iii) which are required under any other governmental laws, regulations or ordinances (collectively, the “Governmental Laws”), or (iv) which are intended to enhance the safety of the Building or its occupants, shall be included in Expenses in the year of installation and subsequent Calculation Years as hereinafter set forth; provided that if the Building is in violation of the ADA or any such Governmental Laws (as existing on the Commencement Date (i.e., meaning that the Building was obligated to take action to comply with such Governmental Laws on or before the Commencement Date, and has failed to do so)), then the costs of any capital improvements made to the Building after the date of this lease in order to cure such violations of the ADA or Governmental Laws shall not be so included in Expenses. In any Calculation Year, the portion includable in Expenses shall be the annual amortization of such cost using as the amortization period such reasonable period as Landlord shall determine, together with interest on the unamortized cost of any such improvements (at an annual rate equal to the greater of (i) 11%, or (ii) 2% over the “Prime Rate” described in Section 28(i) of the lease calculated as of the date the cost of such improvements was incurred) (or if applicable, such other interest rate as may actually be charged to Landlord for acquisition financing or leasing of such capital improvement). In the case of loss or damage to the Project due to fire or other casualty, the costs of repairing, restoring or replacing any portion of the Project which constitute capital improvements shall be included in Expenses to the extent of deductible amounts under insurance policies.
     (b) If the office area of the Building is not fully (at least 95% for the purposes of this paragraph) occupied by tenants during all or a portion of the Base Year or any Calculation Year, or if during all or a portion of any Calculation Year, Landlord is not furnishing to any tenant or tenants any particular service, the cost of which, if furnished by Landlord, would be included in Expenses, then Landlord shall (in the case of the Base Year) and may (in the case of any Calculation Year), elect to make an appropriate adjustment in Expenses for the year, by adjusting those components of Expenses which vary with the occupancy level of the Building, to reflect the Expenses that would have been paid or incurred by Landlord for such year had the office area of the Building been 95% occupied by tenants and services been furnished to all such tenants during such entire Calculation Year. Any such adjustments shall be deemed costs and expenses paid or incurred by Landlord and included in Expenses for such year. The parties intend that Tenant pay Tenant’s Proportionate Share of increase in Expenses for any Calculation Year over Expenses for the Base Year on the basis that the Building was at least 95% occupied during the Base Year.

     (c) If any item of Expenses, though paid or incurred in one calendar year, relates to more than one calendar year, at the option of Landlord, such item may be proportionately allocated among such related calendar years.
     12. “Ground Lease” and “Ground Lessor” shall have the meanings described in Section 20.
     13. “Hazardous Substances” shall have the meaning described in Section 9(e).
     14. “Holidays” shall have the meaning described in Section 8(e).
     15. “Landlord Parties” shall have the meaning described in Section 9(e).
     16. “Landlord’s Expense Statement” shall have the meaning described in Section 5(c)(i).
     17. “Landlord’s Tax Statement” shall have the meaning described in Section 5(c)(ii).
     18. “Laws” shall mean all statutes, laws, ordinances, codes, rules and regulations, orders and directions of public officials or other acts having the force or effect of law, of all federal, state, county, municipal and other agencies, authorities or bodies having jurisdiction over the Premises.
     19. “Monthly Base Rent” shall have the meaning described in Section 4(a).
     20. “Mortgage” and “Mortgagee” shall have the meanings described in Section 20(a).
     21. Intentionally Omitted.
     22. “Outside Date” shall have the meaning described in Section 17(a).
     23. “Projection Notice” shall have the meaning described in Section 5(b)(i).
     24. “Projections” shall have the meaning described in Section 5(b)(i)(A).
     25. “Released Parties” shall have the meaning described in Section 16(a).
     26. “Rent” shall have the meaning described in Section 3(a).
     27. “Rentable Area” with respect to the Building means the rentable area of office space at the Building, on a rentable square footage basis, measured generally in accordance with the Building Owners and Managers Association International method of measurement (“BOMA”) existing as of the date of this lease (with certain deviations therefore as deemed appropriate by Landlord and with such changes to said measurement standards as may be adopted by BOMA from time to time and as may be utilized, at Landlord’s election, for measurement calculations at the Building).

     28. “Rentable Area” with respect to any tenant space at the Building means rentable area of the applicable tenant space, on a rentable square footage basis, measured generally in accordance with the BOMA method of measurement existing as of the date of this lease (with certain deviations therefore as deemed appropriate by Landlord and with such changes to such measurement standards as may be adopted by BOMA from time to time and as may be utilized, at Landlord’s election, for measurement calculations at the Building). The Rentable Area of the Premises as of the date hereof shall be deemed to be the number of square feet set forth in Section 1(i) of this lease.
     29. “Successor” shall have the meaning described in Section 20(c).
     30. “Tax Adjustment” shall have the meaning described in Section 5(a)(i).
     31. “Taxes” shall mean real estate taxes, assessments (whether they be general or special), sewer rents, rates and charges (to the extent not included as Expenses), transit taxes, taxes based upon leases or the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including (i) income or franchise taxes or any other taxes imposed upon or measured by the Landlord’s income or profits, except as provided herein, or (ii) any correction of or supplement to any tax or assessment which accrues or is for any period prior to the Commencement Date), which may now or hereafter be levied, assessed or imposed against the Land or the Building or Landlord as a result of its ownership of the Project. Taxes “for” any calendar year or partial calendar year occurring within the Term shall mean Taxes levied, assessed or imposed during such calendar year, regardless of when such Taxes are due and payable.
     Notwithstanding anything contained in the above definition of Taxes to the contrary:
     (a) If at any time the method of taxation then prevailing shall be altered so that any new or additional tax, assessment, levy, imposition or charge or any part thereof shall be imposed upon Landlord in place or partly in place of any Taxes or contemplated increase therein, or in addition to Taxes, and shall be measured by or be based in whole or in part upon the Project, the rents or other income therefrom or any leases of any part thereof, then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured or based, shall be included in Taxes levied, assessed or imposed against the Project to the extent that such items would be payable if the Project were the only property of Landlord subject thereto and the income received by Landlord from the Project were the only income of Landlord.
     (b) Notwithstanding the year for which any such taxes or assessments are levied, (i) in the case of special taxes or assessments which may be payable in installments, the amount of each installment, plus any interest payable thereon, paid during a Calculation Year shall be included in Taxes for that year and (ii) if any taxes or assessments payable during any Calculation Year shall be computed with respect to a period in excess of twelve (12) calendar months, then taxes or assessments applicable to the excess period shall be included in Taxes for the Calculation Year when payable. Except as provided in the preceding sentence, all references to Taxes “for” a particular

Calculation Year shall be deemed to refer to Taxes levied, assessed or otherwise imposed during such Calculation Year without regard to when such Taxes are payable.
     (c) Taxes shall also include any personal property taxes (attributable to the Calculation Year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems or appurtenances used in connection with the Building or the operation thereof.
     32. “Tenant’s Proportionate Share” shall mean a fraction, the numerator of which is the Rentable Area of the Premises from time to time, and the denominator of which is the Rentable Area of the Building. Landlord and Tenant hereby acknowledge that, for purposes of this lease, the Rentable Area of the Building, as of the Commencement Date is 548,130. If changes are made by the parties to this Lease, changing the Rentable Area of the Premises, Landlord may make an appropriate adjustment to Tenant’s Proportionate Share (i.e., based upon the formula used in calculating Tenant’s Proportionate Share as described in the preceding sentence). Notwithstanding anything contained herein to the contrary, if at any time and from time to time, the Project and/or the Building or any development of which either is a part, contains non-office uses (i.e., warehouse uses) or shall be subdivided or condominiumized, Landlord shall have the right to determine and recompute, in accordance with sound management principles, Tenant’s Proportionate Share for only the office portion of the Project and/or the Building or of such development, in which event Tenant’s Proportionate Share shall be based on the ratio of the rentable square footage of the Premises to the rentable square footage of such office portion. In the event that the Project and/or the Building shall, from time to time, contain tenants, owners or other parties, as the case may be, who do not participate in all or certain categories of Expenses or Taxes, Landlord may include or exclude, in accordance with sound accounting and management principles, the amount of Expenses or Taxes, or such categories of the same, as the case may be, attributable to such tenants, owners or other parties, as the case may be, and exclude the rentable square footage of their premises in computing Tenant’s Proportionate Share. In the alternative, Landlord shall have the right, from time to time, to determine and re-compute, in accordance with sound management principles, Tenant’s Proportionate Share of Expenses and Taxes based upon the totals of each of the same for all such buildings and structures, the land on which the same are located, and all related facilities, including common areas and easements, corridors, lobbies, sidewalks, elevators, loading areas, parking facilities and driveways and other appurtenances and public areas, in which event Tenant’s Proportionate Share shall be based on the ratio of the rentable square footage of the Premises to the rentable square footage of all such buildings. Except as provided expressly to the contrary herein, “rentable square footage” shall include all rentable area of all office space leased or available for lease at the Project and the Building, which Landlord may reasonably re-determine from time to time, to reflect re-configuration, additions or modifications to the Project and/or the Building.

EXHIBIT D
RULES AND REGULATIONS
     (1) Except with respect to the signage rights expressly granted to Tenant under the terms of the Lease, no sign, lettering, picture, notice or advertisement shall be placed on any outside window or in a position to be visible from outside the Premises and if visible from the outside or public corridors within the Building shall be installed in such manner and be of such character and style as Landlord shall approve in writing.
     (2) Tenant shall not use the name of the Building for any purpose other than Tenant’s business address; Tenant shall not use the name of the Building for Tenant’s business address after Tenant vacates the Premises; nor shall Tenant use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence.
     (3) No article which is explosive or inherently dangerous is allowed in the Building.
     (4) Tenant shall not represent itself as being associated with any company or corporation by which the Building may be known or named.
     (5) Sidewalks, entrances, passages, courts, corridors, halls, elevators and stairways in and about the Premises shall not be obstructed.
     (6) No animals (except for dogs in the company of a blind person), pets, bicycles or other vehicles shall be brought or permitted to be in the Building or the Premises.
     (7) Room-to-room canvasses to solicit business from other tenants of the Building are not permitted; Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates any code of ethics by any recognized association or organization pertaining to such business, profession or activities.
     (8) Tenant shall use commercially reasonable efforts not waste electricity, water or air-conditioning and shall cooperate fully with Landlord to assure the most effective and efficient operation of the Building’s heating and air-conditioning systems.
     (9) No locks or similar devices shall be attached to any door except by Landlord and Landlord shall have the right to retain a key to all such locks. Tenant may not install any locks without Landlord’s prior approval.
     (10) Tenant shall not make any use of the Premises which may be dangerous to person or property or which shall increase the cost of insurance or require additional insurance coverage; provided, however, that Tenant shall have the right to use the Premises for all of the uses permitted hereunder and exercise all of Tenant’s rights hereunder.
     (11) Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

     (12) Tenant shall cooperate and participate in all reasonable security programs affecting the Building.
     (13) Tenant assumes full responsibility of protecting the Premises from theft, robbery and pilferage; the Indemnitees shall not be liable for damage thereto or theft or misappropriation thereof. Except during Tenant’s normal business hours, Tenant shall keep all doors to the Premises locked and other means of entry to the Premises closed and secured. All corridor doors shall remain closed at all times. If Tenant desires telegraphic, telephones, burglar alarms or other electronic mechanical devices, then Landlord will, upon request, direct where and how connections and all wiring for such services shall be installed and no boring, cutting or installing of wires or cables is permitted without Landlord’s approval.
     (14) Except with the prior approval of Landlord, all cleaning, repairing, janitorial, decorating, painting or other services and work in and about the Premises shall be done only by authorized Building personnel.
     (15) Furniture, equipment, machines and other large or bulky articles shall be brought to the Building and into and out of the Premises at such times and in such manner as the Landlord shall reasonably direct and at Tenant’s sole risk and cost. Prior to Tenant’s removal of any of such articles from the Building, Tenant shall obtain written authorization of the Office of the Building and shall present such authorization to a designated employee of Landlord.
     (16) Tenant shall not overload the safe capacity of the electrical wiring of the Building and the Premises or exceed the capacity of the feeders to the Building or risers.
     (17) To the extent permitted by law, Tenant shall not cause or permit picketing or other activity which would interfere with the business of Landlord or any other tenant or occupant of the Building, or distribution of written materials involving its employees in or about the Building, except in those locations and subject to time and other limitations as to which Landlord may give prior written consent.
     (18) Tenant shall not cook, otherwise prepare or sell any food or beverages in or from the Premises or use the Premises for housing accommodations or lodging or sleeping purposes except that Tenant may install and maintain vending machines, coffee/beverage stations and food warming equipment and eating facilities for the benefit of its employees or guests, provided the same are maintained in compliance with applicable laws and regulations and do not disturb other tenants in the Building with odor, refuse or pests.
     (19) Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations therefrom shall be detectable beyond the Premises; nor permit objectionable odors or vapors to emanate from the Premises
     (20) No floor covering shall be affixed to any floor in the Premises by means of glue or other adhesive without Landlord’s prior written consent.
     (21) Tenant shall at all time maintain the window blinds in the lowered position, though Tenant may keep the louvers open.

     (22) Tenant shall only use the freight elevator for mail carts, dollies and other similar devices for delivering material between floors that Tenant may occupy.
     (23) No smoking, eating, drinking, loitering or laying is permitted in the common areas of the Building except in designated areas.
     (24) Landlord may require that all persons who enter or leave the Building identify themselves to security guards, by registration or otherwise. Landlord, however, shall have no responsibility or liability for any theft, robbery or other crime in the Building. Tenant shall assume full responsibility for protecting the Premises, including keeping all doors to the Premises locked after the close of business.
     (25) Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency and shall cooperate and participate in all reasonable security and safety programs affecting the Building.
     (26) Tenant shall cooperate and participate in all recycling programs established for the Building by Landlord or any governmental agency.

EXHIBIT E
INVENTORY LIST

PANELS
42x24	2
42x30	2
42x36
42x48
64x18	9
64x24	88
64x30	4
63x36	117
64x48	23
WORKSURFACES
36x18	2
48x18	5
54x18	1
66X18	2
72X18	8
24X24	15
36X24	13
42x24	1
48X24	22
54x24	4
58x24	1
60x24	12
72x24	9
84x24	8
42x30	1
24/36/36/24	32
30/48/72/24	1
63x30 round end	11
OVERHEADS
24	1
30	1
36	29
48	34
60	1
BBF	32
FF	10
LF 30	53
LF 36	1
CABINETS

LF - (3F) 30”	2
LF - (3F) 36”	4
LF - 48”	1
LF - (5F) 30”	1
LF - (5F) 36	6
Hinged (5C) 36”	5
Hinged (W/CS)	1
DDC 30	8
CHAIRS
Task	33
Side	23
Lobby	6
               B2

PANELS
42x24	5
42x30
42x36	7
42x48
64x18	38
64x24	445
64x30	1
63x36	507
64x48	163
WORKSURFACES
36x18
48x18	24
60X18	48
72X18	24
24X24	128
36X24	48
48X24	165
60x24
72X24	91
84X24	48
24X36X36X24	176
30/48/72/24
63X30 round end	48
OVERHEADS
24
36	176
48	176
60
BBF	176

FF	48
LF	352

TABLES
72” x 30”	4
144” x 48”
120” x48”	1

CABINETS
LF - (3F) 36”	42
(5F) - 36”	23
Hinged (5C)	40
Hinged (W/CS)	10
Hinged (CC/36/24)
CHAIRS
Task	176
Side	159
Conference	15
               A2

PANELS
42x24	13
42x30
42x36	7
42x48	3
64x18	35
64x24	402
64x30	4
63x36	465
64x48	154
WORKSURFACES
36x18
48x18	12
60X18	24
72X18	12
24X24	104
36X24	24
48X24	188
60x24	24
72X24	116
84X24	24
24X36X36X24	164
30/48/72/24
63X30 round end	24

OVERHEADS
24
36	164
48	164
60
BBF	164
FF	24
LF	328

TABLES
72” x 30”	3
144” x 48”	1
120” x48”	1

CABINETS
LF - (3F) 36”	36
(5F) - 36”
Hinged (5C)	27
Hinged (W/CS)	18
Hinged (CC/36/24)
CHAIRS
Task	164
Side	118
Conference	45

EXHIBIT F
FORM OF LEASE ESTOPPEL CERTIFICATE
Landlord: BOLINGBROOK INVESTORS, LLC
Tenant: ULTA SALON, COSMETICS & FRAGRANCE, INC.
Lender: WILMINGTON TRUST OF PENNSYLVANIA
Premises: Suite #
Area: 82,468 Sq. Ft.
Lease Date:
The undersigned Landlord and Tenant of the above-referenced lease (the “Lease”) hereby ratify the Lease and certify to Lender as mortgagee of the Real Property of which the premises demised under the Lease (the “Premises”) is a part, as follows:
1.	All initial capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

2.	That the term of the Lease shall commence on (the “Commencement Date”) the earlier of either (a) the date on which Tenant occupies the Premises for the operation of its business or (b) September 1, 2007.

3.	That as of the Commencement Date, the Lease calls for monthly base rent installments in the amount of $57,392.71, subject to the Abatement (as defined in the Lease).

4.	That no rental has been made more than one month in advance and there is no “free rent” or other concession under the remaining term of the Lease, except as set forth in the Lease.

5.	That a security deposit in the amount $0.00 is being held by Landlord, which amount is not subject to any set-off or reduction or to any increase for interest or other credit due to Tenant.

6.	That the Lease is a valid lease and in full force and effect and represents the entire agreement between the parties; that as of the date hereof, there is no existing default beyond applicable notice and cure periods on the part of the Landlord or the Tenant in any of the terms and conditions thereof and as of the date hereof, no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default beyond applicable notice and cure periods; and that said Lease has: (initial one)

☑	not been amended, modified, supplemented, extended, renewed or assigned.

☐	been amended, modified, supplemented, extended, renewed or assigned as follows by the following described agreements:

7.	That the Lease provides for a primary term of 11 Lease Years; and that: (initial all applicable subparagraphs)

☐	neither the Lease nor any of the documents listed above in Paragraph 6, (if any), contain an option for any additional term or terms or an option to terminate the Lease prior to the expiration date set forth above.

☑	the Lease and/or the documents listed above in Paragraph 6 contain an option for one (1) additional term(s) of five (5) year(s) at a rent to be determined as follows:

Base Rent per square foot of Rentable Area of the Premises payable during the first Lease Year of the Renewal Period shall be $28.00 per square foot with respect to all space included in the Premises as of the Renewal Period Commencement Date, and shall escalate annually at the rate of $0.50 per Lease Year.

☐	the Lease and/or the documents listed above in Paragraph 6 contain an option to terminate the Lease prior to the date set forth as follows:

8.	As of the date hereof, the Landlord has not rebated, reduced or waived any amounts due from Tenant under the Lease, either orally or in writing, nor has Landlord provided financing for, made loans or advances to, or invested in the business of Tenant.
9.	As of the date hereof, there are no actions, voluntary or involuntary, pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

10.	That this certification is made knowing that Lender is relying upon the representations herein made.

LANDLORD:	TENANT:

BOLINGBROOK INVESTORS, LLC	ULTA SALON, COSMETIC & FRAGRANCE, INC., a Delaware corporation

By:

Name:

Its:	By:

Name: Alex J. Lelli, Jr.

Its: Senior Vice President, Growth & Development

EXHIBIT G
FORM OF MEMORANDUM CONFIRMING TERM
     THIS MEMORANDUM (“Memorandum”) is made as of                                         , between                                          a                      limited liability company (“Landlord”), and                                         , a                      (“Tenant”), pursuant to that certain Office Lease between Landlord and Tenant dated as of ___, 200___(as amended from time to time, the "Lease”) for certain leased premises (the “Premises”) located at the building (the “Building”) known as                     , Illinois and more particularly described in the Lease. All initial-capitalized terms used in this Memorandum have the meaning ascribed to them in the Lease.
1.	Landlord and Tenant hereby confirm that:
     (a) The Commencement Date of the term is ___, 200___;
     (b) The Expiration Date of the Initial Term is ___, 200___;
2.	Tenant hereby confirms that:
     (a) The Premises and all improvements and other work to be performed by Landlord therein or elsewhere at the Building have been completed and furnished in accordance with the provisions            of            the            Lease, except            as follows:                                         ; and
     (b) Tenant has accepted and is in full possession of the Premises.
     3. This Memorandum has been entered into for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, and this Memorandum may be relied upon by both Landlord and Tenant in accordance with its terms, and shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.
     IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date first set forth above.
[Signature Page Follows]

G-1

LANDLORD:	TENANT:

By:	By:

Name:	Name:

Its:	Its:

G-2

EXHIBIT H
HVAC SPECIFICATIONS

Heating, Ventilating and Air Conditioning:

Summer Design Conditions	Winter Design Conditions

Outdoor Temperature: 95°F. Dry Bulb	Outdoor Temperature: -6°F. Dry Bulb

Outdoor Temperature: 75°F. Wet Bulb	Indoor Temperature: 70°F. ± 2°F

Indoor Temperature: 75°F. ± 2°F
     All occupied spaces will be air-conditioned with the exception of toilet rooms, storage rooms, and the mechanical room.
     Air-conditioning systems will be designed on the basis of occupancy of one (1) person per one hundred (100) square feet in the rentable area of the Premises and maximum electrical lighting and receptacle load of five (5) watts per square foot of the rentable area of the Premises.
     All special HVAC requirements shall be subject to Landlord’s approval.

H-1

EXHIBIT I
CLEANING SPECIFICATIONS

Frequency	Task
Daily	Police litter

Daily	Empty trash baskets & carry to collection areas, replace liners as needed

Daily	Spot clean carpet to remove stains

Daily	Spot vacuum to remove visible soil.

Weekly	Fully vacuum all carpet corners, edges, and hidden areas.

Daily	Dust mop all hard surface floors.

Daily	Mop all stains and spills.

Daily	Spot clean all partitions, glass

Daily	Spot clean and dust all horizontal & vertical areas removing fingerprints, stains and smudges (below 6ft).

Daily	Pick up desk-side recycled paper

Daily	Vacuum all carpet areas

Bi-weekly	Buff all hard surface floors

Weekly	Pick up aluminum cans

Weekly	Clean telephones

Monthly	Clean or dust all surfaces above normal reach

Monthly	Detail clean baseboards

Monthly	Vacuum all fabric furniture.

Quarterly	Dust all HVAC louvers

Quarterly	Clean office partition glass

Quarterly	For vinyl and terrazzo floor surfaces- machine scrub & topcoat.

Daily	Cleaning of restrooms in Common Areas

I-1

EXHIBIT J
FORM OF SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT
Prepared by and
return after recording to:
Ulta Salon Cosmetics & Fragrance, Inc.
Windham Lakes Business Park
1275 Windham Drive
Romeoville, IL 60446
Attn: Alison M. Richter, Esq.
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
THIS AGREEMENT made the ___day of ___, 2007 by and among BOLINGBROOK INVESTORS, LLC, an Illinois limited liability company (“Landlord”), ULTA SALON, COSMETICS & FRAGRANCE, INC., a Delaware corporation (“Lessee”), and WILMINGTON TRUST OF PENNSYLVANIA, a Pennsylvania bank and trust company (“Lender”).
WITNESSETH:
     A. Landlord is the owner of certain premises (“Premises”) described in Exhibit “A” attached hereto and made a part hereof which is encumbered by a certain Mortgage, Security Agreement and Fixture Filing dated August 5, 2004 given by Landlord to Lender and recorded August 10, 2004 as Document R20044148156 with the Recorder of Deeds in and for Will County, Illinois (“Mortgage”). The Mortgage secures Landlord’s indebtedness to Lender evidenced by Landlord’s $17,025,000 Mortgage Note dated August 5, 2004 (“Note”). The Mortgage and Note, together with all other documents evidencing and/or securing the same, as they have been or may be modified from time to time, are hereinafter collectively referred to as “Loan Documents”.
     B. Landlord entered into a lease for a portion of the Premises (“Leased Premises”) with Lessee dated ___, 2007 (together with all amendments, renewals and extensions thereof collectively referred to as the “Lease”).
     C. The parties desire to set out their understanding as to certain of their respective rights and obligations in the transactions above described.
     NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants herein contained and intending to be legally bound hereby agree as follows:
     1. Warranties and Representations.
     (a) Landlord and Lessee warrant and represent that as of the date hereof (i) neither Landlord nor Lessee is in default under the terms of the Lease beyond applicable
Ulta Tallgrass Office Lease

notice and cure periods, (ii) the Lease is in full force and effect, (iii) no payments under the Lease have been collected, anticipated, waived, released, discounted or otherwise discharged or compromised, except as pursuant to the terms of the Lease, (iv) Landlord has not received any funds or deposits from Lessee other than security deposits under the Lease, if any, and (v) Lessee has no setoff or counterclaim against Landlord under the Lease, (vi) Landlord and Lessee have made no agreements concerning, and Lessee is not entitled to, any free rent, partial rent, rebate of rental payments or any other type of rental concession, except as set forth in the Lease, (vii) the fixed minimum rent payable under the Lease as of the Commencement Date (as defined in the Lease) will be $57,392.71 per month, except as may be abated in accordance with Section 4(b) of the Lease and (viii) no actions, whether voluntary or involuntary, are pending against Lessee under the bankruptcy laws of the United States or any state thereof.
     2. Assignment. Lessee acknowledges that all of the interest of Landlord in and to the Lease, including the rents and other sums payable thereunder, have been assigned to Lender and that pursuant to the terms of such Assignment, until the Mortgage is satisfied of record, all rents and other payments now or hereafter due Landlord under the Lease shall be paid to or at the direction of Lender. Until further notice from Lender, Lessee is directed by Lender to pay all such sums to Landlord. Landlord hereby agrees that upon receipt of a written notice from Lender (and without any duty of inquiry and despite any knowledge or notice to the contrary of the validity of any such notice), (i) all rents and other payments due from Lessee to Landlord under the Lease shall be paid by Lessee to Lender and (ii) Lessee shall have no liability to Landlord for any such sums paid directly to Lender.
     3. Lease not to be Modified, etc. Landlord and Lessee agree that, without the prior written consent of Lender, no material modification affecting term, Leased Premises, rent or any provision increasing Landlord’s obligations or decreasing Tenant’s obligations may be made to the Lease.
     4. Nonlimitation of Lender’s Rights under Loan Documents. Except as set forth in Paragraph 7 of this Agreement, nothing in this Agreement contained shall prejudice or be construed to prejudice the right of Lender to commence and prosecute, or to prevent Lender from commencing and prosecuting any action which it may deem advisable, or which it may be entitled to commence and prosecute under the terms of the Loan Documents; nor shall this Agreement be construed to waive any defaults now existing or which may occur under said Loan Documents; nor shall this Agreement be construed as granting a forbearance or extension of time for payment.
     5. Nonassumption of Liability by Lender Prior to Foreclosure of Mortgage. Except to the extent Lender succeeds to the interest of Landlord under the Lease, Lender does not by execution and acceptance of this Agreement or making demand on or collecting monies under the Lease assume any liability or become liable in any manner whatsoever for the performance of any of the terms and conditions thereof.
     6. Subordination. Subject to Paragraph 7 hereof, Lessee acknowledges, covenants and agrees that the Lease, including any and all options to purchase, rights of first refusal or other rights to purchase the Leased Premises, the Premises or any portion thereof, now is and
Ulta Tallgrass Office Lease

shall at all times continue to be subject and subordinate in each and every respect to the Mortgage and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal, interest and other sums secured thereby. Lessee, upon request, shall execute and deliver any certificate or other instrument reasonably acceptable to Lessee whether or not in recordable form which Lender may reasonably request to confirm said subordination. The foregoing notwithstanding, in no event shall any of Lessee’s trade fixtures, inventory, equipment, furniture and furnishings, accounts, books or records or other assets be or become subject or subordinate to the lien in favor of Lender.
     7. Non-Disturbance. As long as no event of default has occurred and is continuing under the Lease beyond applicable notice and cure periods, Lender shall not name Lessee as a party defendant to any action for foreclosure or other enforcement of the Mortgage (unless required by law), nor shall the Lease be terminated by Lender in connection with, or by reason of, foreclosure or other proceedings for the enforcement of the Mortgage, or by reason of a transfer of Landlord’s interest under the Lease pursuant to the taking of a deed or assignment in lieu of foreclosure (or similar device), nor shall Lessee’s use or possession of the Leased Premises, Lobby (as defined in the Lease), Receiving Docks (as defined in the Lease) or the Common Areas (as defined in the Lease) be interfered with by Lender and all rights and privileges of Tenant under the Lease, or any renewals, modifications, or extensions thereof, shall be recognized by Lender and any Successor (as defined herein).
     8. Non-liability of Lender and Successors. Neither Lender nor any other person acquiring or succeeding to the interests of Landlord as a result of any foreclosure or other proceeding for the enforcement of the Mortgage, or by reason of a transfer of Landlord’s interest under the Lease, pursuant to the taking of a deed in lieu of foreclosure (or similar device), nor such person’s successors and assigns (all of the foregoing, including Lender, being hereinafter referred to as the “Successor”), shall be:
     (a) subject to any credits, offsets, defenses or claims which Lessee might have against any prior landlord with respect to the payment of rent or other performance under the Lease except for credits, offsets or claims arising under the Lease with respect to costs and expenses (but not damages) incurred by Lessee after Lessee has notified Lender and given Lender an opportunity to cure as provided in this Agreement; or
     (b) bound by any prepayment of rent more than one month in advance and not actually delivered to the Successor; or
     (c) liable for any act or omission of any prior landlord; or
     (d) required to account or be liable for any security deposits, or any other monies owing by or on deposit with any prior landlord to the credit of Lessee, which are not actually delivered to the Successor; or
     (e) bound by any material amendment or modification of the Lease affecting the term, Leased Premises, rent or any provision increasing Landlord’s obligations or decreasing Tenant’s obligations made without Lender’s consent; or
Ulta Tallgrass Office Lease

     (f) bound by any covenant to undertake or complete, or to make any contribution toward, any improvement to or expansion or rehabilitation of the Leased Premises, the Premises or any portion thereof, except that such Successor shall be liable for the following: (i) all of Landlord’s obligations with respect to maintenance, repairs, casualty and condemnation of the Leased Premises, Lobby, Receiving Docks, Common Allowance; (iii) the payment of the design allowance set forth in Exhibit B, Paragraph 3(b) of the Lease; (iv) the completion of Landlord’s obligations with respect to the separation of the electricity metering as provided in Section 8(b) of the Lease; (v) the completion of Landlord’s obligations with respect to the demising of Tenant’s space as provided in Exhibit B, Paragraph 1; and (vi) the payment of Landlord’s portion of the costs with respect to the North Wall Glass Doors as set forth in Exhibit B, Paragraph 2. Lender’s obligations under this subparagraph 8(f) are expressly conditioned in each instance on Tenant having given Lender written notice of Landlord’s default within fifteen (15) days following notice of such default to Landlord.
     Notwithstanding the foregoing Subparagraphs 8(a) through (f), nothing herein shall excuse Lender or any Successor Landlord from liability or responsibility for, or limit any right or remedy of Lessee with respect to, any breach or default that continues from and after the date when Lender or such Successor Landlord obtains title to or takes possession or control of the Premises.
     9. Further Subordination. Except as otherwise may be required pursuant to the terms of the Lease, so long as the Mortgage is in effect, Lessee covenants and agrees not to subordinate or permit the subordination of the Lease to any mortgage or other lien encumbering the Premises at any time, other than the Mortgage and any replacement, renewal, consolidation, substitution, extension, modification, spreader and splitter thereof. Notwithstanding anything to the contrary herein, Tenant shall have the right to place a lien on its personal property, trade fixtures, inventory, equipment, furniture and furnishings, accounts, books or records and other assets.
     10. Notice of Default. Lessee covenants and agrees that Lessee will notify Lender in writing of any default of Landlord under the Lease and agrees that notwithstanding any provisions of the Lease, no notice by Lessee of any cancellation shall be effective unless Lender has received notice as aforesaid, and has failed to cure the default within the applicable time periods set forth in the Lease for the cure of any Landlord default.
     11. Attornment. If the interest of Landlord under the Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of the Mortgage, pursuant to the taking of a deed in lieu of foreclosure (or similar device) or as a result of the exercise of any power of sale under the Mortgage, Lessee shall be bound to the Successor, and, except as provided herein, the Successor shall be bound to Lessee, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, with the same force and effect as if the Successor were the landlord, and Lessee does hereby (i) agree to attorn to the Successor, including Lender if it be the Successor, as its landlord, (ii) affirm its obligation under the Lease, and (iii) agree to make payments when due of all sums due under the Lease to the Successor, said attornment, affirmation and agreement to be effective and self-operative, without the execution of any further instruments, upon Lessee and the Successor succeeding to the
Ulta Tallgrass Office Lease

interest of Landlord. Lessee shall, at the request of Successor, execute, acknowledge and deliver such further instruments reasonably acceptable to Lessee evidencing such attornment as are desired by the Successor. Lessee waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease or the obligations of Lessee thereunder by reason of any foreclosure or similar proceeding. Anything in the Lease to the contrary notwithstanding, in the event that a Successor shall succeed to the interests of Landlord under the Lease, the Successor shall have no obligation, nor incur any liability, beyond its then interest, if any, in the Premises and Lessee shall look exclusively to such interest of the Successor, if any, in the Premises for the payment and discharge of any obligations imposed upon the Successor hereunder or under the Lease. Lessee agrees that with respect to any judgment which may be obtained or secured by Lessee against the Successor, Lessee shall look solely to the estate or interest owned by the Successor in the Premises and Lessee will not collect or attempt to collect any such judgment out of any other assets of the Successor.
     12. Lease Requirements. Lessee agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a Non-Disturbance agreement with respect to the Mortgage.
     13. Modification. This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by the parties hereto or their respective successors in interest.
     14. Notices. Any notice given pursuant to this Agreement shall be valid only if given in writing, and shall be deemed sufficiently given if sent by hand-delivery, recognized overnight courier service (i.e., Federal Express) or postpaid, registered or certified mail, return receipt requested. Notice to the parties to this Agreement shall be addressed as follows:

Landlord:	Bolingbrook Investors, LLC
770 Township Line Road
Suite 150
Yardley, PA 19067
Attention:

Lessee:	Ulta Salon, Cosmetics & Fragrance, Inc.
Windham Lakes Business Park
1275 Windham Parkway
Romeoville, Illinois 60446
Attention: Senior Vice President, Growth &
Development

Lender:	Wilmington Trust of Pennsylvania
One Liberty Place – Suite 3150
Philadelphia, PA 19103
Attention: Commercial Real Estate Lending Department
Notices shall be effective upon receipt.
Ulta Tallgrass Office Lease

     15. Captions. It is agreed that the captions of this Agreement are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions of this Agreement.
     16. Benefit and Binding Effect; Governing Law. This Agreement shall bind and inure to the benefit of the successors and assigns of the parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.
     17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were on the same instrument.
Ulta Tallgrass Office Lease

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

WITNESS:	BOLINGBROOK INVESTORS, LLC

By:

	Name:	Scott A. Williams
	Title:	Senior Vice President

WITNESS/ATTEST:	ULTA SALON, COSMETICS & FRAGRANCE, INC.,

By:

	Name:	Alex J. Lelli, Jr.
	Title:	Senior Vice President, Growth & Development

ATTEST:	WILMINGTON TRUST OF PENNSYLVANIA

By:

Name:
Title:

STATE OF ILLINOIS	:
COUNTY OF DUPAGE	: :	SS.
On this ___day of ___, 200___, before me, a Notary Public, personally appeared Alex J. Lelli, Jr. who acknowledged himself/herself to the Senior Vice President, Growth & Development of Ulta Salon, Cosmetics & Fragrance, Inc., and that he/she as such Senior Vice President, Growth & Development, being authorized to do so, executed the foregoing Subordination, Non-Disturbance, and Attornment Agreement for the purposes therein contained by signing the name of the corporation by himself/herself as such Senior Vice President, Growth & Development.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

————————————————— Notary Public

COMMONWEALTH OF PENNSYLVANIA	:

COUNTY OF PHILADELPHIA	:	SS.
On this ___day of ___, 200___, before me, a Notary Public, personally appeared Scott A. Williams, who acknowledged himself to be a Senior Vice President of BOLINGBROOK INVESTORS, LLC, an Illinois limited liability company, and that he as such Officer, who I am satisfied is the person who executed the foregoing instrument, being authorized to do so by virtue of the resolution of the sole Member of the limited liability company acknowledged that he executed the foregoing instrument on behalf of the limited liability company, and delivered same, as the voluntary authorized act and deed of the limited liability company, for the purpose therein contained by signing the name of the limited liability company by himself as such officer.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

———————————————— Notary Public Commission expires:

COMMONWEALTH OF PENNSYLVANIA	:
COUNTY OF PHILADELPHIA	: :	SS.
On this ___day of ___, 200___, before me, ___, a Notary Public, personally appeared ___, ___of WILMINGTON TRUST OF PENNSYLVANIA, who I am satisfied is the person who executed the foregoing instrument, being authorized to do so, acknowledged that he executed the foregoing instrument on behalf of the ___, and delivered same, as the voluntary authorized act and deed of the ___, for the purpose herein contained by signing the name of the ___by himself as such officer.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

—————————————— Notary Public Commission expires:

EXHIBIT K
FORM OF LANDLORD’S WAIVER AND CONSENT
     THIS LANDLORD’S WAIVER AND CONSENT (“Waiver and Consent”) is made and entered into as of this ___day of ___2007, by and between Bolingbrook Investors, LLC, an Illinois limited liability company (“Landlord”), and Wachovia Capital Finance Corporation (Central), an Illinois corporation (“Lender”), in its capacity as Collateral Agent (“Agent”) for various lenders (“Lenders”).
     A. Landlord is the owner of the real property commonly known as 1000 Remington boulevard, Bolingbrook, Illinois (the “Premises”).
     B. Landlord has entered into a certain Lease Agreement (together with all amendments and modifications thereto and waivers thereof, the “Lease”) with Ulta Salon, Cosmetics & Fragrance, Inc. (“Company”), with respect to the Premises.
     C. Agent and the Lenders have entered into a certain Second Amended and Restated Loan and Security Agreement with Company (as amended from time to time, the “Credit Agreement”), and to secure the obligations arising under such Credit Agreement, Company has granted to Agent for its benefit and the benefit of the Lenders a security interest in and lien upon certain assets of Company which assets may from time to time be located at the Premises, including, without limitation, all of Company’s goods, inventory, machinery, equipment, and furniture and trade fixtures (such as equipment bolted to floors), together with all additions, substitutions, replacements and improvements to, and proceeds of, the foregoing, but excluding building fixtures (such as plumbing, lighting and HVAC systems and other fixtures not constituting trade fixtures) (collectively, the “Collateral”).
     NOW, THEREFORE, in consideration of any financial accommodations extended by Agent and the Lenders to Company at any time, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. Landlord acknowledges that (a) the Lease is in full force and effect and (b) Landlord is not aware of any existing default under the Lease.
     2. Landlord will use commercially reasonable efforts to provide Lender with written notice of any default by Company under the Lease resulting in termination of the Lease (a “Default Notice”). No action by Agent pursuant to this Waiver and Consent shall be deemed to be an assumption by Agent or any Lender of any obligation under the Lease, and, except as provided in paragraphs 5, 6, 7 and 8 below, neither Agent nor any Lender shall have any obligation to Landlord hereunder.
     3. Landlord acknowledges the validity of Lender’s lien on the Collateral and, until such time as the obligations of Company to Agent and the Lenders are indefeasibly paid in full, Landlord waives any interest in the Collateral and agrees not to distrain or levy upon any Collateral or to assert any landlord lien, right of distraint or other claim against the Collateral for any reason, provided that the foregoing provision shall not prevent Landlord from suing the Company for rent or other charges owing under the Lease.

     4. Landlord agrees that the Collateral consisting of trade fixtures such as equipment bolted to the floor, which can be removed without material damage (unless company or Agent promptly repairs such damage) shall not be deemed a fixture or part of the real estate but shall at all times be considered personal property.
     5. Prior to a termination of the Lease, Agent or its representatives or invitees may enter upon the Premises at any time without any interference by Landlord to inspect or remove any or all of the Collateral. Lender will use commercially reasonable efforts to provide Landlord with prior written notice of its intention to enter onto the Premises to remove any of the Collateral.
     6. Upon a termination of the Lease, Landlord will permit Agent and its representatives and invitees to access the Premises; provided, that such access period (the “Access Period”) shall not exceed up to 30 days following receipt by Agent of a Default Notice or, if the Lease has expired by its own terms (absent a default thereunder) and the Company has failed to remove all of the Collateral from the Premises, up to 30 days following Agent’s receipt of written notice from Landlord of such failure.
     7. During any Access Period, (a) Agent and its representatives and invitees may inspect, repossess and remove the Collateral, in each case without interference by Landlord or liability of Agent to Landlord, and (b) Agent shall make the Premises available for inspection by Landlord and prospective tenants and shall cooperate in Landlord’s reasonable efforts to re-lease the Premises. In no event shall Agent disturb or interfere with other tenants’ rights of quiet enjoyment of their leased space and no auction or other sale shall be held by Agent at the Premises. Upon request by the Landlord, Agent shall promptly provide Landlord with evidence that commercially reasonable insurance is in force throughout Agent’s period of possession.
     8. Agent shall promptly repair, at Agent’s expense, or reimburse Landlord for any physical damage to the Premises actually caused by the conduct or activities of Agent or any of its representatives or invitees with respect to the removal or other disposition of Collateral by or through Agent (ordinary wear and tear excluded). Agent shall not be liable for any diminution in value of the Premises caused by the absence of Collateral removed, and Agent shall not have any duty or obligation to remove or dispose of any Collateral or any other property left on the Premises by Company. Agent shall indemnify, defend and hold harmless Landlord and its employees and agents from and against any loss, damage, claim, liability and expense incurred or sustained by said indemnified parties and arising out of the conduct or activities of Agent or any of its representatives or invitees with respect to the removal or other disposition of the Collateral.
     9. All notices hereunder shall be in writing, sent by overnight courier to the respective parties and the addresses set forth on the signature page or at such other address as the receiving party shall designate in writing.
     10. This Waiver and Consent may be executed in any number of several counterparts, shall be governed and controlled by, and interpreted under, the laws of the state in which the Premises are located and shall inure to the benefit of Agent and its successors and assigns and shall be binding upon Landlord and its successors and assigns (including any transferees of the

Premises); provided that this Waiver and Consent shall be rendered null and void if Landlord does not receive a fully executed original thereof within ten (10) business days after Landlord’s execution and delivery of this Waiver and Consent to Tenant.

     IN WITNESS WHEREOF, this Landlord’s Waiver and Consent is entered into as of the date first set forth above.

“LANDLORD”

Bolingbrook Investors, LLC, an Illinois limited liability company

Attention:	By:

Telephone:	Name:

Title:

Landlord’s Notice Address: c/o BPG Properties, Ltd. 200 South Michigan Avenue, Suite 210 Chicago, Illinois 60604

“AGENT”

Wachovia Capital Finance Corporation (Central), an Illinois corporation

Attention:	By:

Telephone:	Name:

Title:

Lender’s Notice Address: Wachovia Capital Finance Corporation (Central), as agent 150 South Wacker Drive Chicago, IL 60606-4401 Attn: Portfolio Manager

EXHIBIT L
TENANT BUILDING SIGNAGE
{Details and location}

L-1

EXHIBIT M
TENANT LOBBY SIGNAGE

M-1

EXHIBIT N
LANDLORD’S WORK

N-1